                                                                     Exhibit 2.3


                        AGREEMENT TO CONTRIBUTE ASSETS

                                 BY AND AMONG

                       PROGRESSIVE BAGEL CONCEPTS, INC.,


                        OFFERDAHL'S BAGEL GOURMET, INC.

                                      AND

                                SHAREHOLDERS OF


                        OFFERDAHL'S BAGEL GOURMET, INC.

                               TABLE OF CONTENTS

SECTION                                                              PAGE

1.   CONTRIBUTION AND EXCLUDED ASSETS . . . . . . . . . . . . . . . .   2
     A.   Contributed Assets  . . . . . . . . . . . . . . . . . . . .   2
     B.   Excluded Assets . . . . . . . . . . . . . . . . . . . . . .   3

2.   CONSIDERATION TO BE EXCHANGED FOR CONTRIBUTED ASSETS . . . . . .   4
     A.   Consideration . . . . . . . . . . . . . . . . . . . . . . .   4
     B.   Assumed Liabilities . . . . . . . . . . . . . . . . . . . .   4
     C.   Excluded Liabilities. . . . . . . . . . . . . . . . . . . .   4
     D.   No Expansion of Third Party Rights. . . . . . . . . . . . .   5
     E.   Section 351 Transaction; Allocation of the
          Consideration Among the Contributed Assets. . . . . . . . .   5
     F.   Tax Loans . . . . . . . . . . . . . . . . . . . . . . . . .   6
     G.   Put Option. . . . . . . . . . . . . . . . . . . . . . . . .   7

3.   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR AND THE
     SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     A.   Organization, Power and Authority of the Transferor . . . .   8
     B.   Capital Stock of the Transferor . . . . . . . . . . . . . .   8
     C.   The Shareholders of the Transferor. . . . . . . . . . . . .   9
     D.   Financial Statements of the Transferor. . . . . . . . . . .   9
     E.   Liabilities of the Transferor . . . . . . . . . . . . . . .   9
     F.   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . .   9
     G.   Real Estate and Contributed Leasehold Premises. . . . . . .  10
     H.   Good Title to and Condition of the Contributed Assets . . .  11
     I.   Receivables of the Transferor . . . . . . . . . . . . . . .  12
     J.   Lienses and Permits of the Transferor . . . . . . . . . . .  12
     K.   Proprietary Rights of the Transferor. . . . . . . . . . . .  12
     L.   Adequacy of the Contributed Assets; the Transferor's
          Relationships with its Customers and Suppliers. . . . . . .  12
     M.   Documents of and Information with Respect to the
          Transferor. . . . . . . . . . . . . . . . . . . . . . . . .  13
     N.   Litigation Involving the Transferor . . . . . . . . . . . .  14
     O.   The Records of the Transferor . . . . . . . . . . . . . . .  14
     P.   No Material Adverse Change. . . . . . . . . . . . . . . . .  15
     Q.   Absence of Certain Acts or Events . . . . . . . . . . . . .  15
     R.   Compliance with Laws by the Transferor. . . . . . . . . . .  15
     S.   Environmental Matters . . . . . . . . . . . . . . . . . . .  16
     T.   Labor Relations of the Transferor . . . . . . . . . . . . .  17
     U.   Employee Benefits . . . . . . . . . . . . . . . . . . . . .  18
     V.   Product Liability Claims; Product Warranties and
          Indemnities . . . . . . . . . . . . . . . . . . . . . . . .  18
     W.   Due Authorization; Binding Obligation . . . . . . . . . . .  18
     X.   Accuracy of Information Furnished by the Transferor or the
          Shareholders. . . . . . . . . . . . . . . . . . . . . . . .  19
     Y.   Brokers and Finders . . . . . . . . . . . . . . . . . . . .  19
     Z.   Private Placement Memorandum. . . . . . . . . . . . . . . .  19

     AA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

4.   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE . . . . . . . .  22
     A.   Organization, Power and Authority of the Transferee . . . .  22
     B.   Due Authorization; Binding Obligation . . . . . . . . . . .  22
     C.   Percentage Interest Represented by Exchange Shares. . . . .  22
     D.   Capitalization. . . . . . . . . . . . . . . . . . . . . . .  23
     E.   BCI Shares. . . . . . . . . . . . . . . . . . . . . . . . .  23
     F.   Exchange Shares . . . . . . . . . . . . . . . . . . . . . .  23
     G.   Litigation. . . . . . . . . . . . . . . . . . . . . . . . .  24
     H.   Records of the Transferee . . . . . . . . . . . . . . . . .  24

5.   ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS OF THE
     PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     A.   No Disclosure . . . . . . . . . . . . . . . . . . . . . . .  24
     B.   No Other Discussions. . . . . . . . . . . . . . . . . . . .  25
     C.   Retention and Voting of Shares. . . . . . . . . . . . . . .  25
     D.   Reasonable Best Efforts . . . . . . . . . . . . . . . . . .  25
     E.   Restrictions on Transfer of Exchange Shares . . . . . . . .  25
     F.   Legends on Exchange Shares. . . . . . . . . . . . . . . . .  26
     G.   Confidential Information. . . . . . . . . . . . . . . . . .  26
     H.   Restrictive Covenants . . . . . . . . . . . . . . . . . . .  29
     I.   Remedies; Waiver. . . . . . . . . . . . . . . . . . . . . .  30
     J.   Acknowledgment of Dual Representation . . . . . . . . . . .  30
     K.   Acknowledgment of Related Party Transactions. . . . . . . .  31
     L.   Subsequent Audited Financials . . . . . . . . . . . . . . .  31
     M.   Directors . . . . . . . . . . . . . . . . . . . . . . . . .  31
     N.   Conduct of Business Prior to Closing. . . . . . . . . . . .  32
     O.   Access and Information Pending Closing. . . . . . . . . . .  33
     P.   Consents of Third Parties . . . . . . . . . . . . . . . . .  34
     Q.   Interim Financial Statements. . . . . . . . . . . . . . . .  34
     R.   Cooperation . . . . . . . . . . . . . . . . . . . . . . . .  34
     S.   Preemptive Rights . . . . . . . . . . . . . . . . . . . . .  35
     T.   Dissolution and Distributions . . . . . . . . . . . . . . .  35
     U.   Loans to Purchase Additional Transferee Shares and
          Equity Funding Units. . . . . . . . . . . . . . . . . . . .  37
     V.   Financial Statements of the Transferee. . . . . . . . . . .  37

6.   CONDITIONS TO THE OBLIGATION OF THE TRANSFEREE . . . . . . . . .  37

     A.   Accuracy of Representations and Warranties and
          Compliance Obligations. . . . . . . . . . . . . . . . . . .  38
     B.   Deliveries. . . . . . . . . . . . . . . . . . . . . . . . .  38
     C.   Receipt of Necessary Consents . . . . . . . . . . . . . . .  38
     D.   Registration Rights Agreement . . . . . . . . . . . . . . .  38
     E.   Employment Agreements . . . . . . . . . . . . . . . . . . .  38
     F.   Equity Funding Agreement. . . . . . . . . . . . . . . . . .  39
     G.   Execution of this Agreement by Other Shareholders . . . . .  39

7.   CONDITIONS TO OBLIGATIONS OF THE TRANSFEROR AND THE
     SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     A    Accuracy of Representations and Warranties and
          Compliance with Obligations . . . . . . . . . . . . . . . .  39
     B.   Investor Offering . . . . . . . . . . . . . . . . . . . . .  40
     C.   Secured Loan Agreement. . . . . . . . . . . . . . . . . . .  40
     D.   Employment Agreements and Consulting Agreement. . . . . . .  40
     E.   Board of Directors' Approval. . . . . . . . . . . . . . . .  40
     F.   Deliveries. . . . . . . . . . . . . . . . . . . . . . . . .  40
     G.   Registration Rights Agreement . . . . . . . . . . . . . . .  40
     H.   Assignment of Rights. . . . . . . . . . . . . . . . . . . .  40
     I.   Election of John Offerdahl. . . . . . . . . . . . . . . . .  40
     J.   Equity Funding Agreement. . . . . . . . . . . . . . . . . .  40

8.   CLOSING AND CLOSING DELIVERIES . . . . . . . . . . . . . . . . .  41
     A.   Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     B.   Action To Be Taken by Transferor and the Shareholders . . .  41
     C.   Action To Be Taken by The Transferee. . . . . . . . . . . .  42
     D.   Form of Documents . . . . . . . . . . . . . . . . . . . . .  44
     E.   Further Assurances. . . . . . . . . . . . . . . . . . . . .  44

9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS . . . .  44

10.  CERTAIN ACTIONS AFTER THE CLOSING. . . . . . . . . . . . . . . .  45
     A.   The Transferee to Act as Agent for the Transferor . . . . .  45
     B.   Delivery of Property Received by the Transferor
          After Closing . . . . . . . . . . . . . . . . . . . . . . .  45
     C.   The Transferee Appointed Attorney for the Transferor. . . .  46
     D.   Employment by the Transferee of the Transferor's
          Employees . . . . . . . . . . . . . . . . . . . . . . . . .  46

11.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .  47
     A.   Agreement by the Transferor and the Shareholders to
          Indemnify . . . . . . . . . . . . . . . . . . . . . . . . .  47
     B.   Agreement by the Transferee to Indemnify. . . . . . . . . .  48

12.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  49
     A.   Amendment and Modification. . . . . . . . . . . . . . . . .  49
     B.   Termination . . . . . . . . . . . . . . . . . . . . . . . .  49
     C.   Binding Effect. . . . . . . . . . . . . . . . . . . . . . .  50
     D.   Severability. . . . . . . . . . . . . . . . . . . . . . . .  50
     E.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . .  50
     F.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  51
     G.   Execution in Counterpart. . . . . . . . . . . . . . . . . .  51
     H.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     I.   Governing Law . . . . . . . . . . . . . . . . . . . . . . .  52
     J.   Construction. . . . . . . . . . . . . . . . . . . . . . . .  52
     K.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .  52

                        AGREEMENT TO CONTRIBUTE ASSETS
                        ------------------------------

     THIS AGREEMENT TO CONTRIBUTE ASSETS (the "Agreement") is made and entered into this 23rd day of March, 1995 by and among OFFERDAHL'S BAGEL GOURMET, INC., a Florida corporation (the "Transferor"), PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Transferee"), and the other persons whose names and signatures appear on the signature pages hereto (the "Shareholders").


                               R E C I T A L S:
                               _ _ _ _ _ _ _ _


     A. The Transferee is being formed for the purpose of acquiring, developing and operating retail bagel bakeries.

     B. On or before the Closing Date the Transferee shall purchase from Boston Chicken, Inc., a Delaware corporation ("BCI"), that number of shares of the common stock of BCI that will have an aggregate market value of Five Million Six Hundred Thousand Dollars ($5,600,000) (the "BCI Shares") pursuant to a
Stock Purchase Agreement by and between the Transferee and BCI substantially in the form attached hereto as Exhibit I (the "Stock Purchase Agreement") and to enter into a related registration rights agreement with BCI substantially in the form attached to the Stock Purchase Agreement as Exhibit B thereto (the "BCI Registration Rights Agreement").

     C. The Transferor currently owns and operates bagel shops using the service mark "Offerdahl's Bagel Gourmet," each of which is located in leased premises (the "Stores") (such business is referred to herein as the "Business"). The Transferor desires to contribute to the Transferee and the Transferee desires to accept from the Transferor substantially all of the assets, properties and business of the Transferor in exchange for (1) the BCI Shares,
(2) that number of shares of common stock, par value $.01 per share, of the Transferee as shall satisfy the requirements of Section 4.C hereof (such shares of the Transferee are referred to herein as the "Exchange Shares") and (3) the assumption by the Transferee of certain liabilities of the Transferor, all as herein provided and on the terms and subject to the conditions hereinafter set forth.

     D. The Transferor and the Transferee hereby acknowledge and agree that it is their intention that the closing of the transaction contemplated hereby and the closing of the Investor Offering (as defined herein) and the Simultaneous Contributions (as defined herein) and the documentation evidencing the closing of all such transactions be treated as an integrated unitary transaction among the parties thereto and one plan of formation of the Transferee under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   CONTRIBUTION AND EXCLUDED ASSETS.
     ________________________________

     A.   Contributed Assets.
          __________________

     The Transferor agrees to and will contribute, convey, transfer, assign and deliver to the Transferee at the Closing (as hereinafter defined), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, except for liens securing the Assumed Liabilities, which liens are disclosed on
Schedule 3.H. hereto (the "Permitted Liens"), on the terms and subject to the conditions set forth in this Agreement, all of the properties, business and assets of the Transferor of every kind and description, real, personal and mixed, tangible and intangible, wherever located (except those assets of the Transferor which are specifically excluded from this transaction by Section 1.B. hereof) as they shall exist at the Closing (collectively, the "Contributed Assets"). Without limiting the generality of the foregoing, the Contributed Assets shall include the following:

          (1) all machinery, equipment, tools, supplies, leasehold improvements, computer hardware and software, vehicles, construction in progress, furniture and fixtures located at the Stores and other fixed assets owned by the Transferor (the "Contributed Fixed Assets");

          (2) all inventories and raw materials of the Transferor (the "Contributed Inventory");

          (3) all receivables of the Transferor other than the Shareholder Receivables (as hereinafter defined), including, without limitation, all trade accounts receivable arising from sales of inventory in the ordinary course of business, notes receivable, credit card receivables, co-op advertising receivables, and insurance proceeds receivable (the "Contributed Receivables");

          (4) (a) all of the interest of, and the rights and benefits accruing to, the Transferor as lessee under leases of real property and all improvements thereto and buildings thereon, including, without limitation, those described in
Schedule 3.G attached hereto (the "Contributed Leasehold Premises"), and (b) all leases or rental agreements covering machinery, equipment, tools, supplies, vehicles, furniture and fixtures and other fixed assets and personal property, including, without limitation, those described in Schedule 1.A attached hereto (the leasehold rights and improvements described in clauses (a) and (b) are collectively referred to as the "Contributed Leasehold Rights");

          (5) all of the rights and benefits accruing to the Transferor under all sales orders, sales contracts, supply contracts, purchase orders and purchase commitments made by the Transferor in the ordinary course of business, all other agreements to which the Transferor is a party or by which it is bound and all other choses in action, causes of action and other rights of every kind of the Transferor (the "Contributed Contract and Other Rights");

          (6) all operating data and records of the Transferor, including, without limitation, customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records (the "Contributed Records");

          (7) all of the proprietary rights of the Transferor, including, without limitation, all trademarks, trade names, patents, patent applications, licenses, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, other licenses and permits, and other similar intangible property and rights relating to the products or business of the Transferor, and all of the proprietary rights relating to the products or business of the Transferor that are owned by any shareholder of the Transferor, which shall be transferred to the Transferor prior to the Closing (the "Contributed Proprietary Rights");

          (8) all cash and cash equivalents and investments, whether short-term or long-term, of the Transferor, including, without limitation, certificates of deposit, treasury bills and securities (the "Contributed Cash and Investments"); and

          (9) all prepaid and deferred items of the Transferor, including, without limitation, prepaid rentals, insurance, taxes and unbilled charges and deposits relating to the operations of the Transferor (the "Contributed Prepaid Items").

     B.     Excluded Assets.
            _______________

     Anything to the contrary in Section 1.A. notwithstanding, the Contributed Assets shall exclude the following assets of the Transferor: (1) the Consideration (as hereinafter defined) and the Transferor's other rights under this Agreement; (2) any shares of capital stock of the Transferor which are owned and held by the Transferor as treasury shares; (3) the corporate minute books and stock records of the Transferor; (4) the promissory notes of Sarah Flatley dated March 13, 1995, in the principal amount of $137,500 and $76,000 and the promissory note of Mark Adelhelm in the principal amount of $76,000 (collectively, the "Shareholder Receivables"); and (5) those assets described in
Schedule 1.B.

2.   CONSIDERATION TO BE EXCHANGED FOR CONTRIBUTED ASSETS
     ____________________________________________________

     A. Consideration.
        _____________

     As consideration for the Contributed Assets (the "Consideration"), the Transferee agrees to deliver to the Transferor, at the Closing, the Exchange Shares and the BCI Shares, on the terms and subject to the conditions set forth in this Agreement.

     B. Assumed Liabilities.
        ___________________

     As additional consideration for the Contributed Assets, the Transferee agrees to, and will at the Closing, assume and agree to pay, discharge, satisfy and perform in full when lawfully due those liabilities, debts, contracts, commitments and other obligations of the Transferor (1) reflected on the Balance Sheet (as hereinafter defined), (2) incurred prior to the Closing by the Transferor in the ordinary course of business after the date of the Balance Sheet, (3) under the leases, contracts and agreements set forth on Schedule 2.B. which arise and relate to periods after the Closing Date (the "Assumed Liabilities") and (4) constituting Transaction Expenses (as defined in Section 12.K) provided that the sum of the amount of such expenses paid by the Transferor after the date of the Balance Sheet and prior to Closing and the amount of such expenses assumed by the Transferee shall not exceed $235,000 (or $260,000 if the Closing has not occurred by April 1, 1995) (collectively, the "Assumed Liabilities"). Any and all indebtedness of the Transferor to John Offerdahl (the "Shareholder Note"),which indebtedness as of the date hereof is in the aggregate principal amount of $350,000, shall be paid by the Transferee not later than the earlier of (i) thirty (30) days following the Closing Date, or (ii) the date on which the Transferor purchases the Equity Funding Units (as defined in Section 6.F). Also set forth on Schedule 2.B. hereto is a description of all coupon and other promotional programs with respect to which the Transferor has any outstanding obligations as of the Closing Date, including, any obligations to offer free or reduced price menu items and the number of reduced price or free menu items which the Transferor is obligated to provide pursuant to all such coupons and other promotional programs as of the Closing Date.

     C. Excluded Liabilities.
        ____________________

     Anything to the contrary in Section 2.B. notwithstanding, the Assumed Liabilities shall exclude the following liabilities, contracts, commitments and other obligations of the Transferor (the "Excluded Liabilities"):

        (1) the Transferor's obligations and liabilities arising under this Agreement;

          (2) any obligation for federal, state, local or foreign income tax liability (including, interest and penalties) arising from the operations of the Transferor up to the Closing Date or arising out of the contribution by the Transferor of the Contributed Assets pursuant hereto, including, without limitation, the liabilities, if any, shown on the Balance Sheet as "Deferred Taxes";


          (3) any obligation for any transfer, sales, use or other taxes, fees or levies (excluding motor vehicle sales taxes) imposed by any state or other governmental entity on or arising out of the contribution of the Contributed Assets pursuant hereto;

          (4) any obligation or liability of the Transferor except as listed in Section 2.B. or on Schedule 2.B.;

          (5) any obligation or liability of the Transferor for the Transaction Expenses (as defined in Section 12.K) incurred by it in excess of $235,000 (except that the amount set forth in this Section 2.B(5) shall be increased to $260,000 if the Closing has not occurred by April 1, 1995);

          (6) any liability or obligation to Wayne Flatley under the Big Apple Letter Agreement (as defined in Schedule 2.B) other than the $7,000 referred to in Schedule 2.B; and

          (7) any liability, contract, commitment or other obligation of the Transferor, known or unknown, fixed or contingent, the existence of which will make any representation or warranty of the Transferor contained in or made pursuant to this Agreement incomplete, inaccurate or untrue in any material respect.

     D.    No Expansion of Third Party Rights.
           __________________________________

     The assumption by the Transferee of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the Transferee, the Transferor or the Shareholders as compared to the rights and remedies which such third party would have had against the Transferor or the Shareholders had the Transferee not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Transferee of the Assumed Liabilities shall not create any third party beneficiary rights.

     E.    Section 351 Transaction; Allocation of the Consideration
           ________________________________________________________
           Among the Contributed Assets.
           ____________________________

           (1) The parties hereby acknowledge and agree that it is their intention that the closing of the transaction contemplated hereby and the closing of the Investor Offering (as defined herein) and the Simultaneous Contributions (as defined herein) and the documentation evidencing the closing of all such transactions be treated as an integrated unitary transaction among the parties thereto and one plan of formation of the Transferee under Section 351 of the Code.

          (2) The Consideration shall be allocated among each of the Stores and the Transferor's corporate office, if any, and among each item or class of the Contributed Assets (e.g., fixtures and equipment, leasehold improvements, goodwill) as reasonably determined by mutual agreement of the parties in compliance with applicable tax law. In the event the parties hereto do not agree on such an allocation, such reasonable allocation shall be determined by an independent certified public accountant selected by such parties. The Transferor, the Shareholders and the Transferee agree that they will prepare and file their federal and any state or local tax returns based on such allocation of the Consideration.

     F.   Tax Loans.
          ---------

          (1) The Transferee agrees to make one or more loans to the Transferor (the "Tax Loans") in an aggregate amount equal to the Tax Payment Funding Amount of the Transferor. The Tax Payment Funding Amount of the Transferor shall be an amount equal to the difference between the amount of Federal and state income taxes payable by the shareholders of the Transferor for the 1995 taxable year and the amount of Federal and state income taxes that would have been payable by such shareholders had the BCI Shares been received by the Transferor in a tax-free transaction in which no Tax Loans were made and in which the PBCI Stock Loan and the Equity Funding Loan were not made. The Tax Loans shall be made in such amounts as may be reasonably required to permit the shareholders of the Transferor to make estimated tax payments, in the amount of $46,100 on each of April 15, 1995, June 15, 1995, September 15, 1995 and January 15, 1996, and the balance to be loaned on April 15, 1996.

          (2) Each of the Tax Loans shall be evidenced by a promissory note in the form attached as Exhibit 2.F hereto (the "Tax Loan Note"), and the Tax Loan Notes shall be secured by a pledge of the Equity Funding Units (as defined in Section 6.F) pursuant to the form of pledge agreement attached as Exhibit 2.F(2) hereto (the "Tax Loan Pledge Agreement").

          (3) In the event that any of the shareholders of the Transferor is deemed to receive any dividend or compensation income in connection with the Tax Loans pursuant to Section 7872 of the Code, and such income exceeds the amount of interest that is deemed to have been paid in connection with the Loans pursuant to Section 7872 of the Code that is deductible by such shareholder (such excess referred to herein as the "Excess"), then the Transferee shall pay the Transferor, as additional consideration for the Contributed Assets, an amount in cash sufficient so that, after deduction from the amount so paid pursuant to this Section 2.F(3) of the income tax payable on the amount paid pursuant to this Section 2.F(3), there shall remain an amount equal to the federal and state income tax liability on the Excess.

          (4) The amount of the Tax Loan to be made on April 15, 1996 shall initially be determined by the Transferor's independent accountants, subject to the concurrence of the Transferee. The Transferor and the Shareholders shall furnish to the Transferee such tax and other information, including tax returns, as the Transferee may reasonably request to permit the Transferee to ascertain the amounts required to be loaned or otherwise paid pursuant to this Section 2.F.

     G.   Put Option.
          __________

          (1) In the event that as of May 1, 1998 (the "Trigger Date") Transferee has not completed an initial public offering of its shares of common stock that results in the receipt by the Transferee of gross proceeds of at least Fifteen Million Dollars ($15,000,000) pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (a "Qualified Public Offering"), then Transferor shall have the irrevocable option, exercised by written notice to Transferee given not later than fifteen (15) days after the Trigger Date, to require Transferee to purchase 2,550 Exchange Shares, at their then fair market value. The fair market value of the Transferor's Exchange Shares shall be determined by the agreement of Transferee and the Transferor at the time, without regard to any factor relating to the liquidity of such Exchange Shares or the fact that the Transferor's Exchange Shares represent a minority of all of Transferee's outstanding stock; provided, however, that in no event shall such fair market value of an Exchange Share be less than $1,764.71, appropriately adjusted to take into account any dividend, stock split, combination of shares, or other relevant change in the capitalization of the Transferee occurring prior to any exercise of the put option. If Transferee and the Transferor are unable to agree on the fair market value of the Transferor's Exchange Shares, they shall all mutually agree on and appoint a national firm of certified public accountants or a reputable business valuation firm to determine the fair market value of such Exchange Shares, and the determination of such firm shall be final and binding on the Transferor and the Transferee. Fees and expenses of any such firm selected pursuant to this
Section 2.G shall be borne 50% by the Transferee and 50% by the Transferor.

          (2) In the event that the Transferor exercises its option granted pursuant to this Section 2.G, Transferee shall pay the Transferor the applicable purchase price in immediately available funds within thirty (30) days of the determination of such price against delivery of the Exchange Shares duly endorsed for transfer to Transferee. All of the Exchange Shares sold to Trans-feree pursuant to the exercise of the put option in this Section 2.G shall be free and clear of all liens, pledges, encumbrances, claims, and equities of every kind.

          (3) The option of the Transferor in this Section 2.G may be assigned and transferred only to its Shareholders.

3.   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR AND THE SHAREHOLDERS.
     _____________________________________________________________________

     In order to induce the Transferee to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferor and John and Lynnora Offerdahl (the "Majority Shareholders") jointly and severally make the following representations and warranties in Sections 3.A through 3.Y below and the Shareholders severally make the representations and warranties in Sections 3.Z and 3.AA below:

     A.  Organization, Power and Authority of the Transferor.
         ___________________________________________________

     The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to contribute, convey, transfer, assign and deliver the Contributed Assets to the Transferee on the terms and subject to the conditions set forth herein and (iii) to carry out the other transactions and agreements contemplated hereby. The Transferor is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be so qualified, except for jurisdictions in which the failure to be so qualified would not have a material adverse effect on the Contributed Assets or the business, financial condition or results of operations of the Transferor, and it is in good standing in each of the jurisdictions in which it is so qualified. The Transferor has no subsidiaries and owns no equity interest in any corporation, partnership, joint venture, association or other entity. The Transferor is not engaged in any business other than the Business.

     B.  Capital Stock of the Transferor.
         _______________________________

     Schedule 3.B. sets forth, with respect to the Transferor, the number of authorized shares of its capital stock, the number of such shares of each class of capital stock which are issued and outstanding and the name of the record and beneficial owners of the shares of each class and the number of shares owned by each such owner. All voting rights in the Transferor are vested exclusively in its shares of voting common stock. All of the issued and outstanding shares of common stock of the Transferor are validly authorized and issued and are fully paid and non-assessable. There
                                     - 8 -
are no outstanding warrants, options or rights of any kind to acquire from the Transferor any shares of its common stock or securities of any kind. The Transferor has no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof.

     C.  The Shareholders of the Transferor.
         ----------------------------------

     The Shareholders have full power, authority and capacity to enter into this Agreement. There are no outstanding warrants, options or rights of any kind to acquire from the Shareholders any shares of the Transferor's common stock or securities of any kind.

     D.  Financial Statements of the Transferor.
         --------------------------------------

     The Transferor has previously furnished to the Transferee: (1) a balance sheet at December 31, 1994 and at February 26, 1995 (the February 26, 1995 balance sheet being herein referred to as the "Balance Sheet"); and (2) statements of income for the year ended December 31, 1994 and for the period ended February 26, 1995 (the "Transferor Income Statement") (the "Financial Statements"), of the Transferor.

     The Financial Statements present fairly, and are true, correct, and complete statements of, the consolidated financial position of the Transferor at each of the said balance sheet dates and the results of its operations for each of the said periods covered, and they have been prepared in accordance with generally accepted accounting principles consistently applied (except that they do not contain footnotes and except that interim financial statements are subject to normal recurring year-end adjustments) and have been certified by an officer of the Transferor to such effect, such certification being referred to herein as the "Officer's Certificate."

     E.  Liabilities of the Transferor.
         -----------------------------

     The Transferor has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except: (i) to the extent reflected or taken into account in determining net worth in the Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in any of the schedules attached hereto; (iii) liabilities incurred in the ordinary course of business since the date of the Balance Sheet; and (iv) the Transaction Expenses (as defined in Section 12.K).

     F.  Tax Matters.
         -----------

         (1) The Transferor has timely filed all tax returns and reports required to be filed by it, including, without limitation, all federal, state, local and foreign tax returns, and has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due. There is no tax deficiency proposed or, to the best of the Transferor's knowledge, threatened against the Transferor. There are no tax liens upon any property or assets of the Transferor.

          (2) All taxes and other assessments and levies which the Transferor was required by law to withhold or to collect have been duly withheld and collected, and all such withholdings and collection and all other payments due in connection therewith as of the date of the Balance Sheet are duly reflected on the Balance Sheet.

          (3) The federal and state income tax returns of the Transferor have been closed by applicable statute or examined by all appropriate tax authorities as set forth in Schedule 3.F. Except as set forth in Schedule 3.F., there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of the Transferor for any period.

          (4) The Transferor has filed a valid election to be taxed as an S corporation (within the meaning of Section 1361 of the Code), which election has been in effect since the date of the incorporation of the Transferor. Each corporation that was previously merged into the Transferor had also filed a valid election to be taxed as an S corporation, which election was continuously in effect during the period of such corporation's existence.

     G.   Real Estate and Contributed Leasehold Premises.
          ----------------------------------------------

          (1)  The Transferor owns no real estate.

          (2) Attached hereto as part of Schedule 3.G. is an accurate and complete copy of each lease agreement with respect to the Contributed Leasehold Premises which sets forth: (i) the lessor and lessee thereof and the date and term of the lease governing such property; and (ii) the location, including, address, thereof. The leases covering the Contributed Leasehold Premises are in full force and effect, and the Transferor is not in default or breach under any such lease. No event has occurred (other than with respect to the transactions contemplated under this Agreement) which with the passage of time or the giving of notice or both would cause a material breach of or default under any of such leases. To the best of the Transferor's knowledge, there is no breach or anticipated breach by any other party to any such lease.

          (3) The Transferor has valid leasehold interests in the Contributed Leasehold Premises, free and clear of all liens, mortgages, pledges, encumbrances, charges, assessments, restrictions, covenants and easements or title defects of any nature whatsoever, except for liens set forth on Schedule 3.G., liens for real estate taxes not yet due and payable, and such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not materially detract from the value, or interfere with the present use, of such properties or otherwise impair business operations in any material respect.

          (4) The portions of the buildings located on the Contributed Leasehold Premises that are used in the Transferor's business are each in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient for the Transferor's current normal sales levels and business activities as conducted there.

          (5) Each parcel of the Contributed Leasehold Premises: (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Transferor's business as presently conducted at such parcel; and (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the Transferor's current normal sales levels and business activities as conducted there.

          (6) The Transferor has not received notice of: (i) any condemnation proceeding with respect to any portion of the Contributed Leasehold Premises or any access thereto, and, to the best of the Transferor's knowledge, no proceeding is contemplated by any governmental authority; or (ii) any special assessment which may adversely affect any of the Contributed Leasehold Premises, and, to the best of the Transferor's knowledge, no such special assessment is contemplated by any governmental authority.

     H.  Good Title to and Condition of the Contributed Assets.
         ------------------------------------------------------

          (1) Except as set forth on Schedule 3.H., the Transferor has good and marketable title to all of the Contributed Assets (other than the Contributed Leasehold Premises), free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever.

          (2) The Contributed Fixed Assets of the Transferor are in good operating condition, normal wear and tear excepted.

          (3) The Contributed Inventory consists of items of a quality and quantity usable and saleable in the normal course of the Transferor's business and at values in the aggregate at least equal to the values at which such items are carried on the Transferor's books. The values of obsolete or slow-moving inventory and inventory of below standard quality, if any, have been written down to the lower of cost or realizable market values or have been written off. The value at which the Contributed

Inventory is carried on the Balance Sheet reflects the normal inventory valuation policies of the Transferor, stating inventories at the lower of cost or market on a last-in first-out basis, all determined in accordance with generally accepted accounting principles.

     I.   Receivables of the Transferor.
          -----------------------------

     All of the Contributed Receivables shall be good and collectible in full within one hundred eighty (180) days after the Closing Date. None of the receivables set forth on the Balance Sheet are income tax receivables.

     J.   Licenses and Permits of the Transferor.
          --------------------------------------

     The Transferor possesses all licenses and required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Transferor. All such licenses, approvals, permits and authorizations are in full force and effect, the Transferor is in material compliance with their requirements, and no proceeding is pending or, to the best of the Transferor's knowledge, threatened to revoke or amend any of them.
Schedule 3.J. attached hereto contains a complete list of all such licenses, approvals, permits and authorizations.

     K.   Proprietary Rights of the Transferor.
          ------------------------------------

          (1) The Contributed Proprietary Rights include all proprietary rights, the failure to possess which would have a material adverse effect on the business, financial condition or results of operations of the Transferor.
Schedule 3.K. contains a complete list of all of the Contributed Proprietary Rights.

          (2) Except as set forth on Schedule 3.K., (i) the Transferor owns all right, title and interest in and to all of the Contributed Proprietary Rights,
(ii) there have been no claims made against the Transferor asserting the invalidity, abuse, misuse, or unenforceability of any such rights, and, to the best of the Transferor's knowledge, there are not grounds for the same, (iii) the Transferor has not received a notice of conflict with the asserted proprietary rights of others within the last five years and (iv) to the best of the Transferor's knowledge, the conduct of the Transferor's business has not infringed any proprietary rights of others.

     L.   Adequacy of the Contributed Assets; the Transferor's
          ----------------------------------------------------
          Relationships with its Customers and Suppliers.
          ----------------------------------------------

     The Contributed Assets constitute, in the aggregate, all of the property necessary for the conduct of the business of the

Transferor in the manner in which and to the extent to which it is currently being conducted. The Transferor knows of no written or oral communication, fact, event or action which exists or has occurred prior to the date of this Agreement, which would be reasonably likely to indicate that any current supplier to the Transferor of items essential to the conduct of its business, which items cannot be replaced by the Transferor at comparable cost to the Transferor and the loss of which would have a material adverse effect on the busines or operations of the Transferor, will terminate its business relationship with the Transferor. Except as set forth in Schedule 3.L, neither the Transferor nor any of its affiliates has any direct or indirect interest in any supplier or competitor of the Transferor, or in any person from whom or to whom the Transferor leases real or personal property, or in any person with whom the Transferor is doing business. The Transferor is not restricted by agreement from carrying on its business anywhere in the world.

     M.   Documents of and Information with Respect to the Transferor.
          ------------------------------------------------------------

          (1) Schedule 3.M. attached hereto accurately and completely sets forth a true and complete list of the following: (i) each policy of insurance in force with respect to the assets and properties of the Transferor and each of the performance or other surety bonds maintained by the Transferor in the conduct of its business; (ii) each loan, credit agreement, guarantee, security agreement or similar document or instrument (other than the Shareholder Note) to which the Transferor is a party or by which it is bound; (iii) each lease of personal property to which the Transferor is a party or by which it is bound which involves a future commitment by the Transferor in excess of $10,000; (iv) any other agreement, contract or commitment to which the Transferor is a party or by which it is bound which involves a future commitment by the Transferor in excess of $10,000 and which cannot be terminated without liability on 30 days or less notice; (v) the name and current annual salary of each officer or other employee of the Transferor and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Transferor to or for the benefit of each such person for the year ended December 31, 1994, and any employment or other agreement of the Transferor with any of its officers or employees; (vi) the names of the officers and directors of the Transferor; and
(vii) the name of each bank in which the Transferor has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto. The Transferor has previously furnished the Transferee with a true and complete copy of each such agreement, contract or commitment listed in Schedule 3.M. There has not been any default in any obligation to be performed by the Transferor or, to the best of the Transferor's knowledge, any other party under any such instrument.

          (2) The Transferor carries insurance as set forth on Schedule 3.M, and it has provided all required performance or other surety bonds. All premiums and other payments which have become due under the policies of insurance listed in Schedule 3.M. have been paid in full, all of such policies are now in full force and effect and the Transferor has not received notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Except as set forth in Schedule 3.M., the Transferor has not received any notification from any insurer, agent or broker denying or disputing any claim made by the Transferor or denying or disputing any coverage for any such claim or the amount of any claim. Except as set forth in Schedule 3.M., the Transferor has no claim against any of its insurers under any of such policies pending or anticipated and, to the best of the Transferor's knowledge, there has been no occurrence of any kind which would give rise to any such claim.

     N.   Litigation Involving the Transferor.
          -----------------------------------

     Except as set forth in Schedule 3.N., there are no actions, suites, claims, governmental investigations or arbitration proceedings pending or, to the best of the Transferor's knowledge, threatened against or affecting the Transferors or any of the Contributed Assets and, to the best of the Transferor's knowledge, there is no basis for any of the foregoing with respect to the Contributed Assets. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Transferor is or was a party.

     O.   The Records of the Transferor.
          -----------------------------

     The Transferor has previously furnished the Transferee with copies of the Transferor's charter and all amendments thereto to date, the Transferor's bylaws, and all records of actions taken by, and minutes of meetings of, shareholders and directors of Transferor, and such copies are correct and complete in all respects. The Contributed Records are accurate and complete in all material respects and properly reflect all transactions, properties, assets, and liabilities of the Transferor, and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the shareholders and the board of directors of the Transferor and all minutes of its meetings are contained in the minute books of the Transferor and are accurate and complete. The stock ledger of the Transferor contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Transferor.

     P.     No Material Adverse Change.
            --------------------------

     Since the date of the Balance Sheet, except as contemplated by this Agreement, there has not been any change in the business or properties of the Transferor, or in the financial condition of the Transferor, other than changes occurring in the ordinary course of business which have not had a material adverse effect on the business, properties, financial condition, business prospects or operating results of the Transferor.

     Q.     Absence of Certain Acts or Events.
            ---------------------------------

     Except as disclosed in Schedule 3.Q., since the date of the Balance Sheet the Transferor has not: (i) authorized or issued any of its shares of capital stock (including, any held in its treasury) or any other securities; (ii) declared or paid any dividend or made any other distribution of or with respect to its shares of capital stock or other securities or purchased or redeemed any shares of its capital stock or other securities; (iii) paid any bonus or increased the rate of compensation of any of its employees; (iv) sold or transferred any of its assets other than in the ordinary course of business; (v) made or obligated itself to make capital expenditures aggregating more than $10,000, except capital expenditures incurred in the ordinary course of business (which the parties agree that for all purposes of this Agreement includes the opening of additional "Offerdahl Bagel Gourmet" retail bagel bakeries); (vi) made any payment in respect of the Excluded Liabilities other than in the ordinary course of business; (vii) incurred any material obligations or liabilities (including, any indebtedness) or entered into any material transaction, except for this Agreement and the transactions contemplated hereby; or (viii) suffered any theft, damage, destruction or casualty loss in excess of $10,000.

     R.     Compliance with Laws by the Transferor.
            --------------------------------------

            (1) The Transferor is in compliance with all material laws, regulations and orders applicable to it or the Contributed Assets, the Transferor has not received notification of any asserted past or present failure to comply with any laws and, to the best of the Transferor's knowledge, no proceeding with respect to any such violation is contemplated.

            (2) Neither the Transferor nor, to the best of the Transferor's knowledge, any employee of the Transferor has made any payment of funds in connection with the business of the Transferor prohibited by law, and no funds have been set aside to be used in connection with the business of the Transferor for any payment prohibited by law.

     S.     Environmental Matters.
            ---------------------

     The Transferor has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage treatment, or disposal in contravention of any laws or regulations or in any manner giving rise to any liability whatsoever. The Transferor has not stored, handled, treated, or disposed of, or allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 3.S., the term "Hazardous Substances" shall include: (i) any "Hazardous Substance", "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., or the regulations promulgated thereunder ("CERCLA"); (ii) any hazardous waste as that term is defined in applicable state or local law; (iii) any substance containing petroleum, as that term is defined in Section 9001 (8) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6991(8) or in 40 C.F.R. Section 280.1; or (iv) any other substance for which any governmental entity with jurisdiction over the Contributed Leasehold Premises requires special handling in its generation, handling, use, collection, storage, treatment, or disposal.

     To the Best of the Transferor's knowledge, there has not occurred, nor is there currently occurring, a Release of any Hazardous Substance on, into, or beneath the surface of any parcel of the Contributed Leasehold Premises. For purposes of this Section 3.S., the term "Release" shall have the meaning given it in CERCLA.

     The Transferor has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law, (i) has been placed on the National Priorities List or its state equivalent, or (ii) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent. The Transferor has not received notice, nor does it have knowledge of any facts which could give rise to any notice, that the Transferor is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Transferor has not submitted nor was it required to submit any notice pursuant to Section 103 (c) of CERCLA with respect to the Contributed Leasehold Premises. The Transferor has not received any written or oral request for information in connection with any federal or state environmental cleanup site. The Transferor has not been required to nor has it undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

     The Transferor does not use and has not used, any Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Contributed Leasehold Premises. For purposes of this Section 3.S, the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

     There is no friable asbestos in or on any of the Contributed Leasehold Premises.

     There are no laws, regulations, ordinances, licenses, permits, or orders relating to environmental or worker safety matters requiring any work, repairs, construction, or capital expenditures with respect to the assets or properties of the Transferor.

     Schedule 3.S. identifies: (i) all environmental audits, assessments, or occupational health studies undertaken by the Transferor or its agents or known to be taken by governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring undertaken with respect to the Contributed Leasehold Premises; (iii) all written communications between the Transferor and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

     T.     Labor Regulations of the Transferor.
            -----------------------------------

     The Transferor is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 month prior to the date hereof to organize any employees of the Transferor into one or more collective bargaining units. There is not pending or, to the best of the Transferor's knowledge, threatened any labor dispute, strike or work stoppage which effects or which is reasonably likely to effect the business of the Transferor or which is reasonable likely to interfere with its continued operations. Neither the Transferor nor, to the best of the Transferor's knowledge, any agent, representative or employee of the Transferor has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the best of the Transferor's knowledge, threatened any charge or complaint against the Transferor by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Transferor during the 24 months prior to the date hereof. The Transferor is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Transferor.

     U.     Employee Benefits.
            -----------------

     Except as set forth in Schedule 3.U., the Transferor does not maintain or contribute to any "employee pension benefit plan", as such term is defined in
Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). Each employee pension benefit plan listed on Schedule 3.U. has complied in all material respect with, and been administered in all material respects in accordance with, the applicable requirements of ERISA, any other applicable law and terms of such plan. The only "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, which the Transferor maintains or to which the Transferor contributes is group health and life insurance.

     V.     Product Liability Claims; Product Warranties and Indemnities.
            ------------------------------------------------------------

     Schedule 3.V. sets forth all product liability claims which are pending or, to the best of Transferor's knowledge, threatened against the Transferor with respect to products sold by the Transferor. Schedule 3.V. also sets forth, for each of the last three fiscal years of the Transferor, and for the interim period ended on the date hereof, the aggregate amount of product liability claims paid by or on behalf of the Transferor. The Transferor has not extended to any person any product warranties, indemnities, or guarantees except those imposed by law.

     W.     Due Authorization; Binding Obligation.
            -------------------------------------

     The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Transferor. This Agreement has been duly executed and delivered by the Transferor and the Shareholders and is a valid and binding obligation of the Transferor and the Shareholders, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Transferor's charter or bylaws, or conflict with or violate any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Transferor or the Shareholders; or (ii) except as set forth in Schedule 3.W, result in any breach of or default under any mortgage, contract, agreement, indenture, trust or other instrument which is either binding upon or enforceable against the Transferor, the

Shareholders or the Contributed Assets. No consent, approval, or authorization of any governmental authority is required for the execution, delivery and performance of this Agreement by the Transferor or the Shareholders.

     X.     Accuracy of Information Furnished by the Transferor or
            ------------------------------------------------------
            the Shareholders.
            ----------------

     No representation, statement or information made or furnished by the Transferor or the Shareholders to the Transferee in this Agreement and the various schedules attached hereto contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein, taken as a whole, not misleading.


     Y.     Brokers and Finders.
            -------------------

     The Transferor has engaged Lloyd & Company and the Transferor's accountants and attorneys in connection with this transaction. Except for the foregoing, neither the Transferor nor any of the Shareholders has engaged or authorized any broker, investment banker or third party to act on the Transferor's or any Shareholder's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

     Z.     Private Placement Memorandum.
            ----------------------------

     The Transferor and the Shareholders have been advised by the Transferee that the Transferee is engaging in a private offering described in the Memorandum (as hereinafter defined) of shares of its common stock to investors ("Investors") for aggregate gross proceeds to the Transferee of approximately $18,600,000 in cash to capitalize the Transferee ("Investor Offering"). The Transferor and the Shareholders have been advised by the Transferee that the Transferee has made offerings of shares of the Transferee to the owners of two
(2) other chains of retail bagel stores pursuant to a contribution agreement dated February 17, 1995 and a contribution agreement dated March 2, 1995, which contribution transactions are anticipated to close simultaneously with the closing of the Investor Offering (the "Simultaneous Contributions"). Finally, the Transferor and the Shareholders also understand and acknowledge that the Transferee has made an offering of shares of the Transferee to the Transferor pursuant to that certain Confidential Private Placement Offering Memorandum dated as of February 28, 1995 and delivered to Transferor (the "Memorandum") with respect to the shares of common stock to be issued to the Transferor pursuant to this Agreement.

The Transferor and the Shareholders acknowledge and agree that they have provided to the Transferee such information as the Transferee has requested in connection with the preparation of the

Memorandum including, but not limited to, information with respect to the Transferor, the financial operations, financial statements and business of the Transferor and other matters relating to the Transferor included in the Memorandum.

     The Transferor and the Shareholders have carefully reviewed the information relating to the Transferor set forth in Appendix A of the supplement to the Memorandum (the "Information") and represent and warrant as of the date of the Memorandum and as of the date hereof that the Information does not contain an untrue statement of a material fact.

     Each of the Shareholders hereby acknowledges and agrees that he has personal knowledge of the Transferor and that all Information relating to the Transferor necessary for his decision as to whether to invest in the Transferee was otherwise available to him even if not included in the Memorandum. Therefore, to the extent the Memorandum contains any untrue statement of a material fact relating to the Transferor or omits to state a material fact relating to the Transferor necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, each of the Shareholders waives any claim against the Transferor, the Transferee, the Contributed Assets and any affiliate, agent, attorney for the Transferor or the Transferee.

     AA.  Acquisition of BCI Shares and Exchange Shares.
          ---------------------------------------------

          (1) The Transferor is acquiring the BCI Shares and the Exchange Shares for its own account for investment and not with a view to distribution or resale thereof in any transaction which would be in violation of the Securities Act and rules promulgated thereunder, or any state securities statute, has not subdivided the BCI Shares or the Exchange Shares with, nor is it holding all or any portion of the BCI Shares or Exchange Shares for, any other person, and agrees not to sell, hypothecate or otherwise dispose of all or any part of its BCI Shares or Exchange Shares unless such BCI shares or Exchange Shares have been registered under the Securities Act and applicable state or other securities laws or, in the opinion of counsel for the Transferor, which counsel and which opinion are reasonably satisfactory to BCI or Transferee, as applicable, an exemption from the registration requirements of the Securities Act and such state or other laws is available.

          (2) The Transferor is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Each of the Shareholders is an "accredited investor" under the Securities Act or if he is not an "accredited investor":

               (a) his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the BCI Shares and Exchange Shares will not cause such overall commitment to become excessive;

               (b) he has adequate net worth and means of providing for his current needs and personal contingencies to sustain a complete loss of his investment in the Transferee and BCI, and he has no need for liquidity in his investment in the BCI Shares and Exchange Shares;

               (c) he has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that he is capable of evaluating the merits and risks of an investment in the Transferee; and

               (d) he has evaluated and understands that risks and terms of investing in Transferee and BCI.

          (3) The Transferor and each of the Shareholders has received and carefully read the material set forth on Schedule 3.AA(3) (the "BCI Information") and the Memorandum, including all exhibits thereto. The Transferor and each of the Shareholders have had made available to them and their attorneys and accountants all documents that they have requested relating to an investment in BCI and in the Transferee, and the Transferee has provided answers to all of their questions concerning the offering and an investment in BCI and in the Transferee. In evaluating the suitability of an investment in BCI and in the Transferee, the Transferor has not relied upon any representations or other information (whether oral or written) other than as set forth in the BCI Informaton and the Memorandum including, all exhibits thereto or as contained in any documents or answers in writing to questions so furnished to him by the Transferee.

          (4) The Transferor and each of the Shareholders recognize that the Transferee has no financial or operating history and that an investment in the Transferee involves a high degree of risk, and they have taken full cognizance of and understand all of the risk factors related to the purchase of the Exchange Shares, including, but not limited to, those set forth under the captions "Risk Factors" in the prospectus contained in the BCI Information and in the Memorandum.

          (5) The Transferor and each of the Shareholders has discussed with their legal, tax and financial advisors the suitability of an investment in BCI and in the Transferee for their particular tax and financial situation.

          (6) The Transferor is acquiring the BCI Shares and the Exchange Shares without being furnished any offering literature or prospectus other than the BCI Information and the Memorandum (and other than any documents or answers to questions described in subsection 3.AA(3) above).

          (7) Each Shareholder is a bona fide resident of the state or other jurisdiction set forth in his address on Schedule 3.AA(7).

4.   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE.
     ------------------------------------------------

     In order to induce the Transferor to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferee makes the following representations and warranties:

     A.  Organization, Power and Authority of the Transferee.
         ---------------------------------------------------

     The Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Transferee is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or property is such as to require that it be so qualified, except for jurisdictions in which the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operation of the Transferee.

     B.  Due Authorization; Binding Obligation.
         -------------------------------------

     The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Transferee. This Agreement has been duly executed and delivered by the Transferee and is a valid and binding obligation of the Transferee, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by the Transferee nor the consummation of the transactions contemplated hereby will, as of the Closing Date, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Transferee, or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Transferee; (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, trust or other instrument which is either binding upon or enforceable against the Transferee, or (iii) require the consent, approval or authorization of any governmental authority.

     C.  Percentage Interest Represented by Exchange Shares.
         --------------------------------------------------

     The Exchange Shares shall constitute not less than 4.60% of the issued and outstanding shares of the Transferee after giving effect to (i) the consummation of the Investor Offering, (ii) the consummation of the Simultaneous Contributions, and (iii) the conversion of $80,000,000.00 under the BCI Secured Loan Agreement into, and the exercise of all options under the Secured Loan Agreement to acquire, shares of the Transferee. At the Closing, (i) assuming the consummation of the Investor Offering (other than the Additional Transferee Shares) and the Simultaneous Contributions, there will be issued and outstanding 18,817.17 shares of common stock of the Transferee, (ii) after giving effect to the transactions contemplated by this Agreement, there will be 22,754.93 issued and outstanding shares of common stock of the Transferee, and (iii) after giving effect to the issuance of the Exchange Shares to the Transferor hereunder, the conversion of $80,000,000 under the BCI Secured Loan Agreement into, and the exercise of all options under the Secured Loan Agreement to acquire, shares of the Transferee, the Investor Offering, and the Simultaneous Contributions, there will be issued and outstanding 78,460 shares of common stock of the Transferee.


     D.  CAPITALIZATION.
         ---------------

     As of the date hereof, the authorized capital stock of the Transferee consists of 1,000,000 shares of common stock, par value $0.01 per share, of which none are issued or outstanding and 200,000 shares of Preferred Stock, par value $0.01 per share, of which none are issued or outstanding.


     E.  BCI SHARES.
         -----------

     At the Closing, the Transferee will have good and marketable title to the BCI Shares free and clear of all security interests, pre-emptive rights, pledges, liens, encumbrances or charges of every kind, nature and description whatsoever, except for restrictions on transfer under applicable federal and state securities laws.


     F.  EXCHANGE SHARES.
         ----------------

     At or before the Closing, all requisite corporate action will have been taken to authorize the Transferee to transfer the BCI Shares and to issue the Exchange Shares to the Transferor in exchange for the Contributed Assets. The Exchange Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and will be free of any pre-emptive rights. On the date hereof, there are no authorized or outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements to which the Transferee is a party or which are binding on the Transferee or any other agreement providing for the issuance, disposition or acquisition of any of the capital stock of the Transferee (collectively, "Transferee Stock Agreements"), other than this Agreement and the agreements governing or related to the Simultaneous Contributions, and on the date of the Closing, there will be no Transferee Stock Agreements, other than as set forth in this Agreement, the Secured Loan Agreement (and the related note), the agreements governing or related to the Simultaneous Contributions, subscription agreements in the Investor Offering, options granted under the Transferee's 1995 Employee Stock Option Plan, and any agreements that may have been entered into for the issuance of stock in acquisitions, which will be provided to Transferor promptly upon being entered into and prior to Closing. The Transferor acknowledges that shares of the capital stock of the Transferee will be issued in the Investor Offering and will be issuable pursuant to the Secured Loan Agreement (and the related note) and pursuant to options granted under the Transferee's 1995 Employee Stock Option Plan (a copy of which has been provided to the Transferor) and may be issued as consideration for future acquisitions.


     G.  LITIGATION.
         -----------

     The Transferee is not a party to any pending or, to the best of the Transferee's knowledge, threatened action, suit, claim or proceeding, challenging the legality of the transactions contemplated hereby or which, if determined adversely to the Transferee, could have a material adverse effect on the Transferee.


     H.  RECORDS OF THE TRANSFEREE.
         --------------------------

     The Transferee has previously furnished the Transferor with copies of the Transferee's charter and all amendments thereto to date and of the Transferee's bylaws, and such copies are correct and complete in all respects. A record of all action taken by the shareholders and the board of directors of the Transferee and all minutes of its meetings are contained in the minute books of the Transferee and are accurate and complete. The stock ledger of the Transferee contains, or will at the Closing contain, an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Transferee.


5.   ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS OF THE PARTIES.
     --------------------------------------------------------------------

     In order to induce the parties to enter into this Agreement and to consummate the transactions contemplated hereunder, the parties hereto agree with the Transferee as follows:


     A.  NO DISCLOSURE.
         --------------

     Except for delivery of any memorandum to, and discussions with potential investors in the Transferee and disclosures necessary to effect the transactions contemplated hereby, neither the Transferee, the Transferor nor the Shareholders shall provide any information with respect to such transactions to any third parties not involved in the due diligence investigation except after consultation with the other party unless required to do so by law. Further, neither party shall issue any press release except upon consummation of the transactions contemplated by the Agreement except with the consent of the other party, which will not be unreasonably withheld or except as may be required to comply with the Securities Act or applicable state laws and provided further that the Transferee shall not provide to any third parties any information concerning the consideration to be paid to the Transferor pursuant to this Agreement, except as may be required by law. For purposes hereof the consent of, and consultation with, the Shareholders shall constitute the consent of, or consultation with, the Transferor.

     B.     No Other Discussions.
            --------------------

     He/she/it will not, prior to the Closing Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the assets or shares of the Transferor to, or the merger or consolidation of the Transferor with, any person other than the Transferee.

     C.     Retention and Voting of Shares.
            ------------------------------

     Each of the Shareholders will vote all of the shares of voting common stock of the Transferor in favor of the sale of the Contributed Assets to the Transferee at a special meeting of the shareholders of the Transferor or by unanimous written consent, and he/she will not, prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose any of the shares of capital stock of the Transferor which he/she owns or his/her voting rights with respect thereto.

     D.     Reasonable Best Efforts.
            -----------------------

     Each of the parties hereto will use reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Section 6 or Section 7 hereof to the obligations of the parties.

     E.     Restrictions on Transfer of Exchange Shares.
            -------------------------------------------

     The restrictions of this Section 5.E. apply to any holder of the Exchange Shares. The Transferor and each of the Shareholders acknowledges that:

            (1) The Exchange Shares to be issued pursuant hereto may be owned, as of the Closing, only in the name of and by the Transferor as indicated on the signature page below.

            (2) No federal, state or other agency has made any finding or determination as to the adequacy or accuracy of the information set forth in the Memorandum or as to the fairness of this offering for investment, nor any recommendation or endorsement of the Exchange Shares.

            (3) Because the Exchange Shares have not been registered under the Securities Act or applicable state or other securities laws, the economic risk of the investment must be borne indefinitely by the Transferor, and the Exchange Shares cannot be sold unless subsequently registered under the Securities Act and such state or other laws, or an exemption from such registration is available and such registration under the Securities Act and such state or other laws is unlikely at any time in the future; the Transferee is not obligated to file a notification under Regulation A of the Securities Act or a registration statement under the Securities Act except pursuant to the Registration Rights Agreement; Rule 144, adopted under the Securities Act and governing the possible disposition of the Exchange Shares, is not currently available or anticipated to be available in the future; the Transferee has not covenanted to take any action necessary to make such Rule available for a resale of the Exchange Shares; and it is not anticipated that there will be any market for resale of the Exchange Shares.

           (4) The Exchange Shares may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, reasonably acceptable to the Transferee, such transfer may be effected under and is in compliance with Rule 144 under the Securities Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the Securities Act.

     F.     Legends on Exchange Shares.
            --------------------------
     Each certificate evidencing the Exchange Shares shall bear the following legends:

            "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or
            (ii) in the written opinion of counsel, acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

            "The shares represented by this certificate are subject to certain covenants and agreements contained in that certain Agreement to Contribute Assets by and among Offerdahl's Bagel Gourmet, Inc. and Progressive Bagel Concepts, Inc. dated March 23, 1995, including, but not limited to, a covenant respecting voting for directors of the issuer of these shares."

     G.     Confidential Information.
            ------------------------

     (1) The Transferor and the Shareholders possess and will further develop and acquire certain confidential and proprietary information and trade secrets including, but not limited to, information, methods, techniques, procedures and knowledge developed or to be developed, by or for the Transferor and the Transferee respecting the business of the Transferor and the Transferee (the "Confidential Information"). Each of the Shareholders acknowledges and agrees that neither he/she nor any other person or entity has acquired by or through him any interest in or right to use the Confidential Information other than his/her right to utilize it in the operation of the Business, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Transferee.

     The Transferor and each of the Shareholders acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of the Transferor, is proprietary, and includes trade secrets of the Transferor. The Transferor and each of the Shareholders does hereby agree, that he/it:

     (a) will not use the Confidential Information in any other business or capacity; and

     (b) will maintain the absolute secrecy and confidentiality of the Confidential Information; and

     (c) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

     Notwithstanding the foregoing, the obligations of the Transferor and the Shareholders specified above shall not apply to any Confidential Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of any of the Shareholders or the Transferor, his/her or its agents or any person or entity which has received such Confidential Information from or through any of the Shareholders or the Transferor, (ii) is approved for release by written authorization of an officer of the Transferee, (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Transferee to seek a protective order therefor, the imposition of which protective order the Transferor and the Shareholders each agrees to approve and support, or (iv) in the written opinion of the Transferor's counsel, is necessary to be made by the Transferor in order that the Transferor not violate any law, rule or regulation applicable to it.

     (2) The Transferee covenants and agrees with the Transferor, that except as otherwise provided herein, the Transferee will hold in confidence, in the same manner that it holds its own confidential and proprietary information, and will not disclose to any person, company or organization outside of the Transferee's manage-ment group and due diligence team (which may include Representatives (as defined below)) any Transferor Confidential Information (as defined below) or disclose the fact that the business of the Transferor is available for acquisition or investment. Notwithstanding anything to the contrary contained in the prior sentence: (i) the Transferee's obligations of confidentiality hereunder shall expire upon the consummation of the Closing, and (ii) the Transferor acknowledges and agrees that, to the extent disclosure of the Transferor Confidential Information is required pursuant to the offering of its shares in the Investor Offering or the Simultaneous Contributions, such disclosure shall not constitute a breach hereof.

     The term "Transferor Confidential Information" shall mean all information that the Transferor or its agents provide to the Transferee pursuant to this Agreement that is confidential and proprietary to the Transferor. Transferor Confidential Information shall include any analysis, compilations, studies or other documents prepared by the Transferee's agents, consultants, employees, or other authorized representatives, including the Transferee's technical experts, legal counsel, investment advisors, bankers and accountants ("Representatives") which contain Transferor Confidential Information. The obligations of the Transferee specified herein shall not apply to any Transferor Confidential Information, including information that the Company is considering the sale of its business, which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of the Transferee or its Representatives or other person or entity which has received such Transferor Confidential Information from or through the Transferee or its Representatives,
(ii) is approved for release by written authorization of an officer of the Transferor, (iii) is required to be disclosed by law or regulation or by proper order of a court of applicable jurisdiction after adequate notice to the Transferor, to seek a protective order therefor, the imposition of which protective order the Transferee agrees to approve and support, (iv) is independently developed by the Transferee or its Representatives, or (v) in the written opinion of the Transferee's counsel, is necessary to be made by the Transferee in order that the Transferee not violate any law, rule or regulation applicable to it. The Transferor acknowledges that the Transferee's compliance with federal and state securities laws and regulations shall not be deemed a violation of this Agreement. If the transaction contemplated by this Agreement does not close promptly following the Transferor's request, the Transferee shall destroy or return to the Transferor all Proprietary Information.

     The Transferor acknowledges that the Transferee has advised it that the Transferee is exploring various concepts similar or related to the business of the Transferor, and the Transferor agrees that the Transferee may separately enter into the business of the Transferor, or otherwise invest in or purchase a competitive business, and the Transferor acknowledges and agrees that nothing herein shall prohibit or otherwise restrict such activities.

     H.  RESTRICTIVE COVENANTS.
         ----------------------

     (1) The Transferor and each of the Shareholders acknowledges and agrees that the Transferee would be unable to protect the Confidential Information against unauthorized use or disclosure and the Transferee would be unable to realize the benefits of this Agreement if the Transferor or any of the Shareholders were permitted to engage in, hold interests in or perform services for entities conducting a business which derives 20% or more of its revenues from the sale of bagels and/or bagel-related products, other than the Transferee (a "Competitive Business"). The Transferor and each of the Shareholders further acknowledges and understands that the Transferee intends, and expects, to expand its business and the Business throughout the United States, as further described in the Memorandum. The Transferor and each of the Shareholders further acknowledges and agrees that the restrictions contained in this Section 5.H. will not hinder his/its activities under this Agreement or in general. The Transferee has entered into this Agreement with the Transferor and the Shareholders on the express condition that, with respect to the operation of the Business, the Transferor and the Shareholders will deal exclusively with the Transferee with respect to the bagel business. Each of the Transferor and the Shareholders therefore agrees that for a period of five (5) years from the Closing Date, he/it shall not directly or indirectly anywhere in the United
States:

     (a) have any interest as a record or beneficial owner in any Competitive Business provided, however, the Transferor or the Shareholders may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or traded on a national securities exchange and provided further that Transferee acknowledges that Sarah Flatley has certain interests in Competitive Businesses as described in Schedule 5.H; or

     (b) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or

     (c) divert or attempt to divert any business or any customers of the Business, or the Transferee to any Competitive Business.

     (2) John and Lynnora Offerdahl agree that from the date hereof until 18 months after the date on which the Offerdahl name ceases to be used in bagel stores consisting of at least 25% of the stores in a geographic area (which shall include at least South Florida), they will not use the name "Offerdahl" in any food service or restaurant business in such geographic area in which they have an interest without the prior written consent of the Transferee.


     I.  REMEDIES; WAIVER.
         -----------------

     (1) Each of the Transferor and the Shareholders agrees that the provisions and restrictions set forth above in Sections 5.G. and 5.H. and in Section 10.D are necessary to protect the Transferee and its successors and assigns in the protection of the business to be acquired by the Transferee pursuant to this Agreement. The Transferor and each of the Shareholders agrees that damages cannot compensate the Transferee in the event of a violation of the covenants contained in Sections 5.G., 5.H and 10.D. hereof, and that injunctive relief shall be essential for the protection of the Transferee and its successors and assigns. Accordingly, the Transferor and each of the Shareholders agrees and consents that, in the event he/she/it shall violate or breach any of said covenants the Transferee shall be entitled to obtain (and he/she/it hereby consents to) such injunctive relief against him/her/it, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by the Transferee of any right or remedy hereunder shall not preclude the exercise or enforcement by the Transferee of any other right or remedy hereunder or which the Transferee has the right to enforce under applicable law.

     (2) Failure by any party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.


     J.  ACKNOWLEDGEMENT OF DUAL REPRESENTATION.
         ---------------------------------------

     The Transferor and the Shareholders understand and acknowledge that the Transferee has been represented in connection with the offering of the Exchange Shares and other matters by the law firm of Rudnick & Wolfe, and that BCI has been represented in connection with the offering of the BCI Shares, the formation of the Transferee and other matters by the law firm of Bell, Boyd & Lloyd. Each of the Transferor and the Shareholders acknowledges that Rudnick & Wolfe and Bell, Boyd & Lloyd have heretofore and may hereafter represent BCI and/or its affiliates in various matters. The Transferor and each of the Shareholders acknowledges that neither Rudnick & Wolfe nor Bell, Boyd & Lloyd has been engaged to represent the Transferor or any of the Shareholders and neither of them is representing the Transferor or any of the Shareholders in connection with the issuance to the Transferor of the Exchange Shares hereunder. Each of the Transferor and the Shareholders has obtained, or if deemed necessary by the Transferor or the Shareholders will obtain, independent legal representation in connection with the transaction contemplated hereby.

     K.  ACKNOWLEDGMENT OF RELATED PARTY TRANSACTIONS.
         ---------------------------------------------

     The Transferor and each of the Shareholders understands and acknowledges that the Transferee intends to engage in various transactions with BCI and/or its affiliates as set forth in the Memorandum and hereby agrees that each such transaction between the Transferee, BCI and their respective affiliates and such other transactions as may be undertaken between the Transferee, BCI and their respective affiliates shall not be deemed to be invalid due solely to the participation of BCI or an affiliate thereof.


     L.  SUBSEQUENT AUDITED FINANCIALS.
         ------------------------------

     The Transferor and each of the Shareholders covenants and agrees with the Transferee that if the Transferee shall determine that audited financial statements of the Transferee for the periods prior to the Closing are necessary or advisable in connection with an initial public offering, another transaction or offering, or otherwise, each shall cooperate fully with the Transferee's accountants in the preparation of such audited financial statements, at the Transferee's expense, and each shall make such reasonable representations and warranties to the applicable certified public accountants which are customary in connection with the preparation of audited financial statements.


     M. DIRECTORS.
        ----------

     (1) The Transferor and each of the Shareholders covenants and agrees that until the earlier of February 28, 1998 or the completion of any Qualified Public Offering, (a) he/she/it will vote his/her/its Exchange Shares for the election to the Board of Directors of Transferee of each person who is a "Founding Director" (as designated by resolution adopted by the Board of Directors of the Transferee), three directors designated by BCI and three directors designated by the Investors, and (b) the Transferor and the Shareholders each covenants that he/she/it will cause each transferee of his/hers/its Exchange Shares to comply with the foregoing.

     (2) Until the earlier of February 28, 1998 or the completion of a Qualified Public Offering (the "Designation Period"), the Transferor (or, in the event the Transferor ceases to exist or the Management Shareholders cease to have voting control of the Transferor, John A. Offerdahl, or if he is not then living or competent to act, Lynnora Offerdahl, or if she is not then living or competent to act, Sarah Flatley, or if she is not then living or competent to act, Mark Adelhelm) shall have the right to designate one of the Management Shareholders as a "Founding Director," who shall be a voting member of the Board of Directors of the Transferee. The initial designee of the Transferor hereunder shall be John A. Offerdahl. The Transferee represents and warrants that as of the Closing it shall have obtained the agreements of the other shareholders of the Transferee to vote for the election of such

"Founding Director" designee of the Transferor as a director of the Transferee at all relevant times during the Designation Period.


     N.  CONDUCT OF BUSINESS PRIOR TO CLOSINGS.
         --------------------------------------

     (1) From the date hereof until the Closing Date, the Transferor shall, and the Shareholders shall cause the Transferor to: (a) conduct its business and operations in the manner in which the same have heretofore been conducted; (b) use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents, and distributors, and (iii) preserve its relationships with customers, suppliers, and others having dealings with the Transferor; (c) maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted, and maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement. Without the prior written consent of the Transferee, except as otherwise contemplated by this Agreement, the Transferor shall not, and the Shareholders shall not allow the Transferor to:

     (a) authorize or issue any shares of its capital stock or any other securities or declare, set aside or pay any dividend or distribution with respect to its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock, except that (i) the Transferor may grant warrants or options to acquire shares of non-voting common stock, (ii) the Transferor may distribute not more than $32,000 to its shareholders to fund the payment by them of income taxes on the taxable income of the Transferor arising from its operations for the period from January 1, 1995 through the Closing Date and (iii) the Transferor may pay Transaction Expenses (as defined in Section 12.K) in an aggregate amount not to exceed $235,000 (or $260,000 if the Closing has not occurred by April 1, 1995);

     (b) create, incur, assume or guaranty any indebtedness for borrowed money other than the Shareholder Note;

     (c) grant any lien, pledge, security interest or other encumbrance upon any of its assets;

     (d) make any capital expenditure which exceeds, either singly or in the aggregate, Ten Thousand Dollars ($10,000.00), except capital expenditures incurred in the ordinary course of business (which the parties agree that for all purposes of this Agreement includes the opening of additional "Offerdahl Bagel Gourmet" retail bagel bakeries or stores);

     (e) make any loan to or investment in, or acquire any securities or assets of, any other person or entity except for the acquisition of assets in the ordinary course of business, and except that the Transferor may accept notes from optionees upon exercise of employee stock options;

     (f) increase the rate of compensation, pay any bonus, incentive or other extraordinary compensation or otherwise materially increase the benefits payable or to become payable to any of its directors, officers, employees or independent contractors (other than raises or bonuses made in the ordinary course of business to employees who are not directors or officers, provided that any such raise or aggregate bonuses to any such employee shall not exceed five percent (5%) of the base compensation of such employee in effect at December 31, 1994 and other than a bonus of $25,000 to each of the Management Shareholders, such Management Shareholder bonuses to be funded at Closing by the Transferee, if necessary, in order to avoid increasing the Shareholder Note), or make any material changes to the terms of employment of any of its directors, officers or employees;

     (g) change any accounting policies, procedures or practices employed by it;

     (h) sell any of its assets other than sales of inventory in the ordinary course of business and sales of equipment made in the ordinary course of business because of the replacement or abandonment thereof;

     (i) pay or discharge any long-term liability other than in accordance with its terms;

     (j) except in the ordinary course of business enter into any material contract, agreement or lease which would be required to be disclosed hereunder, make any change in any existing contracts, agreements or leases other than in the ordinary course of business (or unless otherwise permitted herein), suffer or permit any defaults to occur by the Transferor under any contract or agreement or as tenant under any Lease, assign any Lease or sublease any Leased Real Property; or

     (k) amend its Articles of Incorporation or By-Laws.


     O.  ACCESS AND INFORMATION PENDING CLOSING.
         ---------------------------------------

     (1) From the date hereof to and including, the Closing Date, the Transferor shall, and the Shareholders shall cause the Transferor to, permit the Transferee and its accountants and other representatives, to have the right of full and complete access to the books, records offices, and other facilities of the Transferor during normal business hours, for the purpose of making such investigation of the financial condition and operations of the Transferor as the Transferee or any such accountant or other representative may reasonably deem necessary. The Transferee and its representatives shall have the right to make and utilize copies or extracts of the Transferor's books, records and other data and information for its due diligence investigation and other purposes in connection with the transactions contemplated hereby.

          (2) After the date hereof and prior to the Closing Date, the Transferee will furnish to the Transferor a supplement to the Memorandum setting forth information concerning recent developments with respect to the Transferee, and the Transferee will make available to the Transferor all documents and information which the Transferor may reasonably request in connection with its investment in the Transferee.

     P.   CONSENTS OF THIRD PARTIES.

     Prior to the Closing on the Closing Date, the Transferor and the Shareholders shall use their reasonable best efforts to obtain or cause to be obtained all consents and other approvals of all lessors, lenders, governmental authorities and other third parties which are required to be obtained by the Transferor or the Shareholders as a result of the transactions contemplated by this Agreement, which consents and approvals shall continue each applicable lease, loan or other arrangement related to the Business on substantially identical terms as exist on the date hereof.

     Q.   INTERIM FINANCIAL STATEMENTS.

     From the date hereof to and including, the Closing Date, the Transferor shall, and the Shareholders shall cause the Transferor to, promptly deliver to the Transferee interim monthly balance sheets and statements of income and retained earnings, through the end of the month immediately preceding the Closing Date.

     R.   COOPERATION.

     The Transferor and each of John Offerdahl, Lynnora Offerdahl, Sarah Flatley and Mark Adelhelm (the "Management Shareholders") acknowledges and agrees that the Transferee will have need of information concerning the Transferor in order to comply with applicable securities laws and regulations in connection with future public and private debt and equity offerings by the Transferee ("Offerings"). The Transferor and each of the Management Shareholders agrees that they will cooperate with the Transferee in connection with any Offerings and that they will, at the Transferee's expense: (1) furnish the Transferee with such information concerning the Transferor and the Shareholders as the Transferee may reasonably require to comply with applicable securities laws and regulations (the "OBG Information"); (2) use diligent efforts to review, comment on, and otherwise assist the Transferee as reasonably necessary for the preparation of, descriptions concerning the Transferor and the Shareholders to be used in connection with Offerings; and (3) represent and warrant to the Transferee in connection with any Offerings that the OBG Information does not contain any untrue statement of a material fact and that the OBG Information does not omit any material fact necessary to make the information contained therein not misleading.

     S.   PREEMPTIVE RIGHTS.

     Subject to the terms and conditions of this Section 5.S, the Transferor shall have preemptive rights to purchase shares of the common stock of the Transferee ("PBC Shares") at the time of any future issuance of PBC Shares by the Transferee (the "Preemptive Rights"). Such preemptive rights shall be subject to the following terms and conditions:

          (1) The Transferor shall have the preemptive right to purchase (a) that number of PBC Shares as are necessary in order for 2,550 of the Exchange Shares issued to the Transferor (as adjusted for any stock dividends, stock splits or similar changes in capitalization), plus the number of shares acquired pursuant to this Section 5.S (collectively, the "Covered Shares") to constitute 3.25% of the issued and outstanding PBC Shares (the "PBC Percentage Interest"), after giving effect to the following transactions (the "PBCI Transactions"): (i) the consummation of the Investor Offering, (ii) the consummation of the Simultaneous Contributions, and (iii) the conversion of $80,000,000.00 under the BCI Secured Loan Agreement into, and the exercise of all options under the Secured Loan Agreement to acquire, shares of the Transferee; provided, however, that, in the event the Transferor elects not to exercise its preemptive rights hereunder with respect to any future issuance of PBC Shares covered thereby, then, immediately following the consummation of any such future issuance of PBCI Shares, the "PBC Percentage Interest" for purposes of this Section 5.S shall be adjusted downward to equal a percentage determined by dividing (x) the number of Covered Shares by (y) the number of issued and outstanding PBC Shares after giving effect to the PBCI Transactions; or (b) such lesser number of PBC Shares as the Transferor may elect;

          (2) Notwithstanding any other provision of this Agreement, the Preemptive Rights shall not apply to: (a) PBC Shares issued to third parties in connection with acquisitions; (b) PBC Shares issued pursuant to the Transferee's Employee Stock Option Plan; or (c) PBC Shares issued to BCI pursuant to BCI's exercise of its conversion or option rights under the Secured Loan Agreement; and

          (3) Notwithstanding any other provision of this Agreement, the Preemptive Rights shall expire on the earlier of (i) May 15, 1998, or (ii) immediately prior to the occurrence of a Qualified Public Offerinq.

     T.   DISSOLUTION AND DISTRIBUTIONS.

     The Transferor and the Shareholders represent, warrant and agree:

          (1) there is no existing plan or agreement which provides for the dissolution of the Transferor;

          (2) there is no existing plan or agreement which provides for a pro rata or similar distribution of the BCI Shares, the Exchange Shares or the Additional Transferee Shares (as hereinafter defined) to the Shareholders, or any person who acquires shares of capital stock of the Transferor;

          (3) the Board of Directors of the Transferor shall not, within two years after the date of the closing of the transactions contemplated by this Agreement, take any action which will provide for the dissolution of the Transferor or a pro rata or similar distribution of the BCI Shares, the Exchange Shares or the Additional Transferee Shares to the Shareholders or any person who acquires shares of capital stock of the Transferor, except that the Transferor may, subject to the provisions of clause (5) below, distribute cash to its shareholders at any time and distribute any other assets to its shareholders after the first anniversary of the closing of the transactions contemplated by this Agreement, in each case so long as after any such distribution the Transferor's net worth shall not be less than $6,000,000. Without limiting the generality of the foregoing, the Transferor may distribute up to $1,400,000 in cash to its shareholders within 120 days after the Closing. For purposes of determining the Transferor's net worth, the fair market value of the Transferor's assets shall be determined by the agreement of the Transferee and the Transferor. If the Transferee and the Transferor are unable to agree on the fair market value of any assets, they shall mutually agree on and appoint a national firm of certified public accountants or a reputable business valuation firm to determine the fair market value of such assets, and the determination of such firm shall be final and binding on the Transferors and the Transferee. Fees and expenses of any such firm shall be borne 50% by the Transferee and 50% by the Transferor;

          (4) the transactions contemplated by this Agreement are not part of a pre-existing plan for distribution of the BCI Shares, the Exchange Shares or the Additional Transferee Shares, except that nothing in this Agreement shall prohibit the sale of the BCI Shares pursuant to a registration statement which has been filed and declared effective under the Securities Act or in a transaction in which the Transferor obtains an opinion of its counsel, reasonably satisfactory to BCI, that such transaction is exempt from registration under the Securities Act; and

          (5) in the event that the Transferor hereafter takes any action which provides for the dissolution of the Transferor or a pro rata or similar distribution of the BCI Shares, the Exchange Shares or the Additional Transferee Shares to the Shareholders, or any person who acquires shares of capital stock of the Transferor, the Transferor will obtain an opinion of counsel for the Transferor, reasonably satisfactory to BCI or the Transferee, as applicable, stating that such action shall not cause the transactions contemplated by this Agreement to be deemed "offers", "offers to sell",

"offers for sale" within the meaning of Rule 145 under the Securities Act.

     U.   LOANS TO PURCHASE ADDITIONAL TRANSFEREE SHARES AND EQUITY FUNDING
          UNITS.

     At the closing the Transferee shall make two loans to the Transferor: one in the principal amount of $437,496.69 (the "PBCI Stock Loan") and one in the amount of $1,312,500 (the "Equity Funding Loan"). The proceeds of the PBCI Stock Loan, together with $3.31 in cash, will be used by the Transferor to purchase
330.42 shares of common stock, par value $.01 per share, of the Transferee (the "Additional Transferee Shares") in the Investor Offering. The PBCI Stock Loan will be evidenced by a nonrecourse promissory note in the form set forth in
Exhibit 5.U(1) (the "PBCI Stock Note") and it will be secured by a pledge of the Additional Transferee Shares pursuant to a pledge agreement in the form set forth in Exhibit 5.U (2) (the "Additional Transferee Shares Pledge Agreement"). The proceeds of the Equity Funding Loan will be used by the Transferor to purchase units of membership interest in BC Equity Funding, L.L.C., a Delaware limited liability company (the "Additional Equity Funding Units"), in the offering of units by Equity Funding that is occurring at the same time as the Investor Offering. The Equity Funding Loan will be evidenced by a nonrecourse promissory note in the form set forth in Exhibit 5.U(3) (the "Equity Funding Note") and it will be secured by a pledge of the Additional Equity Funding Units pursuant to a pledge agreement in the form set forth in Exhibit 5.U(4) (the "Additional Equity Funding Units Pledge Agreement"). In the event that the indebtedness represented by either the PBCI Stock Note or the Equity Funding Note becomes subject to Regulation G issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934 relating to credit secured directly or indirectly by margin stock ("Regulation G"), the parties hereto shall execute and deliver such forms, instruments and other documents (and shall take such other actions) as may be necessary to ensure that such indebtedness complies with the requirements of Regulation G.

     V.   FINANCIAL STATEMENTS OF THE TRANSFEREE.

     For so long as the Transferor is a shareholder of the Transferee, the Transferee shall furnish to the Transferor copies of such financial statements of the Transferee as are prepared by the Transferee for distribution to its shareholders generally.

6.   CONDITIONS TO THE OBLIGATION OF THE TRANSFEREE.

     The obligation of the Transferee to accept the Contributed Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     A.   ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE OBLIGATIONS.

     The representations and warranties of the Transferor and the Shareholders contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Transferor and the Management Shareholders shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Transferor and the Management Shareholders shall have delivered to the Transferee a certificate, dated as of the Closing Date and signed by an officer of the Transferor and each of the Management Shareholders certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with (the "Transferor's Representations Certificate").

     B.   DELIVERIES.

     The deliveries of the Transferor and the Shareholders described in Section 8 shall have been received.

     C.   RECEIPT OF NECESSARY CONSENTS.

     All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially and adversely affect the Transferee's rights hereunder, shall have been obtained and shown by written evidence reasonably satisfactory to the Transferee. The Transferor shall have obtained the consent of all lessors of the Contributed Leasehold Premises to the transactions contemplated hereby and shall have delivered written evidence thereof to the Transferee in form reasonably satisfactory to the Transferee.

     D.   REGISTRATION RIGHTS AGREEMENT.

     The Transferor and the Shareholders shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit 6.D. (the "Registration Rights Agreement").

     E.   EMPLOYMENT AGREEMENTS.

     John Offerdahl, Sarah Flatley and Mark Adelhelm shall have executed and delivered to the Transferee the employment agreements attached hereto as Exhibit 6.E(1) (the "Employment Agreements") and Lynnora Offerdahl shall have executed and delivered to the Transferee the consulting agreement attached hereto as
Exhibit 6.E(2) (the "Consulting Agreement").

     F.   EQUITY FUNDING AGREEMENT.

     The Transferor shall have subscribed for the purchase of 4.2 units of membership interest in Equity Funding (the "Equity Funding Units") and the Additional Equity Funding Units and such subscription shall have been accepted by Equity Funding, with the subscription price for the Equity Funding Units payable not later than 45 days after the Closing Date hereunder; provided, however, that such subscription agreement shall provide that the payment of such subscription price shall not be required until thirty (30) trading days after the date on which the BCI Shares are registered under the Securities Act, as such thirty (30) trading day period may be extended pursuant to Section 6.2(a) of the Stock Purchase Agreement (the "Equity Funding Subscription Agreement").

     G.   EXECUTION OF THIS AGREEMENT BY OTHER SHAREHOLDERS.

     Each of the Shareholders of the Transferor that has not entered into this Agreement on the date hereof shall have become a party hereto by executing and delivering a counterpart signature page hereto.

7.   CONDITIONS TO OBLIGATIONS OF THE TRANSFEROR AND THE SHAREHOLDERS.

     The obligations of the Transferor to contribute the Contributed Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     A. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS.

     The representations and warranties of the Transferee contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Transferee shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Transferee shall have delivered to the Transferor a certificate, dated as of the Closing Date and signed by one of its officers, certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with (the "Transferee's Representations Certificate").

     B. INVESTOR OFFERING.

     Not less than $18,162,500 in proceeds of the Investor Offering shall have been received by the Transferee.

     C. SECURED LOAN AGREEMENT.

     The Transferee and BCI shall have executed a Secured Loan Agreement (and the related services agreements between BCI and the Transferee attached as exhibits thereto), substantially in the form attached as Exhibit 7.C and the exhibits thereto (the "Secured Loan Agreement"), and BCI shall have funded $20,000,000 thereunder.

     D. EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENT.

     The Transferee shall have executed and delivered the Employment Agreements and the Consulting Agreement and shall have funded the bonuses to the Management Shareholders described in Section 5.N(f).

     E. BOARD OF DIRECTORS' APPROVAL.

     The Transferee shall have delivered to the Transferor a certified copy of the resolutions duly adopted by the Board of Directors of the Transferee, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

     F. DELIVERIES.

     The deliveries of the Transferee described in Section 8 shall have been received.

     G. REGISTRATION RIGHTS AGREEMENT.

     The Transferee shall have executed and delivered the Registration Rights Agreement.

     H. ASSIGNMENT OF RIGHTS.

     The Transferee shall have executed and delivered an assignment (the "Assignment"), in form reasonably acceptable to the Transferor, assigning to the Transferor all of the Transferee's rights under the Stock Purchase Agreement and BCI Registration Rights Agreement.

     I. ELECTION OF JOHN OFFERDAHL.

     John Offerdahl shall have been elected a director of the Transferee.

     J. EQUITY FUNDING AGREEMENT.

     Equity Funding shall have entered into the Equity Funding Subscription Agreement.

8. CLOSING AND CLOSING DELIVERIES.

     A. CLOSING.

     The closing of the transaction contemplated hereby ("Closing") shall take place at 10:00 A.M. on March 31, 1995 (the "Closing Date"), at the offices of BCI; provided, however, that if any of the conditions which are set forth in
Section 6 or Section 7 of this Agreement has not been satisfied (or waived) by such date, then the Closing Date shall be on a subsequent date, which shall be determined by mutual agreement of the parties hereto.

     B. ACTION TO BE TAKEN BY TRANSFEROR AND THE SHAREHOLDERS.

     At the Closing, the Transferor and the Shareholders shall deliver the following:

     (1) evidence, in such form as is satisfactory to the Transferee, that each of the conditions to the obligation of the Transferee to accept the Contributed Assets from the Transferor which is set forth in Section 6 of this Agreement has been satisfied;

     (2) copies of the Transferor's Articles of Incorporation certified by the Florida Secretary of State within ten (10) days prior to the Closing Date, Bylaws of the Transferor, as amended to date and certified by an officer of the Transferor, and certificate of good standing of the Transferor from the State of Florida dated within ten days prior to the Closing Date;

     (3) a duly executed amendment to the Transferor's Articles of Incorporation, in a form which is proper for filing with the State of Florida, amending the Transferor's Articles of Incorporation to change the Transferor's corporate name to a name reasonably acceptable to Transferee which does not include "Offerdahl's Bagel Gourmet" and any other forms and documents which are necessary to effect such amendment to its Articles of Incorporation and to place such amendment of record in each jurisdiction where the Transferor is qualified to do business as a foreign corporation;

     (4) a copy of the resolutions adopted by the Board of Directors and the shareholders of the Transferor authorizing the Transferor's execution, delivery and performance of this Agreement, certified in each case by the Secretary or Assistant Secretary of the Transferor;

     (5) such deeds, bills of sale, endorsements, assignments and other instruments, in such form as in each case is satisfactory to the Transferee, as shall be sufficient to vest in the Transferee good and marketable title to the Contributed Assets, free and clear of all liens, claims, mortgages, pledges, encumbrances, and charges of every kind, other than the Permitted Liens;

     (6) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by the Transferor and the Shareholders for their execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (7) the Officer's Certificate and the Transferor's Representations Certificate;

     (8) the results of UCC financing statement searches and tax lien and judgment searches, all dated within ten (10) days of the Closing Date, respecting the Transferor in each state and county in which the Business is conducted, which shall show no liens or encumbrances except those which secure Assumed Liabilities and those which shall have been released since the date of the applicable search and which shall show the release of any lien of Orix Credit Alliance, Inc. on assets of the Transferor other than those financed by Orix;

     (9) opinion of Greenberg Traurig, counsel to the Transferor and the Shareholders, in form attached as Exhibit 8.B.(a);

     (10) executed copies of the documents referenced in Section 6 hereof;

     (11) a release and waiver of each director and officer of the Transferor releasing and waiving any then existing claim, whether known or unknown, he may have against the Transferor (other than the Shareholder Note) in a form reasonably satisfactory to the Transferee:

     (12) executed copies of the PBCI Stock Note, the Additional Transferee Shares Pledge Agreement, the Equity Funding Note and the Additional Equity Funding Units Pledge Agreement;

     (13) an executed copy of the Assignment of Trademarks in the form attached as Exhibit 8.B(14); and

     (14) a receipt acknowledging the Transferor's receipt of the Consideration.

     C. ACTION TO BE TAKEN BY THE TRANSFEREE.

     At the Closing, the Transferee shall deliver the following:

     (1) evidence, in such form as is satisfactory to the Transferor, that each of the conditions to the obligations of the Transferor and the Shareholders to contribute the Contributed Assets to the Transferee which is set forth in
Section 7 of this Agreement has been satisfied;

     (2) certified copies of the Certificate of Incorporation and Bylaws of the Transferee and a certificate of good standing of the Transferee from the State of Delaware dated within five days prior to the Closing Date;

     (3) a copy of the resolutions adopted by the Board of Directors of the Transferee authorizing its execution, delivery and performance of this Agreement, certified by the Secretary or Assistant Secretary of the Transferee;

     (4) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by the Transferee for its authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (5) duly executed certificates evidencing the BCI Shares and the Exchange Shares in the name of the Transferor;

     (6) the opinion of Rudnick & Wolfe, counsel to the Transferee, in the form attached as Exhibit 8.C.(6)(a), the tax opinion of Rudnick & Wolfe in the form attached as Exhibit 8.C (6)(b), and the securities law opinion of Rudnick & Wolfe in the form attached as Exhibit 8.C(6)(c);

     (7) executed copies of the documents referenced in Section 7 hereof;

     (8) the Consideration, in exchange for all the Contributed Assets;

     (9) an Assignment and Assumption Agreement, in a form reasonably satisfactory to the Transferor, pursuant to which the Transferee shall transfer and assign to the Transferor and the Transferor shall accept and assume from the Transferee, all of the Transferee's right, title, and interest to, and duties, obligations and remedies under, the Stock Purchase Agreement and the BCI Registration Rights Agreement, including, without limitation:

              (a) the Transferee's right under the Stock Purchase Agreement to receive certain price guarantees from BCI with respect to resales of the BCI Shares;

              (b) the benefit of all representations and warranties made by BCI in the Stock Purchase Agreement;

              (c) the Transferee's right under the BCI Registration Rights Agreement to register the BCI Shares with the Securities and Exchange Commission; and

              (d) all other rights, obligations and remedies of the Transferee under the terms of the Stock Purchase Agreement and the BCI Reqistration Rights Agreement;

     (10) instruments, in such form as are satisfactory to the Transferor, as shall be sufficient to effect the assumption by the Transferee of the Assumed Liabilities;

     (11) such further instruments of transfer and assignment and the Transferee shall take such other actions as the Transferor or the terms of the Stock Purchase Agreement and the BCI Registration Rights Agreement may require in order to effectively assign, transfer and vest in the Transferor all right, title and interest in and to the Stock Purchase Agreement and the BCI Registration Rights Agreement assigned hereby and the benefits intended to be conveyed thereby and to facilitate the consummation of all transactions contemplated therein;

     (12) an Assumption Agreement, in a form reasonably satisfactory to the Transferor, pursuant to which the Transferee assumes the Assumed Liabilities;

     (13) the Transferee's Representations Certificate; and

     (14) a receipt acknowledging the Transferee's receipt of the Contributed Assets.

     D. FORM OF DOCUMENTS.

     All documents to be furnished at the Closing shall be in form and substance reasonably satisfactory to the Transferor, the Shareholders, and the Transferee.

     E. FURTHER ASSURANCES.

     At any time at or after the Closing, the parties shall execute and deliver such instruments, assignments and other documents as may be reasonably necessary to convey, assign and transfer the Contributed Assets to the Transferee or otherwise carry out the purpose of this Agreement.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

     The representations and warranties contained in this Agreement and in any instrument or document required to be delivered pursuant to this Agreement shall survive for a period of two years from the Closing Date notwithstanding any investigation at any time made by or on behalf of the Transferee and thereafter all such representations and warranties shall be extinguished; provided however that (i) the representation and warranty set forth in Section 3.F. shall survive until the 60th day after the Statute of Limitations Date (as below defined) and
(ii) the representations and warranties set forth in

Sections 3.A.; 3.B.; 3.C.; 3.H.; 3.W.; 3.X; 3.AA; 4.A; 4.B; 4.C; 4.D; 4.E; and
4.F. shall survive a period of ten years (the applicable period of survival being referred to as the "Survival Period". For purposes hereof, the Statute of Limitations Date means the last day on which the applicable governmental entity may make an assessment respecting any taxes as provided in the applicable statute or ordinance. Any claim or cause of action (including, without limiting the generality of the foregoing, a claim for indemnification pursuant to Section ll.A or ll.B) based upon or arising out of any inaccurate representation or warranty made hereunder or in any instrument or document required to be delivered pursuant to this Agreement must be made within the applicable Survival Period or the party against which such claim is made shall have no liability with respect thereto.

     Nothing contained in this Article shall affect or limit the obligations of either party to perform the obligations to be performed by it hereunder after the Closing Date.

10. CERTAIN ACTIONS AFTER THE CLOSING.

     A. THE TRANSFEREE TO ACT AS AGENT FOR THE TRANSFEROR.

     This Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of the Transferor thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would affect the Transferor's rights thereunder so that the Transferee would not in fact receive all such rights, then subject to the terms and conditions of Section lO.C. hereof the Transferee shall act as the agent for the Transferor in order to obtain for the Transferee the benefits thereunder.

     B. DELIVERY OF PROPERTY RECEIVED BY THE TRANSFEROR AFTER CLOSING.

     From and after the Closing the Transferee shall have the right and authority to collect, for the account of the Transferee, all Contributed Receivables and other items which shall be transferred or are intended to be transferred to the Transferee as part of the Contributed Assets as provided in this Agreement, and to endorse with the name of the Transferor any checks or drafts received on account of any such Contributed Receivables or other items of the Contributed Assets. The Transferor and each of the Shareholders agrees that he/she/it will transfer or deliver to the Transferee, promptly after the receipt thereof, any cash or other property which the Transferor receives after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to the Transferee as part of the Contributed Assets under this Agreement.

     C. THE TRANSFEREE APPOINTED ATTORNEY FOR THE TRANSFEROR.

     Effective at the Closing Date, the Transferor hereby constitutes and appoints the Transferee, its successors and assigns, the true and lawful attorney of the Transferor, in the name of either the Transferee or the Transferor (as the Transferee shall determine in its sole discretion) but for the benefit and at the expense of the Transferee (except as otherwise herein provided), (i) to institute and prosecute all proceedings which the Transferee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Contributed Assets as provided for in this Agreement;
(ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Contributed Assets, and to do all such acts and things in relation thereto as the Transferee shall deem advisable; and (iii) to take all action which the Transferee may reasonably deem proper in order to provide for the Transferee the benefits of the Contributed Assets where any required consent of another party to the sale or assignment thereof to the Transferee pursuant to this Agreement shall not have been obtained. The Transferor acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. The Transferee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including, any amounts payable as interest in respect thereof.

     D. EMPLOYMENT BY THE TRANSFEREE OF THE TRANSFEROR'S EMPLOYEES.

     (1) The Transferor and the Shareholders shall use their reasonable best efforts to aid the Transferee in engaging such of the Transferor's employees as are employed on the Closing Date whom the Transferee desires to engage after the Closing Date. Except with the written consent of the Transferee, neither the Transferor nor any of the Shareholders, nor any affiliate of the Transferor or any of the Shareholders, shall solicit or cause, directly or indirectly, to be solicited, nor attempt to induce, for a period of three years after the Closing Date, any person employed by the Transferor at or at any time within six months prior to the Closing Date unless such person was either not offered employment by the Transferee or was terminated by the Transferee, (a) not to accept an offer of employment from the Transferee, (b) if an offer is accepted, to terminate his or her employment with the Transferee, or (c) to be employed by or otherwise render services to the Transferor, any of the Shareholders or any of their affiliates. As used in this Agreement, the term "affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     (2) Except as provided in the Employment Agreements, the Transferee shall have no obligation to employ any of the persons currently employed by the Transferor or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of the Transferor.

11. INDEMNIFICATION.

A. AGREEMENT BY THE TRANSFEROR AND THE SHAREHOLDERS TO INDEMNIFY.

     The Transferor and each of the Shareholders agree that they will indemnify, defend and hold the Transferee harmless in respect of the aggregate of all indemnifiable damages (as defined below) of the Transferee. For this purpose, "indemnifiable damages" of the Transferee means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by the Transferee (i) resulting from any inaccurate representation or warranty made by the Transferor or the Shareholders in or pursuant to this Agreement or any document required to be delivered hereunder; (ii) resulting from any default in the performance of any of the covenants or agreements made by the Transferor or by the Shareholders in this Agreement or any document required to be delivered hereunder; (iii) resulting from the failure of the Transferor to pay, discharge or perform any liability or obligation of the Transferor which is not expressly assumed by the Transferee pursuant to this Agreement or any document required to be delivered in connection herewith; or (iv) resulting from any claim, suit, cause of action, investigation or proceeding whether instituted prior to or after the Closing Date, arising out of or relating to the conduct of the business of the Transferor prior to the Closing Date. Without limiting the generality of the foregoing, with respect to the measurement of "indemnifiable damages," the Transferee shall have the right to be put in the same financial position as it would have been in had the events giving rise to the "indemnifiable damages" not occurred. Notwithstanding the foregoing or any other term or provision of this Agreement, (a) only the Transferor and the Majority Shareholders shall be obligated to indemnify, defend or hold harmless the Transferee for indemnifiable damages resulting from inaccurate representations and warranties and such obligation shall be joint and several; (b) the Transferor and the Majority Shareholders shall not be obligated to indemnify, defend or hold harmless the Transferee for indemnifiable damages resulting from inaccurate representations and warranties (i) until the aggregate of all such indemnifiable damages exceeds $75,000, and the Transferor and the Majority Shareholders shall be liable for such damages only in excess of such threshold, and (ii) in excess of an aggregate of $6,000,000; provided, however, that the limitations set forth in this clause (ii) shall not be applicable to indemnifiable damages arising out of (A) any inaccurate representation and warranty set forth in Sections 3.A, 3.B, 3.C, 3.H, 3.W, 3.Y, 3.Z, 3.AA, or (B) fraud or intentional misrepresentation; and (c) the Transferee shall use reasonable best efforts to satisfy any claim for indemnifiable damages by recovering such indemnifiable damages from the Transferor before making a claim for the recovery of such indemnifiable damages from the Shareholders who have liability therefore.

     B. AGREEMENT BY THE TRANSFEREE TO INDEMNIFY.

     The Transferee shall indemnify, defend and hold the Transferor and the Shareholders harmless from and against all "Transferor damages" of the Transferor and the Shareholders. For this purpose, "Transferor damages" means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Transferor and the Shareholders (i) resulting from any inaccurate representation or warranty made by the Transferee in or pursuant to this Agreement or any document required to be delivered hereunder; (ii) resulting from any default in the performance of any of the covenants or agreements made by the Transferee in this Agreement or in any document required to be delivered hereunder; (iii) resulting from the failure of the Transferee to pay, discharge or perform any liability or obligation of the Transferor that is expressly assumed by the Transferee pursuant to this Agreement or any document required to be delivered in connection herewith; (iv) resulting from any claim, suit, cause of action, investigation or proceeding arising out of or relating to the conduct after the Closing of the business contributed to the Transferee hereunder, provided that such claim, suit, cause of action, investigation or proceeding does not result from any facts or circumstances that constitute an inaccuracy in any representation and warranty made by the Transferor or the Shareholders in or pursuant to this Agreement or any document required to be delivered hereunder. Without limiting the generality of the foregoing, with respect to the measurement of the Transferor damages, the Transferor and the Shareholders shall have the right to be put in the same financial position as they would have been in had the events giving rise to Transferor damages not occurred.

     C. LEGAL PROCEEDINGS.

     In the event Transferee, Transferor or any of the Shareholders become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other parties in writing of such proceeding. The other parties may, at their option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If any party elects to defend any proceeding, such party shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, such approval not to be withheld unreasonably by the party being indemnified; provided, that, in the event the indemnifying party shall fail to initiate a defense of a claim within twenty days of the notice to the indemnified party of a claim, the indemnified party shall have the option to conduct the defense of such claim as it may in its discretion deem proper. The party being indemnified shall reasonably cooperate with the indemnifying party in such proceeding.

12. MISCELLANEOUS.

     A. AMENDMENT AND MODIFICATION.

     The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     B. TERMINATION.

          (1) Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

              (a) by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

              (b) by the Transferee at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain prohibit or invalidate the sale of the Contributed Assets to the Transferee or any other transaction contemplated hereby, or which might affect the right of the Transferee to own, operate in their entirety or control the Contributed Assets and which, in the judgment of the Transferee, makes it inadvisable to proceed with the transaction contemplated by this Agreement;

              (c) by any party in the event of the material breach by any other party of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of notice thereof from the terminating party;

              (d) by either the Transferor or the Transferee in the event the Closing of the transactions contemplated hereby does not occur on or before April 30, 1995.

              If this Agreement is terminated pursuant to Section 12.B.(l)(a), no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to
Section 12.B.(l)(b), (c) or (d) shall be without prejudice to any other rights or remedies of the respective parties.

          (2) The risk of any loss to the properties to be sold by the Transferor hereunder and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Transferor and the Shareholders until the completion of the Closing. If any material part of said properties shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Transferee shall have the right and option:

              (a) to terminate this Agreement, without liability to any party thereto; or

              (b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by the Transferor or the Shareholders of any representation, warranty or covenant in this Agreement, and the Transferee shall be entitled to receive and retain the insurance proceeds arising from such casualty and to be reimbursed by the Transferor and the Shareholders for any uninsured casualty.

     C. BINDING EFFECT.

     Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     D. SEVERABILITY.

     The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto. Further, to the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the covenants of Section 5.G., 5.H., and 10.D to the extent necessary to make the same enforceable.

     E. ENTIRE AGREEMENT.

     This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the purchase of the Contributed Assets and the other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

     F. HEADINGS.

  The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     G. EXECUTION IN COUNTERPART.

  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     H. NOTICES.

     All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

     To the Transferee:     Progressive Bagel Concepts, Inc.
                            1526 Cole Blvd., Suite 200
                            Golden, Colorado 80401
                            Attention:  Kyle T. Craig
                            Facsimile: (303) 202-3360

     With copies to:        Rudnick & Wolfe
                            203 North LaSalle Street
                            Suite 1800
                            Chicago, Illinois 60601
                            Attention: Michael G. Brennan, Esq.
                            Facsimile: (312) 984-2299/236-7516

                                     and to:

                            Bell, Boyd & Lloyd
                            70 West Madison Street
                            Suite 3200
                            Chicago, Illinois 60602
                            Attention: Paul A. Strasen, Esq.
                            Facsimile: (312) 372-2098

     To the Transferor or the Shareholders:

                            929 Shotgun Road
                            Sunrise, Florida 33326
                            Facsimile: (305) 475-2606

     With a copy to:     Greenberg Traurig
                         515 East Las Olas Boulevard
                         Suite 1500
                         Fort Lauderdale, Florida 33301
                         Attention: Daniel H. Aronson, Esq.
                         Facsimile:  (305)765-1477

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     I.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     J.  CONSTRUCTION.

     This Agreement shall not be construed more strictly against one party than against another merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement. References in this Agreement to the Transferor's knowledge shall mean the knowledge of the Management Shareholders.

     K.  EXPENSES.

     Subject to the Transferee's obligations under clause (4) of Section 2.B, each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees and expenses, and the commissions, fees, and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby ("Transaction Expenses").

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                  TRANSFEREE:

                                  PROGRESSIVE BAGEL CONCEPTS, INC.,
                                  a Delaware corporation

                                  By: /s/ KYLE CRAIG
                                     -------------------------------
                                  Its: VICE PRESIDENT
                                      ------------------------------

                                  OFFERDAHL'S BAGEL GOURMET, INC.,
                                  a Florida corporation

                                  By: /s/ JOHN OFFERDAHL
                                     -------------------------------
                                  Its: PRESIDENT
                                      ------------------------------

                                  SHAREHOLDERS:

                                  /s/ JOHN OFFERDAHL
                                  ----------------------------------
                                  JOHN OFFERDAHL

                                  /s/ LYNNORA OFFERDAHL
                                  ----------------------------------
                                  LYNNORA OFFERDAHL

                                  /s/ JOHN A. OFFERDAHL
                                  ----------------------------------
                                  JOHN A. OFFERDAHL, Trustee of
                                  the JOHN A. OFFERDAHL, Grantor
                                  Retained Annuity Trust Declaration
                                  dated December 30, 1994

                                  /s/ LYNNORA OFFERDAHL
                                  ----------------------------------
                                  LYNNORA OFFERDAHL, Trustee of
                                  the LYNNORA OFFERDAHL, Grantor
                                  Retained Annuity Trust Declaration
                                  dated December 30, 1994

                                  /s/ SARAH FLATLEY
                                  ----------------------------------
                                  SARAH FLATLEY

                                  /s/ MARK S. ADELHELM
                                  ----------------------------------
                                  MARK S. ADELHELM

                                        /s/  Arnold N. Offerdahl
                                        --------------------------------------
                                        ARNOLD N. OFFERDAHL



                                        /s/  Irene Elizabeth Offerdahl
                                        --------------------------------------
                                        IRENE ELIZABETH OFFERDAHL



                                        /s/  Arnold N. Offerdahl
                                        --------------------------------------
                                        ARNOLD N. OFFERDAHL, Trustee of the
                                        ANDREW WILLIAM OFFERDAHL Trust
                                        dated December 30, 1994



                                        /s/  Arnold N. Offerdahl
                                        --------------------------------------
                                        ARNOLD N. OFFERDAHL, Trustee of the
                                        ALEXANDRA RUTH OFFERDAHL Trust
                                        dated December 30, 1994



                                        /s/  William A. Achterberg
                                        --------------------------------------
                                        WILLIAM A. ACHTERBERG



                                        /s/  Vivian J. Achterberg
                                        --------------------------------------
                                        VIVIAN J. ACHTERBERG

                                   EXHIBITS
                                   --------


Exhibit I
                        Stock Purchase Agreement Between BCI and the
                        Transferee

Exhibit 2.F(1)          Tax Loan Note

Exhibit 2.F(2)          Tax Loan Pledge Agreement

Exhibit 5.U(1)          PBCI Stock Note

Exhibit 5.U(2)          Additional Transferee Shares Pledge Agreement

Exhibit 5.U(3)          Equity Funding Note

Exhibit 5.U(4)          Additional Equity Funding Units Pledge Agreement

Exhibit 6.D             Registration Rights Agreement

Exhibit 6.E(1)          Employment Agreements

Exhibit 6.E(2)          Consulting Agreement

Exhibit 7.C             Secured Loan Agreement

Exhibit 8.B(a)          Opinion of Greenberg Traurig

Exhibit 8.B(14)         Trademark Assignment of John Offerdahl

Exhibit 8.C(6)(a)       Opinion of Rudnick & Wolfe

Exhibit 8.C(6)(b)       Tax Opinion of Rudnick & Wolfe

Exhibit 8.C(6)(c)       Securities Opinion of Rudnick & Wolfe

                                   SCHEDULES
                                   ---------


Schedule 1.A            Contributed Leasehold Rights

Schedule 1.B            Excluded Assets

Schedule 2.B            Assumed Liabilities

Schedule 3.B            Capital Stock of the Transferor

Schedule 3.F            Tax Matters

Schedule 3.G            Real Estate and Contributed Leasehold Premises

Schedule 3.H            Title to Contributed Assets

Schedule 3.J            Licenses and Permits of the Transferor

Schedule 3.K            Proprietary Rights of the Transferor

Schedule 3.L            Interests in Competitors

Schedule 3.M            Documents and Information With Respect to the
                        Transferor

Schedule 3.N            Litigation

Schedule 3.Q            Absence of Certain Acts or Events

Schedule 3.S            Environmental Matters

Schedule 3.U            Employee Benefits

Schedule 3.V            Product Liability

Schedule 3.W            Consents

Schedule 3.AA(3)        BCI Information

Schedule 3.AA(7)        Residence Addresses of Shareholders

Schedule 5.H            Certain Interests in Competitive Businesses

                                   EXHIBIT I

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS AGREEMENT is made and entered into as of this ____ day of March, 1995, by and between BOSTON CHICKEN, INC., a Delaware corporation (the "Seller"), and PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Buyer").

                                   Recitals
                                   --------

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, shares of common stock, $.01 par value per share, of the Seller ("Common Stock"), upon the terms and subject to the conditions contained herein.

     For and in consideration of the premises, covenants, and agreements contained herein, the parties do covenant, agree, represent, warrant, and stipulate as follows:

                                  ARTICLE 1.
                          PURCHASE AND SALE OF STOCK
                          --------------------------

     Section 1.1 Shares to be Acquired. Subject to the terms and conditions contained herein, Seller agrees to sell, assign, transfer, and convey to Buyer, free and clear of all pledges, liens, security interests, encumbrances, or other restrictions arising from Seller (except restrictions on resale under state or federal securities laws), and Buyer shall purchase from Seller, that number of shares of Common Stock equal to: (a) $5,600,000 divided by (b) the closing sales price per share of Common Stock as quoted on the NASDAQ National Market, as reported in The Wall Street Journal (Midwest Edition), on the business day immediately prior to the last business day before the Closing Date (as hereinafter defined) (the "Per-Share Price"), rounded up to the nearest whole share (the "Shares").

     Section 1.2 Closing. The closing of the purchase and sale of the Shares herein described (the "Closing") shall occur on March __, 1995, or on a subsequent date which shall be determined by the parties (the "Closing Date"), and shall take place at the offices of the Seller, 14103 Denver West Parkway, Golden, CO 80401 at 10:00 a.m. Mountain time.

     Section 1.3 Delivery of Shares. On the Closing Date, Seller shall deliver to Buyer such certificate or certificates, in such denominations as Buyer may reasonably request, representing the Shares, issued in the name of Buyer.

                                  ARTICLE 2.
                          PURCHASE PRICE AND PAYMENT
                          --------------------------

     The aggregate purchase price (the "Purchase Price") for the Shares shall be $5,600,000.00. The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds to a bank or banks designated by Seller.

                                  ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents, warrants, covenants, and agrees as follows:

     Section 3.1 Capitalization; Validity of Shares. Seller has authorized capital stock consisting of 100,000,000 shares of Common Stock, of which 44,912,183 shares were issued and outstanding as of January 24, 1995, and 20,000,000 shares of $.01 par value preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock of Seller are duly and validly authorized and issued, fully paid and nonassessable, were offered, issued, and sold in accordance with applicable federal and state securities laws and were not issued in violation of the preemptive rights of any stockholders of Seller. The Shares to be issued and delivered to Buyer, when so issued and delivered, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right, or restriction whatsoever arising from Seller (except restrictions on resale under state or federal securities laws). There are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the Shares arising from Seller.

     Section 3.2 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 3.3 Authorization; Validity. Seller has full corporate power and authority to enter into this Agreement and to perform all of Seller's covenants and undertakings herein set forth, including, without limitation, the full corporate power and authority to issue the Shares to Buyer free and clear of any security interests, liens, encumbrances, rights, or restrictions arising from Seller. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate the Certificate of Incorporation or bylaws, as amended, of Seller;
(ii) violate or constitute a default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed of trust, note, loan, lease, or agreement to which Seller is a party or by which it or any of its properties or assets may be bound, which violation, default, or conflict would result in a material adverse effect on the business, assets, operations, or condition (including, without limitation, financial) of Seller; or (iii) violate any order, ruling, decree, judgment, arbitration award, or stipulation to which Seller is subject, which violation would result in a material adverse effect on the business, assets, operations or condition (including, without limitation, financial) of Seller.

     Section 3.4 SEC Reports and Financial Statements. Seller is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has delivered to Buyer copies of all reports, registration statements, and other filings filed by Seller with the Securities and Exchange Commission (the "SEC") since December 26, 1993 under the 1934 Act and any filings with the SEC under the Securities Act of 1933, as amended (the "1933 Act") (herein collectively called the "SEC Reports"). As of the date of this Agreement, Seller has filed all regular and periodic reports and proxy statements required to be filed by it with the SEC. The SEC Reports taken together in the order filed correctly describe, among other things, the business, operations, and principal properties of Seller and its subsidiaries in accordance with the requirements of the respective applicable report form. As of their respective dates of filing, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated financial statements included in the SEC Reports were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present, as of the dates thereof, the results of Seller's and its consolidated subsidiaries' operations and changes in financial position for the periods specified, subject, in the case of the unaudited interim financial statements, to normal year-end audited adjustments and any other adjustments described therein or in the notes and schedules thereto.

      Section 3.5 Brokers. Seller has not dealt with any broker, finder, commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

      Section 3.6 Representations and Warranties; Survival. The representations, warranties and covenants of Seller shall survive for a period of one year from the Closing Date. When considered together with the SEC Reports and other information made available to Buyer, no representation, warranty, or covenant contained in this Agreement or in any written statement delivered pursuant hereto contains any untrue material statement, nor shall such representations, warranties, and covenants omit any statement necessary in order to make any material statement not misleading in light of the circumstances in which they were made.

                                  ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

      As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents, warrants, covenants, and agrees as follows:

      Section 4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      Section 4.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement and to perform all of Buyer's covenants and undertakings herein set forth. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will prior to the Closing Date be, duly authorized by all necessary corporate action on the part of Buyer. This Agreement is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

     Section 4.3 Investment. The Shares are being acquired by Buyer hereto not with a view to any distribution or resale thereof in any transaction which would be in violation of the 1933 Act, and rules promulgated thereunder, or any state securities statute. Buyer can bear the economic risk of losing its investment in the Shares and is presently able to afford the complete loss of such investment. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares. Buyer has been furnished with the SEC Reports and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller concerning the merits and risks of investing in the Shares and (ii) to obtain such additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Reports. Buyer acknowledges that Seller has answered all questions and responded to all inquiries and requests for information to Buyer's satisfaction. Buyer acknowledges that it has made, independently and without reliance upon the Seller (other than the representations and warranties of the Seller set forth in Article III hereof) or any agent or representative of the Seller and based on its own independent analysis of the Seller and such other documents and information as it has deemed appropriate, its own investment analysis and its own business decision to enter into and consummate this Agreement and the transactions contemplated hereby.

     Section 4.4 Legend on Shares. The Buyer understands that the Shares have not been registered under the 1933 Act or any state securities laws, and that it must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the Shares will bear substantially the following legend:

          "The shares represented by this certificate are "Restricted Securities". As such they may not be transferred unless (i) such transfer is effected pursuant to a registration statement which has been filed under the Securities Act of 1933 (the "1933 Act") and declared effective by the Securities and Exchange Commission, or (ii) in the written opinion of counsel, acceptable to the issuer of these shares, such transfer may be effected under and is in compliance with Rule 144 under the 1933 Act, as in effect on the date of such transfer, or is otherwise exempt from the registration requirements of the 1933 Act."

      Section 4.5 Brokers. Buyer has not dealt with any broker, finder, commission agent, or other person in connection with the purchase of the Shares and the transactions contemplated by this Agreement and is under no obligation to pay any broker's fee or commission in connection with such transactions.

                                  ARTICLE 5.
                            CONDITIONS; TERMINATION
                            -----------------------

      Section 5.1 Conditions to Obligations of Buyer. The obligations of Buyer are, at the option of Buyer, subject to the conditions that, at the Closing
Date:

     (a) Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects.

     (b) Performance by Seller. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c) Delivery of Certificates and Opinion. Seller shall have delivered to Buyer (i) a certificate executed by the Vice Chairman or any Vice President of Seller, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; (ii) duly adopted resolutions of the Board of Directors of Seller, certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated herein in accordance with its terms; and (iii) an opinion of the General Counsel of the Seller, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

     (d) No Adverse Changes. There shall have been no material adverse change in the properties, business, or financial condition of Seller from that reflected in the SEC Reports, and Seller shall not have suffered any substantial loss or damage to its properties or assets not otherwise covered by insurance that would materially and adversely affect or impair its ability to conduct its business.

     (e) Registration Rights Agreement. Seller shall have executed and delivered to Buyer that certain Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the "Registration Rights Agreement").

     Section 5.2 Conditions to Obligations of Seller. The obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

     (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects.

     (b) Performance by Buyer. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     (c) Delivery of Certificates. Buyer shall have delivered to Seller (i) a certificate executed by an officer of Buyer, as of the Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (b) hereinabove; and (ii) duly adopted resolutions of the Board of Directors of Buyer certified by the Secretary or any Assistant Secretary thereof as of the Closing Date, authorizing and approving the execution of this

Agreement on behalf of Buyer and the consummation of the transactions contemplated herein in accordance with its terms.

     (d) Registration Rights Agreement. Buyer shall have executed and delivered to Seller the Registration Rights Agreement.

     Section 5.3 Termination. This Agreement may be terminated by Buyer on the Closing Date if any condition precedent to Buyer's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Buyer may have hereunder as a consequence of any failure or default of Seller. This Agreement may be terminated by Seller on the Closing Date if any condition precedent to Seller's obligations hereunder is not fulfilled on the Closing Date. Such termination shall not prejudice any claim that Seller may have hereunder as a consequence of any failure or default of Buyer. Seller and Buyer shall apply their reasonable best efforts to fulfill all conditions precedent necessary to consummate this Agreement.

                                  ARTICLE 6.
                             SHARE PRICE GUARANTEE
                             ---------------------

     Section 6.l Agreement to Guarantee. Seller agrees, on the terms and subject to the conditions set forth herein, to guarantee the sales price of those Shares sold by Buyer during the Guarantee Period (as hereinafter defined) (the "Guarantee Shares").

     Section 6.2 Conditions to Share Price Guarantee. Seller's obligations under
Section 6.l hereof are subject to the following conditions:

             (a) Buyer sells the Guarantee Shares within the first thirty trading days on which the NASDAQ National Market is open for business immediately following the date notification by Seller to Buyer that the SEC has declared effective the registration statement registering the Shares is received by Buyer, except that such thirty trading day period shall be extended as needed if Buyer is unable to sell Shares within such period for reasons beyond Buyer's control (the "Guarantee Period");

             (b) The Guarantee Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated to one or more persons not affiliated with, related to, or associated with Buyer;

             (c) The average price per share received in such sales, net of broker's commissions, is less than the Per-Share Price (such per-share shortfall to be referred to as the "Per-Share Shortfall");

             (d) Seller receives notice from the Buyer within 14 days of the expiration of the Guarantee Period of the amount of the Per-Share Shortfall with copies of applicable confirmation slips attached thereto ("Notice"); and

             (e) During any trading day during the Guarantee Period Buyer sells only that number of Shares that is equal to or less than 3-1/3% of the total number of Shares received by Buyer hereunder.

     Section 6.3 Payment of Per-Share Shortfall. In the event Buyer satisfies all of the conditions set forth in Section 6.2, Seller shall pay to Buyer, within three business days of receipt of the Notice, an amount in cash equal to the Per-Share Shortfall multiplied by the number of Guarantee Shares sold during the Guarantee Period.

     Section 6.4 Assignment of Share Price Guarantee. Buyer may, without Seller's consent, assign its rights under this Article VI to one or more persons to whom it may subsequently transfer the Shares in compliance with the 1933 Act and all applicable state securities laws; provided, however, that such persons may not further assign such rights without Seller's prior written consent. To the extent that Buyer assigns its rights under this Article VI to more than one person, each person shall have such rights separately from the others with respect to the Shares transferred to such person, provided that in order to have the benefit of such rights, the person must satisfy all of the obligations set forth in Section 6.2 hereof, including, but not limited to, selling, during any trading day during the Guarantee Period, only that number of Shares that is equal to or less than 5% of the total number of Shares transferred to such person.

                                  ARTICLE 7.
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 7.1 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

              To Buyer:        Progressive Bagel Concepts, Inc.
                               1526 Cole Blvd.
                               Suite 200
                               Golden, Colorado 80401
                               Attention: Chairman
                               Facsimile: (303) 202-3360

              With a copy to:  Rudnick & Wolfe
                               203 North LaSalle Street
                               Suite 1800
                               Chicago, Illinois 60601
                               Attention: Michael G. Brennan, Esq.
                               Facsimile: (312) 984-2299

              To Seller:       Boston Chicken, Inc.
                               14103 Denver West Parkway
                               Golden, Colorado 80401
                               Attention: General Counsel
                               Facsimile: (303) 384-5339

             With a copy to:   Bell, Boyd & Lloyd
                               Three First National Plaza
                               Suite 3200
                               70 West Madison Street
                               Chicago, Illinois 60602
                               Attention: Paul A. Strasen, Esq.
                               Facsimile: (312) 372-2098

     Section 7.2 Prior Agreements. This Agreement supersedes all prior discussions and agreements between Buyer and Seller with respect to the purchase of the Shares and the other matters contained herein, and this Agreement and the agreements referred to herein contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

     Section 7.3 Modifications. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

     Section 7.4 Counterparts, Headings, Etc. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     Section 7.5 Assignment. Subject to compliance with the 1933 Act and all applicable state securities laws, Buyer's rights hereunder shall be assignable, including Buyer's rights under Article VI hereof; provided, however, that such assignee of Buyer may not further assign such rights without the prior written consent of Seller. To the extent that Buyer assigns its rights under this Agreement to more than one individual, each individual shall have such rights separately from the others with respect to the Shares transferred to him.

     Section 7.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 7.7 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     Section 7.8 Further Assurances. From time to time at Buyer's request (whether at or after the Closing) Seller will execute and deliver, at Seller's expense, such further instruments of conveyance and transfer and will take such other action as Buyer may reasonably request in order to more effectively vest the Shares in Buyer.

     Section 7.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 7.10 Adjustment of Shares. Seller agrees that the formulae used in determining the Shares and the Per-Share Shortfall shall be appropriately adjusted to eliminate the impact of any dividend (whether in cash, securities or other property), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring with respect to the Shares and with a record date after execution of this Agreement and before the Closing Date.



                                        BOSTON CHICKEN, INC.

                                        By:
                                           ----------------------------

                                        Name:
                                             --------------------------

                                        Its:
                                             --------------------------

                                        PROGRESSIVE BAGEL CONCEPTS, INC.

                                        By:
                                           ----------------------------

                                        Name:
                                             --------------------------

                                        Its:
                                             ---------------------------

                                   Exhibit A
                                   ---------


                                  Opinion of
                            Donald J. Bingle, Esq.,
                     Vice President and General Counsel of
                             Boston Chicken, Inc.

                                               March ____, 1995




Progressive Bagel Concepts, Inc.
1526 Cole Boulevard
Suite 200
Golden, CO  80401

Gentlemen:

     I have served as General Counsel to Boston Chicken, Inc., a Delaware corporation ("BCI"), in connection with that certain Stock Purchase Agreement dated March 24, 1995 (the "Stock Purchase Agreement") and that certain Registration Rights Agreement dated March 24, 1995 (the "Registration Rights Agreement"), in each case, by and between BCI and Progressive Bagel Concepts, Inc., a Delaware corporation (the "Buyer"). Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement and the Registration Rights Agreement, as the case may be. This opinion is being delivered pursuant to Section 5.1(c) of the Stock Purchase Agreement.

     In connection with this opinion, I have, or another attorney under my supervision has, examined, and I have relied upon, the originals or copies certified or otherwise identified to my satisfaction of such records, documents, certificates, agreements, memoranda, and other instruments, including the Stock Purchase Agreement and the Registration Rights Agreement and the schedules and exhibits thereto and each document required to be executed thereunder, and have made such inquiry of officers of BCI, as in my judgment are necessary to enable me to render the opinions expressed below. As to factual matters, I have relied upon and assumed the accuracy, completeness, and genuineness of (i) certificates of public officials and officers of BCI and (ii) oral and written representations and assurances made to me by officers and other representatives of BCI and others. A copy of any such written representations and assurances in my possession at the time of delivery of this opinion are attached hereto.
While I have no knowledge that any such factual matters are untrue, I have performed no investigation or verification of such factual matters.

     In rendering the opinions expressed below, I have assumed the following:
(i) all signatures (other than on behalf of BCI on the Stock Purchase Agreement and Registration Rights Agreement, the exhibits thereto, and closing documents thereunder)

Progressive Bagel Concepts, Inc.
March ____, 1995
Page Two of Four


appearing on all documents are valid and genuine; (ii) the documents shown to me are complete and no modifications to any thereof exist; (iii) the documents submitted to me as certified or photostatic copies of original documents conform to such original documents; (iv) the originals of such certified or photostatic copies are authentic; (v) the representations and warranties as to factual matters made by BCI in each of the Stock Purchase Agreement and Registration Rights Agreement are true and complete as of the Closing Date with the same force and effect as though such representations and warranties had been made on, as of, and with reference to the Closing Date; (vi) you have received all of the documents that you were required to receive under the Stock Purchase Agreement and the Registration Rights Agreement; (vii) each individual who executes any document is legally competent to do so; (viii) each party (other than BCI) that has executed or will execute a document to which BCI is a signatory has all requisite power and authority and has taken all necessary action duly and validly to execute and deliver such document and to perform the transactions contemplated thereby, and such party's obligations thereunder are its, his, or her legal, valid, and binding obligations, enforceable against such party in accordance with their respective terms; and (ix) each person executing any instrument, document, or agreement on behalf of any party (other than BCI) is duly authorized to do so.

     This opinion does not relate to any law other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as currently in effect, it being understood, however, that I am not admitted to the practice of law in the State of Delaware. To the extent that laws other than the foregoing are applicable with respect to the matters set forth in this opinion, I have assumed that such laws are either identical to, or would be applied in a manner consistent with, the laws of the State of Illinois, in which state I am admitted to practice. I assume no obligation to supplement this letter if any of the applicable laws change in any manner.

     I express no opinion with respect to (i) the availability of equitable remedies, including specific performance; (ii) the compliance or noncompliance with state securities laws, rules, and regulations or the antifraud provisions of state and federal laws, rules and regulations concerning the issuance of securities; (iii) the enforceability of any documents under bankruptcy, moratorium, fraudulent conveyance, preference, or other similar laws or equitable principles relating to or affecting the rights of creditors generally;
(iv) the limitations on the enforceability of any document by reason of principles of equity, whether such principles are applied by a court of equity or a court of law; and (v) the recoverability of attorneys fees.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, I am of the opinion that:

Progressive Bagel Concepts, Inc.
March ____, 1995
Page Three of Four


     1. BCI's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. All of the issued and outstanding shares of BCI's Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable. The Shares have been duly and validly authorized and when issued upon receipt of the purchase price therefore in accordance with the terms and provisions of the Stock Purchase Agreement, will be fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right, or restriction whatsoever arising from BCI (except restrictions on resale under state or federal securities laws), and there are no outstanding options, warrants, conversion privileges, commitments, or demands of any character relating to the Shares arising from BCI.

     2. BCI is a corporation duly organized, and validly existing in good standing under the laws of the State of Delaware. BCI has full corporate power and authority to enter into the Stock Purchase Agreement in accordance with its terms and such Stock Purchase Agreement and all transactions required thereunder have been duly authorized and approved by all necessary corporate action of BCI.

     3. Each of the Stock Purchase Agreement and the Registration Rights Agreement is the legal, valid and binding obligation of BCI, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except as enforcement of any particular remedy may be limited by the application of equitable principles.

     4. Neither the execution and delivery of the Stock Purchase Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or bylaws, as amended, of BCI; (ii) violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed of trust, note, loan, lease, or agreement to which it or any of its properties or assets may be bound; or (iii) violate any order, ruling, decree, judgment, arbitration award, or stipulation to which BCI is subject.

Progressive Bagel Concepts, Inc.
March _____, 1995
Page Four of Four


     This opinion is furnished by me, as General Counsel for BCI, to you solely for your benefit and pursuant to the requirements of the Stock Purchase Agreement upon the understanding that I am not hereby assuming any professional responsibility to any other person. This opinion may not be used for any other purpose, and may not be circulated, exhibited, quoted, or otherwise referred to for any purpose without my express prior written consent. The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein. Notwithstanding the foregoing, Buyer's counsel may rely on this opinion in connection with any resale of the Shares and assignment of its rights and obligations under the Stock Purchase Agreement and the Registration Rights Agreement.

                                           Very truly yours,



                                           ----------------------------
                                           Donald J. Bingle
                                           General Counsel

DJB/kac

                                   EXHIBIT B
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of March __, 1995, between BOSTON CHICKEN, INC., a Delaware corporation ("BCI"), and PROGRESSIVE BAGEL CONCEPTS INC., a Delaware corporation ("PBC").

     SECTION 1. Piggyback Registration.

     (a) Registrable Securities. "Registrable Securities" shall mean those restricted shares of BCI common stock, $.01 par value, acquired by PBC pursuant to the Stock Purchase Agreement of even date herewith, by and between BCI and PBC (the "BCI Stock Purchase Agreement").

     (b) Right to Piggyback. BCI hereby agrees to effect a registration of certain of its outstanding securities, including the Registrable Securities, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") within 30 days of the closing of the transactions contemplated by the BCI Stock Purchase Agreement (the "Closing"). BCI will also include in such Registration Statement all BCI securities ("Earlier Securities") desired to be registered by persons or entities having superior registration rights pursuant to that certain Second Amended and Restated Piggyback Registration Rights Agreement dated November 8, 1993 (the "Superior Agreement"), in accordance with the terms and conditions of the Superior Agreement (together with the registration of the Registrable Securities, the "Piggyback Registration").

     SECTION 2. Registration Procedures.

     (a) BCI will prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement within 30 days of the Closing and will include therein the Registrable Securities and such Earlier Securities as comply with the procedures of the Superior Agreement, will prepare and file all amendments, post-effective amendments and supplements to the Registration Statement as may be necessary under the Act and the regulations thereunder to permit the sale of such Earlier Securities and Registrable Securities to the public, and will use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for a period of not less than two years or until such time as all of the securities covered by the Registration Statement have been sold (provided that before filing the Registration Statement, BCI will furnish to counsel selected by the holders of Registrable Securities copies of the Registration Statement for review by such counsel).

     (b) BCI will use its reasonable best efforts to (i) register or qualify such Earlier Securities and Registrable Securities under such other securities or blue sky laws of such jurisdictions as any of the sellers of such Earlier Securities and Registrable Securities (collectively, the "Sellers" and individually, a "Seller") reasonably request, and (ii) do any and all other acts and things which may be reasonably necessary to allow Sellers to consummate the disposition in such jurisdictions of such Earlier Securities and Registrable Securities owned by such Sellers; provided, however, that BCI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (b), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

     (c) BCI will use its reasonable efforts to cause all such Earlier Securities and Registrable Securities to be included for quotation on the NASDAQ National Market.

     (d) Upon the request of BCI, each Seller of Registrable Securities will promptly furnish to BCI in writing, during the period within which BCI is required to effect such registration, all information and affidavits as may be reasonably requested by BCI in connection with items required to be included in the Registration Statement, or any amendment or supplement thereto. To the extent BCI reasonably requests such information and affidavits and the Seller does not provide such information or affidavits in a timely manner, then, BCI's obligation to register such Seller's Registrable Securities hereunder shall be null and void.

     (e) BCI will furnish to each Seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

     (f) BCI will notify each Seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (g) BCI will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement.

     (h) BCI hereby represents and warrants that it is eligible to file the Registration Statement on Form S-3 pursuant to the rules and regulations pertaining thereto under the Securities Act.

     SECTION 3. Registration Expenses. The Sellers of Registrable Securities under this Agreement will bear all underwriting discounts and commissions, if any, and the fees and disbursements of their legal counsel and accountants ("Registration Expenses"). BCI will bear all other expenses in connection with any registration or qualification of the Registrable Securities pursuant to this Agreement.

     SECTION 4. Indemnification.

     (a) BCI agrees to indemnify, to the extent permitted by law, each Seller of Registrable Securities, and each person, if any, who controls such Seller within the meaning of the Act, against any and all losses, claims, damages or liabilities to which the Sellers of Registrable Securities may become subject under the Act or any other statute or common law by reason of its offer and sale of Registrable Securities pursuant to the Registration Statement, and to reimburse the Sellers of Registrable Securities for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses. claims, damages, liabilities or actions arise out of, or are based upon:

         (i) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

         (ii) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the prospectus (as amended or supplemented if BCI shall have filed with the Commission any amendment or supplement thereto), if used within the period during which BCI is required to keep the Registration Statement in which such prospectus is contained current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any prospectus contained in the Registration Statement or any such amendment or supplement thereto.

     (b) The Sellers of Registrable Securities shall (in the same manner and to the same extent as set forth in Section 4(a)), severally indemnify, to the extent permitted by law, BCI, each person, if any, who controls BCI within the meaning of the Act, and their directors and officers, if such statement or omission was made in reliance upon and in conformity with information furnished to BCI by or on behalf of any Seller of Registrable Securities for use in connection with the preparation of the Registration Statement or any amendment or supplement thereto.

     (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any failure by a person entitled to indemnification hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless such failure prejudices the rights of the indemnifying party hereunder) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     SECTION 5. REGISTRATION RIGHTS OF OTHER SECURITY HOLDERS. The registration rights granted pursuant to this Agreement are granted subject to any and all registration rights granted by BCI to holders of its securities prior to the date hereof, and no provision herein shall be interpreted so as to be superior to, inconsistent with, or adversely effect, any such previously granted registration rights.

     SECTION 6. Miscellaneous.

     (a) Amendments. The provisions of this Agreement may be amended only upon the written consent of BCI and PBC, or in the event there is more than one holder of Registrable Securities, only upon the written consent of BCI and the holders of a majority of the Registrable Securities.

     (b) Assignment. This Agreement is binding upon the parties hereto and their respective successors and assigns. Subject to compliance with the Act, PBC's rights hereunder shall be assignable; provided, however, that such assignee of PBC may not further assign such rights without the prior written consent of BCI. To the extent that PBC assigns its rights under this Agreement to more than one person, each person shall have such rights separately from the others with respect to the Registrable Securities owned by him.

     (c) Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     (d) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered by hand or by electronic transmission. If sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered the next business day after being so duly sent:

     To BCI:
          Boston Chicken, Inc.
          14103 Denver West Parkway
          Golden, Colorado 80401-4086
          Attn: Legal Department

     To PBC:
          Progressive Bagel Concepts, Inc.
          1526 Cole Boulevard
          Suite 200
          Golden, Colorado 80401
          Attn: Chairman
          Facsimile: (303) 202-3360


     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first above written.


                                  BOSTON CHICKEN, INC.



                                  By:
                                     ----------------------------
                                  Its:
                                      ---------------------------


                                  PROGRESSIVE BAGEL CONCEPTS,
                                  INC.



                                  By:
                                     ----------------------------
                                  Its:
                                      ---------------------------

                                EXHIBIT 2.F(1)

                                 TAX LOAN NOTE
                                 -------------


$                                                                    , 199
 -------------                                             ----------     --



     FOR VALUE RECEIVED, the undersigned, OFFERDAHL'S BAGEL GOURMET, INC., a Florida corporation ("Maker"), promises to pay to the order of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Payee"), with an address at 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401 or at such other place as Payee may from time to time in writing designate, in lawful money of the United States and in immediately available funds, the principal sum of $__________ Dollars ($__________), without interest. This Note is one of a series of notes issued or to be issued pursuant to Section 2.F of the Agreement to Contribute Assets dated March __, 1995 among Progressive Bagel Concepts, Inc., Offerdahl's Bagel Gourmet, Inc. and the shareholders of Offerdahl's Bagel Gourmet, Inc. (the "Notes").

     The principal sum shall be payable on April 15, 2001; provided, however, that (i) there shall be mandatory prepayments of principal under the Notes in an aggregate amount equal to 50% of the amount of cash distributed to Maker by BC Equity Funding, L.L.C., a Delaware limited company ("Equity Funding"), in the form of distributions, redemptions, upon liquidation or otherwise, in respect of the Pledged Units (as hereinafter defined) or received upon the sale of the Pledged Units or upon the sale of any assets distributed in-kind by Equity Funding in respect of the Pledged Units (collectively, the "Cash Proceeds"), each such prepayment to be apportioned among the Notes in proportion to their respective outstanding principal balances and to be made within five business days after receipt of the corresponding Cash Proceeds, and (ii) in the event the cumulative Cash Proceeds that have been received by Maker through April 15, 2001, are not equal to at least twice the aggregate original principal amount of the Notes, then the maturity date of the Notes shall be extended until such time as the cumulative Cash Proceeds that have been received by Maker are equal to twice the aggregate original principal amount of the Notes.

     The principal of this Note may be prepaid in part or in full, without penalty, at any time prior to the Maturity Date.

     This Note is subject to the terms and conditions of that certain Tax Loan Pledge Agreement of even date herewith between Maker and Payee (the "Tax Loan Pledge Agreement") and is secured by the pledge by Maker of ______ units of membership interest in Equity Funding, as described therein (the "Pledged Units").

     The following events shall constitute a default ("Default") hereunder:

     (i) Failure to pay any principal hereunder when due; or

                                   2.F(1)-1

     (ii) Maker makes an assignment for the benefit of creditors, becomes insolvent or admits in writing the inability to pay its debts as they mature or generally is not paying its debts as they become due, or applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property; or

     (iii) Any bankruptcy, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation case or proceeding shall be instituted by or against Maker, unless any of the foregoing acts have been stayed, dismissed or discharged, as the case may be, within sixty (60) days after the occurrence thereof; or

     (iv) Failure to perform or observe any other covenant or agreement of Maker contained herein or any covenant or agreement in the Tax Loan Pledge Agreement and the continuance of such failure for a period of thirty (30) days after written notice from Payee; or

     (v) Any representation or warranty of Maker made herein or in the Tax Loan Pledge Agreement shall prove to have been false or misleading in any material respect as of the date hereof; or

     (vi)  The dissolution of Maker.

Upon and after the occurrence of a Default, this Note shall, without demand, notice or legal process of any kind, become immediately due and payable, and Payee may proceed to exercise any other rights and remedies against Maker which Payee may have at law, in equity or otherwise.

     Upon and after a Default, interest shall accrue on the amount of the principal balance outstanding at an annual rate equal to the "Prime Rate" plus 2%. The "Prime Rate" shall mean that rate of interest most recently announced or published by the Bank of America Illinois, its successors or assigns, in Chicago, Illinois as its prime rate or base rate for commercial loans, which may not be the lowest interest rate charged by Bank of America Illinois. Such interest shall be calculated at a daily rate equal to l/360th of the annual rate stated above and shall change with any change in the Prime Rate.

     Maker waives presentment for payment, notice of dishonor, protest and notice of protest. The remedies of Payee as provided herein or in the Tax Loan Pledge Agreement or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Failure of Payee, for any period of time or on more than one occasion, to exercise Payee's option to accelerate this Note shall not constitute a waiver of the right to exercise the same at any time thereafter in the event of any subsequent Default. No act of omission or commission of Payee, including specifically any failure to exercise any right,

                                   2.F(1)-2
remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse or any other right, remedy or recourse at any time. A waiver or release with reference to any one event shall not be construed as a waiver or release or any subsequent event or as a bar to any subsequent exercise of Payee's rights or remedies hereunder and any waiver or release hereunder shall be effected only through a written document executed by Payee and then only to the extent specifically recited therein.

     From and after the occurrence of a Default, Maker shall pay to Payee all reasonable attorneys' fees, court costs and all other legal costs and expenses in connection with the collection or enforcement of this Note.

     From and after the occurrence of a Default, Payee is expressly authorized to apply payments made under this Note as Payee may elect against any or all amounts, or portions thereof, then due and payable hereunder or under the Tax Loan Pledge Agreement, including, without limitation, the outstanding principal balance due under this Note, legal expenses or any combination of the foregoing.

     Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, or any other gender, masculine, feminine or neuter, as the context requires.

     This Note may be assigned, endorsed or otherwise transferred by Payee and shall inure to the benefit of Payee and Payee's successors, endorsees, transferees and assigns and shall be binding upon the undersigned and its successors and assigns.

     In the event any portion of this instrument shall be considered unlawful or unenforceable, but may be made lawful or enforceable by limitation or reduction thereof, such portion shall be enforced to the extent of such limitation or reduction as is necessary to render this Note lawful or enforceable; if any such portion of this instrument may not be made lawful or enforceable by any such limitation or reduction, such portion shall be deemed stricken from this instrument, and the remaining part of this instrument shall continue in full force and effect.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, Maker has set its hand on the date first above written.


                                       OFFERDAHL'S BAGEL GOURMET,
                                       INC.


                                       By:
                                          -----------------------


                                   2.F(l)-3

                                EXHIBIT 2.F(2)

                           TAX LOAN PLEDGE AGREEMENT
                           -------------------------


     THIS TAX LOAN PLEDGE AGREEMENT (this "Agreement") is made and entered into on __________, 1995, by OFFERDAHL'S BAGEL GOURMET, INC., a Florida corporation (the "Pledgor"), in favor of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Lender").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Pledgor is the owner of 4.2 units of membership interest in BC Equity Funding, L.L.C., a Delaware limited liability company ("Equity Funding"), as herein set forth (the "Pledged Units"), and

     WHEREAS, the Pledgor has executed certain Promissory Notes dated as of April 15, 1995, June 15, 1995, September 15, 1995 and April 15, 1996 payable to Lender (the "Notes"); and

     WHEREAS, the Lender has required, as a condition to extending the loan which is evidenced by the Note, that the Pledgor (i) pledge to the Lender, and grant to the Lender a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of the Obligations (as defined herein).

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the premises and in order to induce the Lender to extend the loan evidenced by the Note, the Pledger hereby covenants and agrees with the Lender as follows:

     SECTION 1. PLEDGE. The Pledgor hereby pledges to the Lender, and grants to the Lender a continuing first priority and perfected security interest in, the following (the "Pledged Collateral"): (i) the Pledged Units and the certificates representing the Pledged Units, and (ii) all products and proceeds of any of the Pledged Units including, without limitation, all dividends (in cash or in securities of the Lender), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Units.

     SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all of the obligations of the Pledgor to the Lender pursuant to the Note and this Agreement, whether for principal, interest, fees, expenses or otherwise (the "Obligations").

     SECTION 3. DELIVERY OF PLEDGED UNITS. All certificates or instruments representing or evidencing the Pledged Units shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien.

          (b) Upon the delivery to the Lender of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Lender.

          (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

          (d) The Pledgor has all requisite corporate power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement.

          (e) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

     SECTION 5. FURTHER ASSISTANCE. The Pledgor agrees that at any time and from time to time, at the expense of the Lender, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at the Lender's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

                                   2.F(2)-2

     SECTION 6. VOTING RIGHTS; DISTRIBUTIONS.

          (a) So long as no Default (as defined in the Note) shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement.

          (b) So long as no Default shall have occurred and be continuing, the Pledger shall be entitled to receive all cash distributions paid from time to time in respect of the Pledged Shares, so long as 50% of such distributions are applied to the prepayment of the Note.

          (c) Any and all distributions paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for , any Pledged Collateral, shall be forthwith delivered to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (d) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledger all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledger to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a) hereof.

          (e) All distributions received by the Pledger contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (f) Upon the occurrence and during the continuance of a Default, (i) all rights of the Pledger to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) hereof shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights and (ii) all distributions payable in respect of the Pledged Shares shall be paid to the Lender and the Pledgor's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

     SECTION 7. TRANSFERS AND OTHER LIENS; SALES; ADDITIONAL SHARES. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Lender, except that Pledgor may sell Pledged Units in any transaction in which 50% of the net proceeds




                                   2.F(2)-3
of the sale are applied to the prepayment of the Note, provided, however, that if 50% of the net proceeds of such sale exceed all amounts owed by the Pledgor under the terms of the Note, the Pledgor shall be entitled to retain such excess net proceeds, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit the Lender's rights or remedies hereunder, including, without limitation, the Lender's right to sell or otherwise dispose of the Pledged Collateral.

     SECTION 8. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Lender as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     SECTION 9. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

     SECTION 10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Lender hereunder are being granted in order to preserve and protect the Lender's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Lender in connection therewith. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 11. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Pledgor represents to the Lender that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Lender shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

     SECTION 12. REMEDIES UPON DEFAULT. If any Default shall have occurred and be continuing, the Lender shall, in addition to all other rights given by law or by this Agreement


                                   2.F(2)-4
or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of Delaware at that time and the Lender may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Lender, the Pledged Collateral or any part thereof on the books of the Lender into the name of the Lender or the Lender's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Lender may sell or cause the same to be sold by any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the Code. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Lender or any other lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In addition, upon the occurrence or during the continuance of a Default, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Lender as provided in and subject to the terms of Section 6(f) hereof.

     SECTION 13. EXPENSES. From and after the occurrence of a Default, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Lender, which the Lender may incur in connection with (i) the exercise or enforcement of any of the rights of the Lender hereunder of (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Lender and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; or (ii) any exchange, surrender, release or non-perfection of any other collateral.

     SECTION 15. LEGEND ON PLEDGED UNITS. Each certificate evidencing the Pledged Units shall bear the following legends:

     "The shares represented by this certificate are subject to certain covenants and agreements contained in that certain Tax Loan Pledge Agreement by and among Offerdahl's Bagel Gourmet, Inc. and Progressive
     Bagel Concepts, Inc. dated          , 1995."




                                   2.F(2)-5

     SECTION 16. MISCELLANEOUS PROVISIONS.

     (a) Notices. All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

                  To Lender:  Progressive Bagel Concepts, Inc.
                              1526 Cole Blvd., Suite 200
                              Golden, Colorado 80401
                              Attention: General Counsel
                              Telephone: (303) 278-9500
                              Facsimile: (303) 384-5334

                  To Pledgor: Offerdahl's Bagel Gourmet, Inc.
                              929 Shotgun Road
                              Sunrise, Florida 33326
                              Telephone: (305) 452-1156
                              Facsimile: (305) 475-2606

     (b) Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     (c) Severability. The provisions of this Agreement are severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     (d) Interpretation of Agreement. All terms not defined herein shall have the meaning set forth in the Code, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     (e) Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and the cancellation of the Note, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the


                                   2.F(2)-6

Lender and its successors, transferees and assigns, to the benefit of the Lender's successors, endorsees, transferees and assigns.

     (f) Reinstatement. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by the Lender or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     (g) Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations secured hereby and cancellation of the Note.

     (h) Waivers. The Pledgor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under this Agreement. The Pledgor hereby waives notice of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Pledgor's financial condition or any other fact which might materially increase the risk to the Pledgor with respect to any of the Obligations or all other demands and notices whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. The Pledgor represents, warrants and agrees that, as of the date of this Agreement, its obligations under this Agreement are not subject to any offsets or defenses of any kind against the Lender.

     (i) Authority of the Lender. The Lender shall have and be entitled to exercise all powers hereunder which are specifically granted to the Lender by the terms hereof, together with such powers as are reasonably incident thereto. The Lender may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Lender nor any director, officer, employee, attorney or agent of the Lender shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Lender be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Lender and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.


                                   2.F(2)-7

     (j) Release; Termination of Agreement. Subject to the provisions of Sections 15(g) and 15(h) hereof, this Agreement and the security interests created hereunder shall automatically terminate upon full and final payment and performance of all the Obligations and the cancellation of the Note. Upon such termination the Lender shall promptly return to the Pledgor the certificates evidencing the Pledged Units, if any, and take any other steps necessary to evidence the termination of such security interests.

     (k) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

     (1) Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     (m) WAIVER OF DAMAGES; WAIVER OF NOTICE. THE PLEDGOR AGREES THAT THE LENDER SHALL NOT HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE LENDER CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.




                                   2.F(2)-8

  IN WITNESS WHEREOF, the Pledgor and the Lender have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                    OFFERDAHL'S BAGEL GOURMET, INC.,
                                    a Florida corporation

                                    By:
- -------------------------------         --------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
- -------------------------------            -----------------------------


                                    PROGRESSIVE BAGEL CONCEPTS, INC.,
                                    a Delaware corporation

                                    By:
- -------------------------------         --------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
- -------------------------------            -----------------------------




                              2.F(2)-9

                                 SCHEDULE "A"
                                 ------------

                                PLEDGED SHARES
                                --------------


Number of Share Certificate          Pledged Shares          Numbers
- ---------------------------          --------------          -------

                                EXHIBIT 5.U(1)

                          NONRECOURSE PROMISSORY NOTE

$437,496.69                                                       March __, 1995

     FOR VALUE RECEIVED, the undersigned, OFFERDAHL'S BAGEL GOURMET, INC. ("Maker"), promises to pay to the order of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Payee") with an address at 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401 or at such other place as Payee may from time to time in writing designate, in lawful money of the United States and in immediately available funds, the principal sum of Four Hundred Thirty Seven Thousand Four Hundred Ninety-Six Dollars and Sixty-Nine Cents ($437,496.69). Interest shall accrue on principal balance outstanding at an annual rate equal to the "Prime Rate" plus one percent (1%). The "Prime Rate" shall mean that rate of interest most recently announced or published by the Bank of America Illinois, its successors or assigns, in Chicago, Illinois as its prime rate or base rate for commercial loans, which rate may not be the lowest interest rate charged by Bank of America Illinois. Such interest shall be calculated at a daily rate equal to 1/360th of the annual rate stated above and shall change with any change in the Prime Rate.

     The principal sum and any interest accrued thereon shall be payable on April 15, 2001; provided, however, that (i) there shall be mandatory payments of interest and prepayments of principal under this Note in an aggregate amount equal to 75% of the amount of cash distributed to Maker by Payee, in the form of dividends, distributions, redemptions, upon liquidation or otherwise, or received upon the sale of shares of capital stock in Payee owned by Maker or upon the sale of any assets distributed in-kind by Payee, in each case net of the excess of all income taxes payable in respect of the amounts received over income taxes saved by reason of the deduction of interest hereunder (collectively, the "Net Cash Proceeds"), such payments and prepayments to be made within five business days after the receipt of the corresponding Net Cash Proceeds, and (ii) in the event the cumulative Net Cash Proceeds that have been received by Maker through April 15, 2001, are not equal to at least 133 1/3% of the aggregate principal amount of the Note and all interest accrued thereon through such date, then the maturity date of the Note shall be extended until such time as the cumulative Net Cash Proceeds that have been received by Maker are equal to 133 1/3% of the original principal amount of the Note and all interest accrued thereon through such date.

     This Note is not a personal obligation of Maker and the liability of Maker under this Note shall be limited to, and satisfied solely from, the Pledged Shares (as herein defined).

     The principal sum and any interest accrued thereon may be prepaid in whole or in part at any time without premium or penalty at any time prior to the Maturity Date.

     This Note is secured by, and is subject to the terms and conditions of, that certain Additional Transferee Shares Pledge Agreement of even date herewith between Maker and Payee (the "Stock Pledge Agreement") and is secured by a pledge by Maker of 370.82 shares of common stock of Payee, as described herein (the "Pledged Shares").

     The following events shall constitute a default hereunder:

             (i)   Failure to pay any principal hereunder when due; or

             (ii) Maker makes an assignment for the benefit of creditors, becomes insolvent or admits in writing the inability to pay its debts as they mature or generally is not paying its debts as they become due, or applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property; or

             (iii) Any bankruptcy, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation case or proceeding shall be instituted by or against Maker, unless any of the foregoing acts have been stayed, dismissed or discharged, as the case may be, within sixty (60) days after the occurrence thereof; or

             (iv) failure to perform or observe any other covenant or agreement of Maker contained herein or any other covenant or agreement in the Pledge Agreement and the continuance of such failure for a period of thirty (30) days after written notice from Payee;

             (v) Any representation or warranty of Maker or in the Pledge Agreement shall prove to be false or misleading in any material respect as of the date hereof; or

             (vi)  the dissolution of Maker.

     Upon and after the occurrence of a Default, this Note shall, without demand, notice or legal process of any kind, become immediately due and payable, and Payee may proceed to exercise any other rights and remedies with respect to this Note which Payee may have at law, in equity or otherwise.

     Upon and after a Default, interest shall accrue on the amount of principal balance outstanding at an annual rate equal to the Prime Rate plus two percent (2%).

     Maker waives presentment for payment, notice of dishonor, protest and notice of protest. The remedies of Payee as provided herein or in the Pledge Agreement or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as

                                   5.U(1)-2
occasion therefor shall arise. Failure of the Payee, for any period of time or on more than one occasion, to exercise Payee's option to accelerate this Note shall not constitute a waiver of the right to exercise the same at any time thereafter in the event of any subsequent Default. No act of omission or commission of Payee, including specifically any failure to exercise any right or remedy shall be deemed a waiver or release of such right or remedy or any other right or remedy at any time. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Payee's rights or remedies hereunder and any waiver or release hereunder shall be effected only through a written document executed by Payee and then only to the extent specifically recited therein.

     From and after the occurrence of a Default, Maker shall pay to Payee all reasonable attorneys' fees, court costs and all other legal costs and expenses in connection with the collection or enforcement of this Note.

     From and after the occurrence of a Default, Payee is expressly authorized to apply payments made under this Note as Payee may elect against any or all amounts, or portions thereof, then due and payable hereunder or under the Pledge Agreement, including, without limitation, the outstanding principal balance due under this Note, legal expenses or any combination of the foregoing.

     This Note may be assigned, endorsed or otherwise transferred by Payee and shall inure to the benefit of Payee and Payee's successors. endorsees, transferees and assigns and shall be binding upon the undersigned and its successors and assigns.

     In the event any portion of this instrument shall be considered unlawful or unenforceable, but may be made lawful or enforceable by limitation or reduction thereof, such portion shall be enforced to the extent of such limitation or reduction as is necessary to render this Note lawful or enforceable; if any such portion of this instrument may not be made lawful or enforceable by any such limitation or reduction, such portions shall be deemed stricken from this instrument, and the remaining part of this instrument shall continue in force and effect.

     Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, or any other gender, masculine, feminine or neuter, as the context requires.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to conflict of laws principles).




                                   5.U(1)-3

     IN WITNESS WHEREOF, Maker has set its hand on the date first above written.



                                    OFFERDAHL'S BAGEL GOURMET, INC


                                    By:___________________________

                                    Its:__________________________



                              5.U(1)-4

                                EXHIBIT 5.U(2)

                     FORM OF ADDITIONAL TRANSFEREE SHARES
                               PLEDGE AGREEMENT
                               ----------------

  THIS FORM OF ADDITIONAL TRANSFEREE SHARES PLEDGE AGREEMENT (this "Agreement")
is made and entered into on         , 1995, by OFFERDAHL'S BAGEL GOURMET, INC.,
a Florida corporation (the "Pledgor"), in favor of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Lender").

                             W I T N E S S E T H:

  WHEREAS, the Pledgor is the owner of the outstanding shares of common stock of the Lender set forth on Schedule A hereto (the "Pledged Shares"); and

  WHEREAS, the Pledgor has executed a certain Promissory Note in the principal amount of $437,496.69 of even date herewith payable to Lender (the "Note"); and

  WHEREAS, the Lender has required, as a condition to extending the loan which is evidenced by the Note, that the Pledgor (i) pledge to the Lender, and grant to the Lender a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of the Obligations (as defined herein).

                                   AGREEMENT

  NOW THEREFORE, in consideration of the premises and in order to induce the Lender to extend the loan evidenced by the Note, the Pledgor hereby covenants and agrees with the Lender as follows:

  SECTION 1. PLEDGE. The Pledgor hereby pledges to the Lender, and grants to the Lender a continuing first priority and perfected security interest in, the following (the "Pledged Collateral"): (i) the Pledged Shares and the certificates representing the Pledged Shares, and (ii) all products and proceeds of any of the Pledged Shares including, without limitation, all dividends (in cash or in securities of the Lender), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

  SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all of the obligations of the Pledgor to the Lender pursuant to the Note and this Agreement, whether for principal, interest, fees, expenses or otherwise (the "Obligations").

  SECTION 3. DELIVERY OF PLEDGED SHARES. All certificates or instruments representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

   SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

  (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien.

  (b) Upon the delivery to the Lender of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Lender.

  (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

  (d) The Pledgor has all requisite corporate power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Shares as provided by this Agreement.

  (e) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

   SECTION 5. FURTHER ASSISTANCE. The Pledgor agrees that at any time and from time to time, at the expense of the Lender, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at the Lender's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

   SECTION 6. VOTING RIGHTS; DIVIDENDS.

  (a) So long as no Default (as defined in the Note) shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the

                                   5.U(2)-2
terms of this Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement.

  (b) So long as no Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Pledged Shares.

  (c) Any and all dividends or other distributions paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be forthwith delivered to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

  (d) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a) hereof.

  (e) All dividends or other distributions received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

  (f) Upon the occurrence and during the continuance of a Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) hereof shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights and (ii) all cash dividends or other distributions payable in respect of the Pledged Shares shall be paid to the Lender and the Pledgor's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

  SECTION 7. TRANSFERS AND OTHER LIENS; SALES; ADDITIONAL SHARES. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Lender, except that Pledgor may sell Pledged Shares in any transaction in which 75% of the Net Cash Proceeds (as defined in the Note) are applied to the payment of principal and interest on the Note; provided, however, that if 75% of the Net Cash Proceeds exceeds all amounts owed by the Pledgor under the terms of the Note, the Pledgor shall be entitled to retain such excess Net Cash Proceeds,
(ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, or (iii) enter into any agreement or understanding that purports to or may restrict or


                                   5.U(2)-3
inhibit the Lender's rights or remedies hereunder, including, without limitation, the Lender's right to sell or otherwise dispose of the Pledged Collateral.

  SECTION 8. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Lender as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

  SECTION 9. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

  SECTION 10. NO ASSUMPTION OF DUTIES: REASONABLE CARE. The rights and powers granted to the Lender hereunder are being granted in order to preserve and protect the Lender's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Lender in connection therewith. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

  SECTION 11. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Pledgor represents to the Lender that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Lender shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

  SECTION 12. REMEDIES UPON DEFAULT. If any Default shall have occurred and be continuing, the Lender shall, in addition to all other rights given by law or by this Agreement or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of Delaware at that time and the Lender may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Lender, the Pledged Collateral or any part thereof on the books of the Lender into the name of the Lender or the

                                   5.U(2)-4

Lender's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Lender, the Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the Code. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Lender or any other lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In addition, upon the occurrence or during the continuance of a Default, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Lender as provided in and subject to the terms of Section 6(f) hereof.

     SECTION 13. EXPENSES. From and after the occurrence of a Default, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Lender, which the Lender may incur in connection with (i) the exercise or enforcement of any of the rights of the Lender hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Lender and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; or (ii) any exchange, surrender, release or nonperfection of any other collateral.

     SECTION 15. LEGEND ON PLEDGED UNITS. Each certificate evidencing the Pledged Units shall bear the following legends:

               "The shares represented by this certificate are subject to certain covenants and agreements contained in that certain Additional Transferee Shares Pledge Agreement by and among Offerdahl's Bagel
          Gourmet, Inc. and Progressive Bagel Concepts, Inc. dated March   ,
          1995."


                                   5.U(2)-5

     SECTION 16.  MISCELLANEOUS PROVISIONS.

     (a) Notices. All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

          To Lender:   Progressive Bagel Concepts, Inc.
                       1526 Cole Blvd., Suite 200
                       Golden, Colorado 80401
                       Attention: General Counsel
                       Telephone: (303) 278-9500
                       Facsimile: (303) 384-5334

          To Pledgor:  Offerdahl's Bagel Gourmet, Inc.
                       929 Shotgun Road
                       Sunrise, Florida 33326
                       Telephone: (305) 452-1156
                       Facsimile: (305) 475-2606

     (b) Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     (c) Severability. The provisions of this Agreement are severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     (d) Interpretation of Agreement. All terms not defined herein shall have the meaning set forth in the Code, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     (e) Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and the cancellation of the Note, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender and its successors, transferees and assigns, to the benefit of the Lender's successors, endorsees, transferees and assigns.


                                   5.U(2)-6

     (f) Reinstatement. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by the Lender or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     (g) Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations secured hereby and cancellation of the Note.

     (h) Waivers. The Pledgor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under this Agreement. The Pledgor hereby waives notice of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Pledgor's financial condition or any other fact which might materially increase the risk to the Pledgor with respect to any of the Obligations or all other demands and notices whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. The Pledgor represents, warrants and agrees that, as of the date of this Agreement, its obligations under this Agreement are not subject to any offsets or defenses of any kind against the Lender.

     (i) Authority of the Lender. The Lender shall have and be entitled to exercise all powers hereunder which are specifically granted to the Lender by the terms hereof, together with such powers as are reasonably incident thereto. The Lender may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Lender nor any director, officer, employee, attorney or agent of the Lender shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Lender be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Lender and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

     (j) Release; Termination of Agreement. Subject to the provisions of Sections 15(g) and l5(h) hereof, this Agreement and the security interests created hereunder shall automatically terminate upon full and final payment and performance of all the Obligations and the cancellation


                              5.U(2)-7
of the Note. Upon such termination the Lender shall promptly return to the Pledgor the certificates evidencing the Pledged Shares, and take any other steps necessary to evidence the termination of such security interests.

     (k) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

     (l) Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     (m) WAIVER OF DAMAGES; WAIVER OF NOTICE. THE PLEDGOR AGREES THAT THE LENDER SHALL NOT HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE LENDER CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     IN WITNESS WHEREOF, the Pledgor and the Lender have each caused this Agreement to be duly executed and delivered as of the date first above written.



                                        OFFERDAHL'S BAGEL GOURMET, INC.,
                                        a Florida corporation


                                        By:
                                            -----------------------------------


                                        Name:
                                              ---------------------------------


                                        Title:
                                               --------------------------------




                                        PROGRESSIVE BAGEL CONCEPTS, INC.,
                                        a Delaware corporation


                                        By:
                                            -----------------------------------


                                        Name:
                                              ---------------------------------


                                        Title:
                                               --------------------------------



                                   5.U(2)-8

                                  SCHEDULE A
                                  ----------
                                PLEDGED SHARES



         Number of
         Share Certificate
                                 Pledged Shares       Numbers
                                 --------------       -------






                                   5.U(2)-9

                                EXHIBIT 5.U(3)

                          NONRECOURSE PROMISSORY NOTE



$1,312,500                                                          March , 1995


     FOR VALUE RECEIVED, the undersigned, OFFERDAHL'S BAGEL GOURMET, INC. ("Maker"), promises to pay to the order of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("Payee") with an address at 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401 or at such other place as Payee may from time to time in writing designate, in lawful money of the United States and in immediately available funds, the principal sum of One Million Three Hundred and Twelve Thousand Five Hundred Dollars ($1,312,500.00). Interest shall accrue on the amount of principal balance outstanding at an annual rate equal to the "Prime Rate" plus one percent (1%). The "Prime Rate" shall mean that rate of interest most recently announced or published by the Bank of America Illinois, its successors or assigns, in Chicago, Illinois as its prime rate or base rate for commercial loans, which rate may not be the lowest interest rate charged by Bank of America Illinois. Such interest shall be calculated at a daily rate equal to 1/360th of the annual rate stated above and shall change with any change in the Prime Rate.

     The principal sum and any interest accrued thereon shall be payable on April 15, 2001; provided, however, that (i) there shall be mandatory payments of interest and prepayments of principal under the Note in an aggregate amount equal to the amount of cash distributed to Maker by BC Equity Funding, L.L.C., a Delaware limited company ("Equity Funding"), in the form of distributions, redemptions, upon liquidation or otherwise in respect of the Equity Funding Units (as hereinafter defined), or received upon the sale of the Equity Funding Units or upon the sale of any assets distributed in-kind by Equity Funding in respect of the Equity Funding Units, in each case net of the excess of all income taxes payable in respect of the amounts received over income taxes saved by reason of the deduction of interest hereunder (collectively, the "Net Cash Proceeds"), such payments and prepayments to be made within five business days after the receipt of the corresponding Net Cash Proceeds, and (ii) in the event the cumulative Net Cash Proceeds that have been received by the Maker through April 15, 2001, are not equal to the original principal amount of the Note, then the maturity date of the Note shall be extended until such time as the cumulative Net Cash Proceeds that have been received by Maker are equal to the original principal amount of the Note and all interest accrued thereon through such date.

     This Note is not a personal obligation of Maker and the liability of Maker under this Note shall be limited to, and satisfied solely from, the Equity Funding Units (as herein defined).

     The principal sum and any interest accrued thereon may be prepaid in whole or in part at any time without premium or penalty at any time prior to the Maturity Date.

     This Note is secured by, and is subject to the terms and conditions of, that certain Additional Equity Funding Units Pledge Agreement of even date herewith between Maker and Payee (the "Units Pledge Agreement") and is secured by a pledge by Maker of 1.25 units of membership interest (the "Equity Funding Units") in BC Equity Funding, L.L.C., a Delaware limited liability company, as described herein.

     The following events shall constitute a default hereunder:

          (i)    Failure to pay any principal hereunder when due; or

          (ii) Maker makes an assignment for the benefit of creditors, becomes insolvent or admits in writing the inability to pay its debts as they mature or generally is not paying its debts as they become due, or applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property; or

          (iii) Any bankruptcy, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation case or proceeding shall be instituted by or against Maker, unless any of the foregoing acts have been stayed, dismissed or discharged, as the case may be, within sixty (60) days after the occurrence thereof; or

          (iv) failure to perform or observe any other covenant or agreement of Maker contained herein or any other covenant or agreement in the Units Pledge Agreement and the continuance of such failure for a period of thirty (30) days after written notice from Payee; or

          (v) Any representation or warranty of Maker herein or in the Units Pledge Agreement shall prove to be false or misleading in any material respect as of the date hereof: or

          (vi)   the dissolution of Maker.

     Upon and after the occurrence of a Default, this Note shall, without demand, notice or legal process of any kind, become immediately due and payable, and Payee may proceed to exercise any other rights and remedies with respect to this Note which Payee may have at law, in equity or otherwise.

     Upon and after a Default, interest shall accrue on the amount of principal balance outstanding at an annual rate equal to the Prime Rate plus two percent (2%).

     Maker waives presentment for payment, notice of dishonor, protest and notice of protest. The remedies of Payee as provided herein or in the Units Pledge Agreement or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Failure of the Payee, for any period of time or on more than one occasion, to exercise Payee's option to accelerate this Note shall not constitute a waiver of the right to exercise the same at any time thereafter in the event of any subsequent Default. No act of omission or commission of Payee, including specifically any failure to exercise any right or remedy shall be deemed a waiver or release of such right or remedy or any other right or remedy at any time. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Payee's rights or remedies hereunder and any waiver or release hereunder shall be effected only through a written document executed by Payee and then only to the extent specifically recited therein.

     From and after the occurrence of a Default, Maker shall pay to Payee all reasonable attorneys' fees, court costs and all other legal costs and expenses in connection with the collection or enforcement of this Note.

     From and after the occurrence of a Default, Payee is expressly authorized to apply payments made under this Note as Payee may elect against any or all amounts, or portions thereof, then due and payable hereunder or under the Units Pledge Agreement, including, without limitation, the outstanding principal balance due under this Note, legal expenses or any combination of the foregoing.

     This Note may be assigned, endorsed or otherwise transferred by Payee and shall inure to the benefit of Payee and Payee's successors, endorsers, transferees and assigns and shall be binding upon the undersigned and its successors and assigns.

     In the event any portion of this instrument shall be considered unlawful or unenforceable, but may be made lawful or enforceable by limitation or reduction thereof, such portion shall be enforced to the extent of such limitation or reduction as is necessary to render this Note lawful or enforceable, if any such portion of this instrument may not be made lawful or enforceable by any such limitation or reduction, such portion shall be deemed stricken from this instrument, and the remaining part of this instrument shall continue in force and effect.

     Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, or any other gender, masculine, feminine or neuter, as the context requires.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, Maker has set its hand on the date first above written.

                                   OFFERDAHL'S BAGEL GOURMET, INC

                                   By:____________________________
                                   Its:___________________________

                                EXHIBIT 5.U(4)

                       FORM OF ADDITIONAL EQUITY FUNDING

                            UNITS PLEDGE AGREEMENT
                            ----------------------


     THIS FORM OF ADDITIONAL EQUITY FUNDING UNITS PLEDGE AGREEMENT (this "Agreement") is made and entered into on , 1995, by OFFERDAHL'S BAGEL GOURMET, INC., a Florida corporation (the "Pledgor"), in favor of PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (the "Lender").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Pledgor is the owner of 1.25 units of membership interest in BC Equity Funding, L.L.C., a Delaware limited liability company ("Equity Funding"), as herein set forth (the "Pledged Units"); and

     WHEREAS, the Pledgor has executed a certain Promissory Note in the principal amount of $1,312,500 of even date herewith payable to Lender (the "Note"); and

     WHEREAS, the Lender has required, as a condition to extending the loan which is evidenced by the Note, that the Pledgor (i) pledge to the Lender, and grant to the Lender a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of the Obligations (as defined herein).

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the premises and in order to induce the Lender to extend the loan evidenced by the Note, the Pledgor hereby covenants and agrees with the Lender as follows:

     SECTION 1. PLEDGE. The Pledgor hereby pledges to the Lender, and grants to the Lender a continuing first priority and perfected security interest in, the following (the "Pledged Collateral"): (i) the Pledged Units and the certificates representing the Pledged Units, and (ii) all products and proceeds of any of the Pledged Units including, without limitation, all distributions (in cash or in securities of the Lender), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Units.

     SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all of the obligations of the Pledgor to the Lender pursuant to the Note and this Agreement, whether for principal, interest, fees, expenses or otherwise (the "Obligations").

     SECTION 3. DELIVERY OF PLEDGED UNITS. All certificates or instruments representing or evidencing the Pledged Units, if any, shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien.

          (b) Upon the delivery to the Lender of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Lender.

          (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

          (d) The Pledgor has all requisite corporate power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Units as provided by this Agreement.

          (e) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

     SECTION 5. FURTHER ASSISTANCE. The Pledgor agrees that at any time and from time to time, at the expense of the Lender, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at the Lender's request, in order to perfect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

                                   5.U(4)-2

     SECTION 6.  VOTING RIGHTS; DISTRIBUTIONS.

          (a) so long as no Default (as defined in the Note) shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Units or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement.

          (b) so long as no Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash distributions paid from time to time in respect of the Pledged Units, so long as such distributions are applied to the prepayment of the Note.

          (c) Any and all distributions paid or payable in the form of instruments and other property (other than cash dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be forthwith delivered to the Lender to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (d) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a) hereof.

          (e) All distributions received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (f) Upon the occurrence and during the continuance of a Default, (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) hereof shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights and (ii) all distributions payable in respect of the Pledged Units shall be paid to the Lender and the Pledgor's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

     SECTION 7. TRANSFERS AND OTHER LIENS; SALES; ADDITIONAL SHARES. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Lender, except that Pledgor may sell Pledged Units in any transaction in which the Net Cash Proceeds (as defined in the Note) are applied to the payment of principal and interest on the Note; provided, however, that if the Net Cash Proceeds exceed all amounts owed by the Pledgor under

                                   5.U(4)-3
the terms of the Note, the Pledgor shall be entitled to retain such excess Net Cash Proceeds, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit the Lender's rights or remedies hereunder, including, without limitation, the Lender's right to sell or otherwise dispose of the Pledged Collateral.

     SECTION 8. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Lender as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     SECTION 9. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

     SECTION 10. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Lender hereunder are being granted in order to preserve and protect the Lender's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Lender in connection therewith. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 11. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Pledgor represents to the Lender that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Lender shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

     SECTION 12. REMEDIES UPON DEFAULT. If any Default shall have occurred and be continuing, the Lender shall, in addition to all other rights given by law or by this Agreement or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of Delaware at that time and the Lender may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Lender, the Pledged

                                   5-U(4)-4

Collateral or any part thereof on the books of the Lender into the name of the Lender or the Lender's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Lender, the Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, all in accordance with the terms and provisions of this Agreement and the Code. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Lender or any other lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In addition, upon the occurrence or during the continuance of a Default, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Lender as provided in and subject to the terms of Section 6(f) hereof.

     SECTION 13. EXPENSES. From and after the occurrence of a Default, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Lender, which the Lender may incur in connection with (i) the exercise or enforcement of any of the rights of the Lender hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Lender and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations; or (ii) any exchange, surrender, release or nonperfection of any other collateral.

     SECTION 15. LEGEND ON PLEDGED UNITS. Any certificate evidencing the Pledged Units shall bear the following legends:

                  "The units represented by this certificate are subject to certain covenants and agreements contained in that certain Additional Equity Funding Units Pledge Agreement by and among Offerdahl's Bagel Gourmet, Inc. and Progressive Bagel Concepts, Inc. dated March , 1995."

     SECTION 16.  MISCELLANEOUS PROVISIONS.

          (a) Notices. All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered


                                   5.U(4)-5
by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

     To Lender:              Progressive Bagel Concepts, Inc.
                             1526 Cole Blvd., Suite 200
                             Golden, Colorado 80401
                             Attention: General Counsel
                             Telephone: (303) 278- 9500
                             Facsimile: (303) 384-5334


     To Pledgor:             Offerdahl's Bagel Gourmet, Inc.
                             929 Shotgun Road
                             Sunrise, Florida 33326
                             Telephone: (305) 452-1156
                             Facsimile: (305)475-2606

          (b) Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

          (c) Severability. The provisions of this Agreement are severable, and if any clause or provisions shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          (d) Interpretation of Agreement. All terms not defined herein shall have the meaning set forth in the Code, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          (e) Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and the cancellation of the Note, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender and its successors, transferees and assigns, to the benefit of the Lender's successors, endorsees, transferees and assignees.

          (f) Reinstatement. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by the Lender or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar

                                   5-U(4)-6
official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

  (g) Survival of Provisions. A11 representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations secured hereby and cancellation of the Note.

  (h) Waivers. The Pledgor Waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under this Agreement. The Pledgor hereby waives notice of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Pledgor's financial condition or any other fact which might materially increase the risk to the Pledgor with respect to any of the Obligations or all other demands and notices whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement. The Pledgor represents, warrants and agrees that, as of the date of this Agreement, its obligations under this Agreement are not subject to any offsets or defenses of any kind against the Lender.

  (i) Authority of the Lender. The Lender shall have and be entitled to exercise all powers hereunder which are specifically granted to the Lender by the terms hereof, together with such powers as are reasonably incident thereto. The Lender may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Lender nor any director, officer, employee, attorney or agent of the Lender shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Lender be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Lender and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

  (j) Release; Termination of Agreement. Subject to the provisions of Sections 15(g) and 15(h) hereof, this Agreement and the security interests created hereunder shall automatically terminate upon full and final payment and performance of all the Obligations and the cancellation of the Note. Upon such termination the Lender shall promptly return to the Pledgor the certificates evidencing the Pledged Units, if any, and take any other steps necessary to evidence the termination of such security interests.

  (k) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so

                                   5.U(4)-7
executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

  (l) Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

  (m) WAIVER OF DAMAGES; WAIVER OF NOTICE. THE PLEDGOR AGREES THAT THE LENDER SHALL NOT HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE LENDER (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE LENDER CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

  IN WITNESS WHEREOF, the Pledgor and the Lender have each caused this Agreement to be duly executed and delivered as of the date first above written.



                                                  OFFERDAHL'S BAGEL GOURMET,
                                                  INC., a Florida corporation

                                                  By:
                                                      -----------------------
                                                  Name:
                                                       ----------------------
                                                  Title:
                                                        ---------------------

                                                  PROGRESSIVE BAGEL CONCEPTS,
                                                  INC., a Delaware corporation

                                                  By:
                                                      -----------------------
                                                  Name:
                                                       ----------------------
                                                  Title:
                                                        ---------------------

                                   5.U(4)-8

                                  EXHIBIT 6.D

                         REGISTRATION RIGHTS AGREEMENT

  THIS REGISTRATION RIGHTS AGREEMENT is made as of the ______ day of February 1995 (this "Agreement"), by and between PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware Corporation (the "Company"), and each owner of common stock of the Company listed on Exhibit A hereto and each owner of common stock who executes, with the written agreement of the Company, a counterpart of this Agreement (each referred to herein individually as an "Investor" and collectively referred to herein as "Investors").

                             W I T N E S S E T H:
                             --------------------

  WHEREAS, the Company has agreed to provide Investors with certain registration rights as set forth herein.

  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

  1.1 "Business Day" means any day on which The New York Stock Exchange is open for trading.

  1.2 "Common Stock" means the common stock, $.01 par value, of the Company.

  1.3 "Eligible Registration" means any of the first four occasions the Company proposes to register any shares of Common Stock in any manner which would permit registration of Eligible Securities for public sale under the Securities Act, other than any offering described in Sections 2.1(a) through (f). If the Company terminates any Eligible Registration prior to its effectiveness or if the Investors are unable to sell at least 90% of the Eligible Securities they had requested to sell in any Eligible Registration, that registration will not constitute an Eligible Registration.

  1.4 "Eligible Securities" means all or any portion of the Common Stock owned by the Investors and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions.

  As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when
(i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be sold pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act, (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act, or (iv) a written opinion of counsel of the Company addressed to Investors to the effect that shares may be sold without registration under the Securities Act has been delivered.

  1.5 "Person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

  1.6 "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) SEC or blue sky registration fees attributable to Eligible Securities; (v) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vii) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any Eligible Registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

                                     6.D-2

  1.7 "SEC" means the Securities and Exchange Commission.

  1.8 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

  1.9 "Selling Investor" means any Investor requesting the registration of Eligible Securities registered pursuant to Article 2 hereof.

                                   ARTICLE 2
                            INCIDENTAL REGISTRATION

  2.1 NOTICE AND REGISTRATION. If the Company proposes to register any shares of Common Stock for public sale under the Securities Act in an Eligible Registration, it will give prompt written notice to Investors of its intention to do so, and upon the written request of each Investor delivered to the Company within ten (10) Business Days after the giving of any such notice by the Company (which request shall specify the number of Eligible Securities intended to be disposed of by the Selling Investor and the intended method of disposition thereof) the Company will use all reasonable efforts to effect, in connection with the registration of its Common Stock in such Eligible Registration, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investors, to the extent required to permit the public sale (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

  (a) if, at any time after giving such written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such Eligible Registration, the Company shall determine for any reason not to register the Common Stock, the Company may, at its election, give written notice of such determination to Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Common Stock (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 2.2);

  (b) The Company will not be required to effect any registration pursuant to this Article 2 if the Company shall have been advised in writing by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of the Common Stock by the Company that, in such firm's opinion, a registration of shares of Common Stock of the Investors pursuant to this Article 2 at that time may materially and adversely affect the Company's own scheduled offering;

                                     6.D-3

  (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans;

  (d) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to an initial public offering of shares of Common Stock of the Company;

  (e) The Company shall not be required to effect any registration of Eligible Securities under this Article 2 incidental to the filing of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.

  (f) In no event shall the Company be required to register Eligible Securities if, in the reasonable judgment of the Company, the amount of Eligible Securities for which registration has been requested does not justify the effort and/or expense to the Company of effecting such registration.

  2.2 REGISTRATION EXPENSES. The Company (as between the Company and the Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2.

                                   ARTICLE 3
                            REGISTRATION PROCEDURES

  3.1 REGISTRATION AND QUALIFICATION. (a) If and whenever the Company is required to use reasonable commercial efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Article 2 hereof, the Company will as promptly as is practicable register the Eligible Securities under the Securities Act and use reasonable commercial efforts to cause the Registration Statement to become effective;

  (b) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective; and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors as set forth in the Registration Statement or the expiration of thirty (30) days after such Registration Statement has become effective; provided, however, that in the event that the Company shall notify any Selling Investor of the happening of any event which would cause the prospectus included as part of such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be

                                     6.D-4
stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Investor shall thereafter sell no shares under the Registration Statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall be obligated for a period of time as the prospectus has for a aggregate of thirty (30) days not included an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (c) The Company may require the Selling Investors to furnish to the Company such information regarding the Selling Investors and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration;

          (d) The Company shall provide each Selling Investor a conformed copy of the Registration Statement and each material amendment to the Registration Statement. The Company shall provide to each Selling Investor an opportunity to review the Registration Statement prior to the filing of the Registration Statement with the Securities and Exchange Commission;

          (e) The Company shall provide to each Selling Investor such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Selling Investor may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such Registration Statement; and

          (f) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the Registration Statement.


  3.2 UNDERWRITING. In the event that any registration pursuant to Article 2 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 2 to be included in such underwriting on the same terms and conditions as shall be applicable to the Common Stock being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 4. The representations and warranties in such


                                     6.D-5
underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

                                   ARTICLE 4
                                INDEMNIFICATION

  4.1 INDEMNIFICATION. (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Investor who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of any Eligible Securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Investors expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investors or any such Person and shall survive the transfer of such securities by the Investors.

          (b) The Selling Investors, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 4) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto,

                                     6.D-6
but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Investors to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Investors and the expiration of this Agreement.

          (c) Indemnification similar to that specified in the preceding subdivisions of this Article 4 (with appropriate modifications) shall be given by the Company and the Selling Investors with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                                   ARTICLE 5
                                   BENEFITS

  5.1 BENEFITS OF REGISTRATION RIGHTS. Subject to the limitations of Section 2.1 hereof, Investors may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

  5.2 QUALIFICATION FOR RULE 144 SALES. Upon the written request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with the filing requirements described in Rule 144(c)(1).

                                   ARTICLE 6
                                 MISCELLANEOUS

  6.1 CAPTIONS. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

  6.2 SEVERABILITY. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

  6.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

                                     6.D-7

  6.4 MODIFICATION AND AMENDMENT. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

  6.5 NO SUPERIOR REGISTRATION RIGHTS AGREEMENTS. The Company has not entered into, and will not hereafter enter into, any registration rights agreement with respect to its Common Stock granting registration rights that are superior to the registration rights granted hereby. The Company may grant registration rights that are pari passu with the registration rights granted hereby.

  6.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

  6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

  6.8 NOTICES. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Investors shall be made to the address listed on the stock transfer records of the Company.

                                     6.D-8

  IN WlTNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                   THE COMPANY:

                                   PROGRESSIVE BAGEL CONCEPTS,
                                   INC., a Delaware corporation



                                   By:
                                       -------------------------
                                   Name:
                                         -----------------------
                                   Title:
                                         -----------------------

                                   INVESTORS:

                                   ------------------------------

                                   ------------------------------

                                   ------------------------------
                                   OTHER INVESTORS MAY EXECUTE
                                   COUNTERPART SIGNATURE PAGES

                                     6.D-9

                               EXHIBIT 6.E(1)(a)

                             EMPLOYMENT AGREEMENT

  THIS AGREEMENT is made this    day of                , 1995, by and between
PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (hereinafter referred to as the "Company"), and JOHN OFFERDAHL (hereinafter referred to as "Employee").

                         W I T N E S S E T H:
                         --------------------

  WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

  WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

  WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

  NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. EMPLOYMENT. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Vice President of Operations of the Company. The Employee's initial responsibilities shall include participation in project teams involving operations systems and training, and operations management and community relations in South Florida.

  2. OFFICES WITH COMPANY. Employee shall be the initial "Founding Director" selected by Offerdahl's Bagel Gourmet, Inc. pursuant to Section 5.M(2) of that certain Agreement to Contribute Assets by and among the Company, Offerdahl's Bagel Gourmet, Inc. and the shareholders of Offerdahl's Bagel Gourmet, Inc. dated as of March 22, 1995 (the "Contribution Agreement").

  3. TERM OF EMPLOYMENT. Subject to the provisions for termination set forth
herein, the term of employment under this Agreement shall commence on         ,
1995 and shall extend until August 1, 1998 (the "Term").

  4. DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate with his position and experience as shall be assigned to him from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties. During the Term, it shall not be a violation of this Agreement for the Employee to (i) serve on civic, religious or charitable boards or committees; (ii) deliver lectures, fulfil speaking engagements or teach at educational institutions; or
(iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. The Company hereby agrees that the Employee shall not be required, in connection with the performance of his duties hereunder, to obtain or maintain a residence in the State of Colorado, or otherwise to relocate his principal residence.

    5. COMPENSATION. The Company shall compensate Employee for all services rendered by him hereunder as follows:

                                  6.E(1)(a)-2

  (a) salary at a yearly rate of $125,000, payable by the Company in twenty-six
(26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion) after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes;

  (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, (the "Plan") or any option plan hereinafter adopted by the Company; and

  (c) as an inducement for the Employee to execute this Agreement, the Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, determined based on the price per share in the Company's initial offering to investors, equal to $250,000, which options are to be granted on the date hereof (the "Initial Option Grant"); provided, however, the options granted pursuant to this Section 4(c) shall constitute the Employee's option grant for 1995 under the Plan.

  6. BENEFITS, VACATIONS AND REIMBURSEMENT OF EXPENSES. In addition to the compensation payable to Employee pursuant to Section 5 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also be entitled to receive such additional benefits to the same extent as benefits are provided to other similarly situated employees of the Company as established by the Company's Board of Directors from time to time. The Employee shall be


                                  6.E(1)(a)-3
reimbursed for the reasonable business-related expenses incurred by her in connection with the performance of her duties hereunder.

     7. CONFIDENTIALITY. Employee agrees to execute and deliver such confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

     8. CONFLICT OF INTEREST. Employee shall take no action, or engage in any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

     9. TERMINATION.

        (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

        (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under only the following circumstances:

                    (l) if Employee is permanently disabled (as define below);
                    or

                    (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to

                                  6.E(1)(a)-4
          a medical examination at the Company's expense within twenty-one (21) days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement which is not cured within thirty
          (30) days of written notice by the Company of such breach.

          (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

                    (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

                    (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

         (d) If Employee is terminated by the Company for cause, as that term is defined in Section 9(b)(2), or if Employee voluntarily terminates his employment (other than for Good Reason), the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination and all stock options granted to

                                  6.E(1)(a)-5

Employee, whether or not vested on the date of such termination, shall terminate and be of no further force and effect. "Good Reason" shall mean (x) that the Company (through its Board or otherwise) has (i) assigned the Employee duties which materially diminish the Employee's level of responsibility from that contemplated by Section 4 above without the Employee's consent; or (ii) materially breached any of its other covenants and obligations hereunder, or (y) Boston Chicken, Inc. ("BCI") shall no longer have a Significant Interest (as hereinafter defined) in the Company. A "Significant Interest" in the Company shall mean, at any time, BCI's ownership of, or right to, acquire ownership of (through the exercise of its conversion and/or option rights under its secured loan agreement with the Company or otherwise, and whether or not such rights are then exercisable), that number of shares of the Company's voting common stock or other capital stock of the Company possessing voting power equal to 25% or more of the Company's then issued and outstanding shares of such stock. To terminate his employment under this Agreement for Good Reason, the Employee shall give the Company written notice of the Employee's intent to terminate his employment with the Company for Good Reason within thirty (30) days of the applicable event or action referred to in clause (x) or (y) above, which notice shall specify the Employee's reasons therefor in detail. The Company shall have 30 days from its receipt of such notice to attempt to cure any such condition giving rise to Good Reason hereunder.

     (e) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause or if the Employee terminates this Agreement for Good Reason, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 5 hereof that is payable during the



                                6.E(1)(a)-6
remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in Section 5, and (ii) the cash compensation provided for in Section 5 for the remaining balance of the
Term), any portion of the Initial Option Grant that is not then vested shall be accelerated and all employee stock options granted to Employee that are vested on the effective date of such termination (including the Initial Option Grant) shall continue to be exercisable for a period of the lesser of (x) three (3) years after the effective date of such termination or (y) the expiration date of the option. In addition, in the event the Employee's employment with the Company is terminated at any time after the term of this Agreement other than for cause (as defined above), any portion of the Initial Option Grant that is not then vested shall be accelerated and the Initial Option Grant shall be exercisable as set forth in the preceding sentence. After the effective date of his termination Employee shall not be eligible to receive any further employee stock options.

            (f) Upon any termination of this Agreement by the Company for cause, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which he may then hold. Upon any termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

       10. COVENANT RESTRICTING SOLICITATION. During the term hereof and for a period of two (2) years after his employment with the Company, whether pursuant to this Agreement or




                                6.E(1)(a)-7
otherwise, shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who is an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

     11. COVENANT RESTRICTING COMPETITION. During the term hereof and for a period of two (2) years after his employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or be terminated by Company for cause, Employee shall not, either directly or indirectly, on his own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the retail sale of bagels and/or bagel-related products, or any business in which the Company is engaged at the time of, or within one hundred eighty (180) days prior to, such expiration or termination (a "Competitive Business"); provided, however, Employee may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.

     12. REMEDIES. Employee agrees that the period of time provided for in Sections 10 and 11 above is the minimum period of time necessary, and that other provisions and restrictions set forth in Sections 10 and 11 and in other portions of this Agreement are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the




                                  6.E(1)(a)-8

Company. Employee agrees that the services to be performed by him for the Company are special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 10 and 11 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event he shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and he hereby consents to) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

     13. EMPLOYEE REPRESENTATIONS. Employee represents and warrants to the Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

     14. WAIVER. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     15. SEVERABILITY. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with




                                  6.E(1)(a)-9
competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     16. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to him, and are not subject to voluntary or involuntary alienation, assignment or transfer by him.

     17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     18. NOTICES. All notices, request, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or



                                 6.E(1)(a)-10
sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:

     to the Company:      Progressive Bagel Concepts, Inc.
                          1526 Cole Blvd. Suite 200
                          Golden, CO 80401
                          Attention: Kyle T. Craig
                          Facsimile: (303) 202-3360

     with copies to:      Rudnick & Wolfe
                          203 North LaSalle Street
                          Suite 1800
                          Chicago, IL 60601
                          Attention: Michael G. Brennan
                          Facsimile: (312) 984-2299



     and to:              Bell, Boyd & Lloyd
                          70 West Madison Street
                          Suite 3200
                          Chicago, IL 60602
                          Attention: Paul A. Strasen
                          Facsimile: (312) 372-2098



     to Employee:
     with a copy to:
                    -------------------------------
                    -------------------------------
                    -------------------------------

     19. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be perfommed therein.

     20. CONFLICT WITH PLAN. The parties acknowledge that to the extent any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.




                                 6.E(1)(a)-11

     21. SURVIVAL. The parties acknowledge and agree that the covenants contained in Sections 9(e), 10 and 11 of this Agreement shall survive the termination or expiration of Employee's employment with the Company, whether pursuant to this Agreement or otherwise.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

EMPLOYEE:                      PROGRESSIVE BAGEL CONCEPTS, INC.,
                               a Delaware corporation


                               By:
- ---------------------------       --------------------------------
                               It:
                                  --------------------------------









                             6.E(l)(a)-12

                     EXHIBIT 6.E(1)(b)

                     EMPLOYMENT AGREEMENT
                     --------------------

     THIS AGREEMENT is made this    day of       , 1995, by and between
PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (hereinafter referred to as the "Company"), and SARAH FLATLEY (hereinafter referred to as "Employee").

                         W I T N E S S E T H:
                         -------------------

     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

     WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of President -Southeast Division of the Company. The Employee's initial responsibilities shall include development and operations management of the Company's stores in its Southeast Division.

     2. TERM OF EMPLOYMENT. Subject to the provisions for termination set forth herein, the term of employment under this Agreement shall commence on , 1995 and shall extend until August 1, 1998 (the "Term").

     3. DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate with his position and experience as shall be assigned to her from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote her entire business time, attention and effort to the affairs of the Company within the scope of her employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out her duties. During the Term it shall not be a violation of this Agreement for the Employee to (i) serve on civic, religious or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement.

     4. COMPENSATION. The Company shall compensate Employee for all services rendered by him hereunder as follows:

            (a) salary at a yearly rate of $125,000, payable by the Company in twenty-six (26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion) after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes;

            (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, (the "Plan") or any option plan hereinafter adopted by the Company; and



                             6-E(l)(b)-2

            (c) as an inducement for Employee to execute this Agreement, Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, determined based on the price per share in the Company's initial offering to investors, equal to $250,000, which options are to be granted on the date hereof (the "Initial Option Grant"); provided, however, the options granted pursuant to this Section 4(c) shall constitute Employee's option grant for 1995 under the Plan.

     5. BENEFITS, VACATIONS AND REIMBURSEMENT OF EXPENSES. In addition to the compensation payable to Employee pursuant to Section 4 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount (including relocation benefits) and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also be entitled to receive such additional benefits to the same extent as benefits are provided to other similarly situated employees of the Company as established by the Company's Board of Directors from time to time. The Employee shall be reimbursed for the reasonable business-related expenses incurred by her in connection with the performance of her duties hereunder.

     6. CONFIDENTIALITY. Employee agrees to execute and deliver such confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

     7. CONFLICT OF INTEREST. Employee shall take no action, or engage in any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise her best judgment and efforts so as to avoid taking any action, or engaging in any



                                  6-E(l)(b)-3
transaction, that might give the appearance of being in conflict with the best interests of the Company.

     8. TERMINATION.

        (a) This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

        (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under only the following circumstances:

            (1) if Employee is permanently disabled (as define below); or

            (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to a medical examination at the Company's expense within twenty-one (21) days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement which is not cured within 30 days of written notice by the Company of such breach.

        (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

            (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will


                                  6-E(l)(b)-4
be substantially unable to perform her customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

            (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

  (d) If Employee is terminated by the Company for cause, as that term is defined in Section 8(b)(2), or if Employee voluntarily terminates her employment (other than for Good Reason), the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination and all stock options granted to Employee, whether or not vested on the date of such termination, shall terminate and be of no further force and effect. "Good Reason" shall mean (x) that the Company (through its Board or otherwise) has (i) assigned the Employee duties which materially diminish the Employee's level of responsibility from that contemplated by Section 3 above without the Employee's consent; or (ii) materially breached any of its other covenants and obligations hereunder, or (y) Boston Chicken, Inc. ("BCI") shall no longer have a Significant Interest (as hereinafter defined) in the Company. A "Significant Interest" in the Company shall mean, at any time, BCI's ownership of, or right to acquire ownership of (through the exercise of its conversion and/or option rights under its secured loan agreement with the Company or otherwise, and whether or not such rights are then exercisable) that number of shares of the Company's voting common stock or other capital stock of the Company possessing voting power equal to 25% or more of the Company's then issued and outstanding shares of such stock. To terminate her employment under this Agreement for Good Reason, the Employee shall give the Company written notice of the


                                  6-E(1)(b)-5

Employee's intent to terminate her employment with the Company for Good Reason within 30 days of the applicable event or action referred to in clause (x) or
(y) above, which notice shall specify the Employee's reasons therefor in detail. The Company shall have 30 days from its receipt of such notice to attempt to cure any such condition giving rise to Good Reason hereunder.

  (e) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause, or if the Employee terminates this Agreement for Good Reason, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 4 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in Section 4, and (ii) the cash compensation provided for in Section 4 for the remaining balance of the Term), any portion of the Initial Option grant that is not then vested shall be accelerated and all employee stock options granted to Employee that are vested on the effective date of such termination (including the Initial Option Grant) shall continue to be exercisable for a period of the lesser of (x) three years after the effective date of such termination or (y) the expiration date of the option. In addition, in the event the Employee's employment with the Company is terminated at any time after the term of this Agreement other than for cause (as defined above), any portion of the Initial Option Grant that is not then vested shall be accelerated and the Initial Option Grant shall be exercisable as set forth in the preceding sentence. After the effective date of her termination Employee shall not be eligible to receive any further employee stock options.

                                  6-E(1)(b)-6

        (f) Upon any termination of this Agreement or of the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which she may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

  9. COVENANT RESTRICTING SOLICITATION. During the term hereof and for a period of two (2) years after his employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who is an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

  10. COVENANT RESTRICTING COMPETITION. During the term hereof and for a period of two (2) years after his employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or be terminated by Company for cause, Employee shall not, either directly or indirectly, on her own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the retail sale of bagels and/or bagel-related products, or any business in which the Company is engaged at the time of, or within one hundred eighty (180) days prior to, such expiration or termination (a "Competitive Business"); provided, however, Employee may have

                                  6-E(1)(b)-7
an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.

  11. REMEDIES. Employee agrees that the period of time provided for in Sections 9 and 10 above is the minimum period of time necessary, and that other provisions and restrictions set forth in Sections 9 and 10 and in other portions of this Agreement are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the Company. Employee agrees that the services to be performed by her for the Company are special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 9 and 10 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event he shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and he hereby consents to) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

  12. EMPLOYEE REPRESENTATIONS. Employee represents and warrants to the Company that (i) she is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which she is bound.

  13. WAIVER. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or

                                  6-E(1)(b)-8
condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

  14. SEVERABILITY. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

  15. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to her, and are not subject to voluntary or involuntary alienation, assignment or transfer by her.

                                  6-E(1)(b)-9

  16. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

  17. NOTICES. All notices, request, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:




         to the Company: Progressive Bagel Concepts, Inc.
                         1526 Cole Blvd. Suite 200
                         Golden, CO 80401
                         Attention: Kyle T. Craig
                         Facsimile: (303) 202-3360

         with copies to: Rudnick & Wolfe
                         203 North LaSalle Street
                         Suite 1800
                         Chicago, IL 60601
                         Attention: Michael G. Brennan
                         Facsimile: (312) 984-2299

         and to:         Bell, Boyd & Lloyd
                         70 West Madison Street
                         Suite 3200
                         Chicago, IL 60602
                         Attention: Paul A. Strasen
                         Facsimile: (312) 372-2098


         to Employee:
                         -----------------------------

                         -----------------------------

                         -----------------------------

                         -----------------------------

                                 6-E(1)(b)-10
          with a copy to:
                          --------------------------

                          --------------------------

                          --------------------------

                          --------------------------

  18. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

  19. CONFLICT WITH PLAN. The parties acknowledge that to the extent any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

  20. SURVIVAL. The parties acknowledge and agree that the covenants contained in Sections 8(e), 9 and 10 of this Agreement shall survive the termination or expiration of Employee's employment with the Company, whether pursuant to this Agreement or otherwise.


EMPLOYEE:                           PROGRESSIVE BAGEL CONCEPTS,
                                    INC., a Delaware corporation

- ----------------------              By:
                                       --------------------------
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                                 6-E(1)(b)-11

                               EXHIBIT 6.E(1)(c)
                             EMPLOYMENT AGREEMENT
                             --------------------

  THIS AGREEMENT is made this     day of                 , 1995, by and between
PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (hereinafter referred to as the "Company"), and MARK ADELHELM (hereinafter referred to as "Employee").

                             W I T N E S S E T H:
                             --------------------

  WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

  WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

  WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

  NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. EMPLOYMENT. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Vice President of Production and Commissary Systems of the Company. The Employee's initial responsibilities shall include helping to define and establish production systems, logistics and national commissary systems.

  2. TERM OF EMPLOYMENT. Subject to the provisions for termination set forth herein, the term of employment under this Agreement shall commence on ________ , 1995 and shall extend until August 1, 1998 (the "Term").

  3. DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate with his position and experience as shall be assigned to him from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties. During the Term it shall not be a violation of this Agreement for the Employee to (i) serve on civic, religious or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement.

  4. COMPENSATION. The Company shall compensate Employee for all services rendered by him hereunder as follows:

  (a) salary at a yearly rate of $125,000, payable by the Company in twenty-six
(26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion) after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes;

                                  6.E(1)(c)-2

  (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, (the "Plan") or any option plan hereinafter adopted by the Company; and

  (c) as an inducement for Employee to execute this Agreement, Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, determined based on the price per share in the Company's initial offering to investors, equal to $250,000, which options are to be granted on the date hereof (the "Initial Option Grant"); provided, however, the options granted pursuant to this Section 4(c) shall constitute Employee's option grant for 1995 under the Plan.

  5. BENEFITS, VACATIONS AND REIMBURSEMENT OF EXPENSES. In addition to the compensation payable to Employee pursuant to Section 4 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount (including relocation benefits) and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also be entitled to receive such additional benefits to the same extent as benefits are provided to other similarly situated employees of the Company as established by the Company's Board of Directors from time to time. The Employee shall be reimbursed for the reasonable business-related expenses incurred by her in connection with the performance of her duties hereunder.

                                  6.E(1)(c)-3

  6. CONFIDENTIALITY. Employee agrees to execute and deliver such confidentiality agreement which is to be required to be executed and delivered by employees of the Company generally.

  7. CONFLICT OF INTEREST. Employee shall take no action, or engage in any transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

  8. TERMINATION.

     (a) This Agreement and Employee' s employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

     (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under only the following circumstances:

               (1) if Employee is permanently disabled (as define below); or

               (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to a medical examination at the Company's expense within twenty-one (21) days after receipt of the Company's written request that Employee submit to such

                                  6.E(1)(c)-4
          examination; or (iv) a breach of any other material provision contained in this Agreement which is not cured within 30 days of written notice by the Company of such breach.

          (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

                    (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

                    (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

          (d) If Employee is terminated by the Company for cause, as that term is defined in Section 8(b)(2), or if Employee voluntarily terminates his employment (other than for Good Reason), the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination and all stock options granted to Employee, whether or not vested on the date of such termination, shall terminate and be of no further force and effect. "Good Reason" shall mean (x) that the Company (through its Board

                                  6.E(1)(c)-5
or otherwise) has (i) assigned the Employee duties materially which materially diminish the Employee's level of responsibility from that contemplated by
Section 3 above without the Employee's consent; or (ii) materially breached any of its other covenants and obligations hereunder, or (y) Boston Chicken, Inc. ("BCI") shall no longer have a significant Interest (as hereinafter defined) in the Company. A "Significant Interest" in the Company shall mean, at any time, BCI's ownership of, or right to acquire ownership of (through the exercise of its conversion and/or option rights under its secured loan agreement with the Company or otherwise, and whether or not such rights are then exercisable), that number of shares of the Company's voting common stock or other capital stock of the Company possessing voting power equal to 25% or more of the Company's then issued and outstanding shares to such stock. To terminate his employment under this Agreement for Good Reason, the Employee shall give the Company written notice of the Employee's intent to terminate his employment with the Company for Good Reason within 30 days of the applicable event or action referred to in clause (x) or (y) above, which notice shall specify the Employee's reasons therefor in detail. The Company shall have 30 days from its receipt of such notice to attempt to cure any such condition giving rise to Good Reason hereunder.

  (e) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause or if Employee terminates this Agreement for Good Reason, the Company shall pay to Employee the entire amount of the cash compensation provided for in Section 4 hereof that is payable during the remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the

                                  6.E(1)(c)-6
aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in Section 4, and (ii) the cash compensation provided for in Section 4 for the remaining balance of the Term), any portion of the Initial Option Grant that is then vested shall be accelerated and all employee stock options granted to Employee that are vested on the effective date of such termination (including the Initial Option Grant) shall continue to be exercisable for a period of the lesser of (x) three years after the effective date of such termination or (y) the expiration date of the option. In addition, in the event the Employee's employment with the Company is terminated at any time after the term of this Agreement other than for cause (as defined above), any portion of the Initial Option Grant that is not then vested shall be accelerated and the Initial Option Grant shall be exercisable as set forth in the preceding sentence. After the effective date of his termination Employee shall not be eligible to receive any further employee stock options.

          (f) Upon any termination of this Agreement or of the employment of Employee, or the expiration of this Agreement without renewal of Employee's employment, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which he may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

  9. COVENANT RESTRICTING SOLICITATION. During the term hereof and for a period of two (2) years after his employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or terminate for any reason whatsoever, Employee shall not, directly or


                                  6.E(1)(c)-7
indirectly, solicit or attempt to solicit for employment or employ any person who is an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

  10. COVENANT RESTRICTING COMPETITION. During the term hereof and for a period of two (2) years after his employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or be terminated by Company for cause, Employee shall not, either directly or indirectly, on his own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the retail sale of bagels and/or bagel-related products, or any business in which the Company is engaged at the time of, or within one hundred eighty (180) days prior to, such expiration or termination (a "Competitive Business"); provided, however, Employee may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.

  11. REMEDIES. Employee agrees that the period of time provided for in Sections 9 and 10 above is the minimum period of time necessary, and that other provisions and restrictions set forth in Sections 9 and 10 and in other portions of this Agreement are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the Company. Employee agrees that the services to be performed by him for the Company are

                                  6.E(1)(c)-8
special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 9 and 10 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event he shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and he hereby consents to) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

  12. EMPLOYEE REPRESENTATIONS. Employee represents and warrants to the Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

  13. WAIVER. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

  14. SEVERABILITY. Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not

                                  6.E(1)(c)-9
impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

  15. BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to him, and are not subject to voluntary or involuntary alienation, assignment or transfer by him.

  16. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

  17. NOTICES. All notices, request, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses

                                 6.E(1)(c)-10
as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:

    to the Company: Progressive Bagel Concepts, Inc.
                    1526 Cole Blvd. Suite 200
                    Golden, CO 80401
                    Attention: Kyle T. Craig
                    Facsimile: (303) 202-3360

    with copies to: Rudnick & Wolfe
                    203 North LaSalle Street
                    Suite 1800
                    Chicago, IL 60601
                    Attention: Michael G. Brennan
                    Facsimile: (312) 984-2299

    and to:         Bell, Boyd & Lloyd
                    70 West Madison Street
                    Suite 3200
                    Chicago, IL 60602
                    Attention: Paul A. Strasen
                    Facsimile: (312) 372-2098

    to Employee:

    with a copy to:

    18. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

    19. CONFLICT WITH PLAN. The parties acknowledge that to the extent any provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

                                 6.E(1)(c)-11

          20. SURVIVAL. The parties acknowledge and agree that the covenants contained in Sections 8(e), 9 and 10 of this Agreement shall survive the termination or expiration of Employee's employment with the Company, whether pursuant to this Agreement or othenvise.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

EMPLOYEE:                     PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware
                              corporation

- -----------------------       By:
                                 --------------------------------

                              Its:
                                  -------------------------------


                                 6.E(1)(c)-12

                                                          Exhibit 7.C

                                                          Revised draft 3-21-95

                            SECURED LOAN AGREEMENT

     This secured loan agreement (the "Agreement") is made and entered into this _______ day of March, 1995 between Progressive Bagel Concepts, Inc. a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                   Recitals
                                   --------

     The Company desires to borrow up to $80,000,000 from Boston Chicken in order to provide funds for development of retail food service outlets specializing in the sale of bagels and bagel related products (the "Stores"), and Boston Chicken has agreed to make such loan to the Company, upon the terms and subject to the conditions set forth herein.

                                   Covenants
                                   ---------

     In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of the Company by Boston Chicken, the parties hereto agree as follows.

                                   ARTICLE I

                                   The Loan
                                   --------

          1.1 The Loan Promissory Note. Boston Chicken agrees, on the terms and subject to the conditions hereinafter set forth, including, but not limited to the limitation on the amount available from time to time to be borrowed set forth in Section 1.2 hereto, to advance at any time and from time to time during the period commencing on the date hereof and ending on March _____, 1998 (the "Draw Loan Termination Date"), amounts requested by the Company in an aggregate principal amount not to exceed $80,000,000 (the "Loan"), in integral multiples of $100,000. Each advance of the Loan (an "Advance") shall be made by wire transfer of Boston Chicken to the account of the Company or by regular check of Boston Chicken payable to the Company and forwarded to the Company by overnight air express to its address as set forth herein for delivery on the next regular business day. The Loan shall be evidenced by a promissory note (the "Note") of even date herewith in the form attached hereto as Exhibit A.

          1.2 Maximum Principal Balance. (a) The aggregate outstanding principal balance of the Loan shall not exceed the following amounts at any time: (i) $20,000,000 from the date hereof until the Company notifies Boston Chicken that it has 40 Stores open and conducting business, (ii) $40,000,000 from the date the Company opens its 40th Store until the Company notifies Boston Chicken that it has 80 Stores open and conducting business, (iii) $60,000,000 from the date the Company opens its 80th Store until the Company notifies Boston Chicken that it has 120 Stores open and conducting business, and (iv) $80,000,000 at any time thereafter, less, in each instance, the principal amount of conversions under Section 1.7 and option exercises under Section 1.8 ("Maximum Principal Balance").

               (b) The principal amount of the Loan outstanding at any time shall not exceed (i) the aggregate amount of all capital contributions made to the Company, multiplied by (ii) four.

          1.3 The Loan Account. Boston Chicken shall maintain a loan account on its books in which shall be recorded all advances made by Boston Chicken to the Company pursuant to this Agreement, and all payments made by the Company with respect to the Loan; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Note.

          1.4 Interest Rate and Payment. (a) Interest shall accrue daily on the aggregate outstanding principal balance of the Loan, for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

               (b) During the Interest Payment Period (as defined below) the Company shall pay to Boston Chicken interest on the outstanding principal balance of the Loan on the first day of each Retail Period (as defined below). The "Interest Payment Period" shall mean the period commencing on the first day of the Retail Period immediately following the first Retail Period in which the Company initially draws on the Loan under this Agreement and continue through and including the Draw Loan Termination Date. Thereafter the Company shall pay principal and interest as provided in Section 1.5.

               (c) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

               (d) Any principal payment due under the Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          1.5 Repayment of the Loan. (a) If not earlier paid, or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term Loan payable as follows: the principal balance of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each of Boston Chicken's 13 consecutive four-week accounting periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the fifth Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the fifth Retail Period in Boston Chicken's fiscal year 2003, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable.

               (b) The Loan and all accrued and unpaid interest thereon may be prepaid, without premium or penalty, at any time after April 1, 1996.

          1.6 Term of this Agreement. This Agreement shall be effective as of the date of its execution (the "Closing Date") and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in Section 1.8 hereof, (ii) the exercise, expiration, or other termination of all of the remaining conversion rights granted in Section 1.7 hereof, (iii) the date on which there is no amount (principal or interest) remaining outstanding under the Note and (iv) the date on which Boston Chicken no longer has an obligation to make any advances hereunder if the Company were to make a valid request for an advance pursuant to and in accordance with Article III hereof.

          1.7 Convertibility. (a) on the terms and subject to the conditions set forth in the Note, any portion of the outstanding principal balance of the Loan is convertible at the election of the holder of the Note into shares of common stock of the Company, $.01 par value per share, at any time and from time to time after the earlier of any acceleration of the Loan or April 1, 1996 and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of the Note of a certificate or certificates representing the proper number of shares of common stock of the Company to be issued to the holder of the Note upon such conversion. Conversion of any portion of the principal balance of the Loan shall not relieve the Company of its obligation to pay any accrued but unpaid interest to the date of conversion on the portion of the principal balance of the Loan so converted. In no event shall interest be convertible into shares of common stock in the Company.

               (b) Upon any conversion under this Section 1.7, Boston Chicken's obligation to make additional advances to the Company under this Agreement shall be reduced by an amount equal to such conversion amount.

          1.8 Option. (a) Boston Chicken shall have the option, at any time and from time to time after the earlier of the acceleration of the Loan or April 1, 1996 and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003 to purchase at the Conversion Price (as defined in the Note) up to that number of shares of common stock of the Company equal to the (i) the Option Amount, divided by (ii) the Conversion Price (the "Option"). For purposes of this Section 1.8, the Option Amount shall mean (x) $80,000,000, less (y) the sum of (1) the dollar amount of the outstanding principal balance of the Loan (whether such amount is the result of a reduction in principal due to the repayment of the Loan or the failure by the Company to request advances hereunder or otherwise) and (2) the dollar amount of all previous conversions under Section 1.7 hereof and exercises of the Option under this Section 1.8, in each case on the date Boston Chicken notifies the Company of its intention to exercise the Option.

               (b) Upon exercise of any portion of the Option under this Section 1.8, Boston Chicken's obligations to make additional advances to the Company under this Agreement shall be reduced by an amount equal to the amount of such option exercise.

               (c) In case of any reclassification or change of outstanding shares of common stock issuable upon exercise of the Option, or in case of any consolidation or merger of the Company with or into any partnership, corporation, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of common stock, other than a change in number of shares issuable upon exercise of the Option) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of the Note shall have the right thereafter to exercise the Option for the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of common stock of the Company issuable upon exercise of the Option immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          1.9 One Obligation. All advances made hereunder, and all interest accrued thereon, shall constitute one obligation of the Company secured by the security interests granted by this Agreement and by all other security interests, liens, claims, and encumbrances from time to time hereafter granted to Boston Chicken by the Company.

          1.10 Credit Resources. (a) The Company acknowledges that Boston Chicken has informed it that Boston Chicken does not currently and may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit Boston Chicken to necessarily make all requested advances under this Agreement and all other similar agreements with its financed area developers and franchisees while maintaining sufficient working capital for Boston Chicken's operating needs, and the Company agrees that in the event Boston Chicken shall fail to fund the Loan as and to the extent required hereby and such failure shall constitute a breach of this Agreement (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including Boston Chicken and its successors and assignees) or (b) give rise to any liability of any person or entity (other than Boston Chicken and its successors and assignees) in any other tort, and the Company further agrees that it shall be limited to its remedies in contract and in a non-fraud tort action against Boston Chicken. Boston Chicken and the Company agree that this Section 1.10 shall not diminish or otherwise affect in any way the amount of damages for which Boston Chicken may be liable to the Company in a contract or non-fraud tort action for a Funding Default.

               (b) In the event a Funding Default occurs prior to such time as $50,000,000 of the Loan has been advanced hereunder (whether all or any portion of such $50,000,000 has been repaid by the Company), which Funding Default is not cured widen 30 days after the occurrence thereof, the Conversion Price for that amount of the Loan equal to the amount of the Funding Default shall be increased to $1,482.96 per share.

          1.11 Payment Method. All payments to be made by the Company hereunder shall be made in lawful money of the United States, in immediately available finds, without set off, counterclaims, deduction or withholding of any type. So long as funds are still available to be drawn by the Company hereunder, the Company hereby authorizes Boston Chicken to make Advances to pay interest on the Loan when due hereunder.


                                  ARTICLE II

                            SECURITY AND COLLATERAL
                            -----------------------

          2.1 Security Interest. To secure payment and performance of the Company's obligations hereunder and under the Note, and any and all other indebtedness, obligations or liabilities of any kind of the Company to Boston Chickens whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint and/or several, arising by operation of law or otherwise, the Company hereby grants to Boston Chicken a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by the Company and wheresoever located:

               (a) all of the Company's real estate, accounts equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper instruments, notes, letters of credit, documents, and documents of title, capital stock or other ownership interests of all Subsidiaries (as defined in Section 6.11 hereof), but specifically excluding those shares of common stock of Boston Chicken purchased by the Company directly from Boston Chicken to be delivered by the Company in the acquisition by the Company of all of the stock of Brackman Brothers, Inc., a Utah corporation ("Brackman"), and of all of the assets of each of Bagel & Bagel, Inc., a Missouri corporation ("B&B") and Offerdahl's Bagel Gourmet, Inc., a Florida corporation ("OBG);

               (b) all insurance proceeds of or relating to any of the foregoing;

               (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

               (d) all accessories and additions to, substitutions for, and replacements, products, and proceeds of, any of the foregoing (all of the foregoing, and all of the security described in Sections 2.2 and 2.3, being referred to collectively as the "Collateral").

          2.2 Pledge of Stock. To evidence the security interest granted by the Company to Boston Chicken under Section 2.1 in all capital stock of the Subsidiaries of the Company existing on the date of this Agreement, the Company shall execute a subsidiary stock pledge agreement substantially in the form attached hereto as Exhibit C (the "Pledge Agreement").

          2.3 Subsidiary Security Documents. (a) To secure the obligations of the Company hereunder and under the Note and all other obligations of the Company to Boston Chicken, the Company shall cause each Subsidiary of the Company existing on the date of this Agreement to execute and deliver to Boston Chicken a security agreement substantially in the form attached hereto as Exhibit D (the "Subsidiary Security Agreement").

               (b) The Company shall cause each person or entity becoming a Subsidiary of the Company from time to time to execute and deliver to Boston Chicken, within five days after such person or entity becomes a Subsidiary, a security agreement substantially in the form attached hereto as Exhibit D and modified appropriately, together with all financing statements and other related documents (including real estate mortgages) as Boston Chicken may request and such closing documents with respect to such Subsidiary of the type described in
Article VII as Boston Chicken may request, sufficient to grant to Boston Chicken liens and security interests in all assets of each Subsidiary of the type described in Section 2.1. The Company shall from time to time execute and deliver to Boston Chicken, within five days after a person or entity becomes a Subsidiary of the Company, a stock pledge agreement substantially in the form of Exhibit C and modified appropriately, pursuant to which the Company shall grant a security interest in favor of Boston Chicken in and to all shares of capital stock of such Subsidiary, together with the stock certificates evidencing such stock ownership and accompanied by a stock power executed in blank. Any such pledge agreements executed by the Company and security agreements and other documents executed by a Subsidiary of the Company from time to time shall be included in the term "Security Instruments" used herein and the stock and assets of such Subsidiary covered by such Security Instruments shall be included in the term "Collateral" used herein.

          2.4 Preservation of Collateral and Perfection of Security Interests Therein. (a) The Company shall execute and deliver to Boston Chicken, concurrently with the execution of this Agreement, and shall execute and deliver or cause any Subsidiary of the Company to execute and deliver to Boston Chicken at any time or times hereafter at the request of Boston Chicken or the Agent (as defined below), all financing statements or other documents, including mortgages on real estate owned by the Company or its Subsidiaries and Subsidiary security agreements (the

"Security Instruments") (and pay the cost of filing or recording the same in all public offices deemed necessary by Boston Chicken), as Boston Chicken or the Agent may request, in forms satisfactory to Boston Chicken, and take all further action that Boston Chicken or the Agent may request, or which may be reasonably necessary or desirable, to perfect and keep perfected the security interest in the Collateral granted by the Company to Boston Chicken, to create and perfect the security interests in the assets of any Subsidiaries of the Company provided in Section 2.3 hereof, or otherwise to protect and preserve the Collateral and Boston Chicken's security interest therein. Should the Company fail to do so, Boston Chicken is authorized to sign any such Security Instruments as the Company's agent.

               (b) The Company will furnish to Boston Chicken from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Boston Chicken may reasonably request, all in reasonable detail.

               (c) The Company shall notify Boston Chicken, within five days after the occurrence thereof, of the acquisition of any property by the Company that is not subject to the existing liens and security interests, in favor of Boston Chicken, of any person or entity's becoming a Subsidiary, and of any other event or condition that may require additional action of any nature in order to create, preserve, or perfect the liens and security interests of Boston Chicken.

               (d) The Company shall, and shall cause each Subsidiary to, cause all tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual.

          2.5 Alternate Security and Pledge Agreements. If requested by Boston Chicken in order for the transactions contemplated by this Agreement to comply with the limitations and restrictions of that certain Amended and Restated Credit Agreement, dated as of May 18, 1994 among Boston Chicken, the lenders named therein, and the Bank, as agent for the lenders ("Agent"), as amended, and as it may be further amended from time to time (the "BC Credit Line"), or to obtain a waiver therefrom, the Company hereby agrees that a security interest as referred to in Section 2.1 hereof, a pledge of shares as referred to in Section
2.2 hereof, and the additional security interests described in Sections 2.3 and
2.4 hereof may be granted directly to the Agent in lieu of or in addition to such grants to Boston Chicken, in which event appropriate alterations may be made to this Article II and to the form of Pledge Agreement, and references herein to such security, pledges, and deliveries thereof to Boston Chicken may be deemed to refer to the Agent, as appropriate, provided, however, that such alterations shall not include terms or conditions less favorable to the Company than the terms and conditions contained in this Agreement, the Note and the Security Instruments on the date hereof.

          2.6 Release and Termination. Upon payment in full of the outstanding principal balance of the Loan and all accrued interest thereon and the payment in full of all fees and expenses payable by the Company pursuant to Section 9.3 hereof, Boston Chicken shall promptly execute and deliver to the Company such documents, instruments, termination statements and releases as shall be requested by the Company in order to terminate and discharge all of the liens, security interests and encumbrances created by or pursuant to this Agreement, the Pledge Agreement and the Security Instruments.


                                  ARTICLE III

                            CONDITIONS OF ADVANCES
                            ----------------------

          Notwithstanding any other provisions contained in this Agreement, the making of any Advance (including the initial Advance) provided for in Section
1.1 shall be conditioned upon the following:

          3.1 The Company's Written Request. Boston Chicken shall have received, at least five (5) business days prior to the day an Advance is to be made hereunder, (i) a written request from an authorized officer of the Company for an Advance in a specific amount, and (ii) a certificate of the Company in the form attached hereto as Exhibit B. which shall be signed by the president, chief financial officer or other authorized officer of the Company.

          3.2 No Material Adverse Change. No material adverse change, as determined by Boston Chicken in its sole discretion taking into account that the Company is in a start up mode, in the financial condition, results of operations, assets, or business of the Company, shall have occurred at any time or times subsequent to the date hereof.

          3.3 No Default. Neither a Default (as that term is defined in Article VIII hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Default (an "Event of Default") shall have occurred and be continuing.

          3.4 Representation and Warranties. The representations and warranties contained in Article IV hereof and in the Pledge Agreement and the other Security Instruments shall be true and correct on and as of the date such Advance is made.

          3.5 Service Agreements. Each of the Service Agreements (as defined in
Section 7.3(c) hereof) between the Company and Boston Chicken shall be in full force and effect, and no default shall have occurred or notice of termination shall have been given thereunder.

          3.6 Other Requirements. Boston Chicken shall have received, in form and substance satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other documents which the Company is obligated to provide to Boston Chicken hereunder or which Boston Chicken may at any time reasonably request.

          3.7 Amount of Advances. Boston Chicken shall have received a certificate of the Company, which shall be signed by the president or chief financial officer of the Company, and which shall certify that the amount of the requested Advance is the amount the Company reasonably expects (and which Boston Chicken reasonably believes is necessary) to expend within the 30-day period immediately following the receipt of the Advance for working capital purposes and to purchase, design, construct, and equip Stores in accordance with Section 5.6 hereof that are scheduled to open within 6 months of the Advance date or, in the case of free-standing Stores for which a building must be constructed, 9 months from the Advance date.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Company represents and warrants that:

          4.1 Financial Statements. The financial statements to be furnished to Boston Chicken or the Agent in accordance with Section 5.1 below will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and its results of operations for the periods indicated.

          4.2 Capital Stock. The Company's authorized capital stock (subject to increases in accordance with Section 5.8 hereof) consists solely of 1,200,000 shares of capital stock, of which 1,000,000 shares are common stock, $.01 par value per share, and 200,000 shares are preferred stock, $.01 par value per share. As of the date hereof, of the Company's authorized capital stock, (i) _______ shares of common stock are issued and outstanding, (ii) ________ shares of common stock are reserved for issuance upon the conversion of the Note or exercise of the Option, and (iii) 15,000 shares of common stock are reserved for issuance upon the exercise of options granted under the Company's 1995 Employee Stock Option Plan. Such issued and outstanding shares are fully paid and non-assessable and are free and clear of all liens, claims, and encumbrances of any kind, other than those arising hereunder. The shares to be issued and delivered to the holder of the Note upon any conversion of the Note or exercise of the Option, when so issued and delivered, will be fully paid and non-assessable and free and clear of all liens, claims, and encumbrances of any kind. Except for options granted under the Company's 1995 Employee Stock Option Plan and except as otherwise provided herein and in the Note, there are no outstanding options, warrants, rights, contracts, or agreements of any kind for the issuance or sale of any shares of capital stock of the Company or for the issuance or sale of any other securities or obligations of the Company or for the purchase by the Company of any of its shares.

          4.3 No Material Adverse Change. Since the date hereof, there has been no material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole.

          4.4 No Pending Material Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against or affecting the Company or its Subsidiaries or the business or properties of the Company or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator that could, in the event any one of such actions, suits, investigations or proceedings was reasonably expected to be determined adversely to the Company, have a material adverse effect on the financial condition or results of operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency.

          4.5 Valid Organization; Due Authorization; Valid and Binding Agreement. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform this Agreement and to issue the Note and incur the indebtedness to be evidenced thereby. The Company is qualified to do business as a foreign corporation and is in good standing in the States of Utah, Kansas, Missouri, and Colorado and in each additional jurisdiction in which failure to so qualify could have a material adverse affect on its property, business, operations, or prospects, and will, within 30 days of the Closing Date and thereafter, be qualified to do business as a foreign corporation and will be in good standing in the States of Illinois and Florida.

               (b) This Agreement, the Note and the Service Agreements have each been duly authorized by all required corporate action on the part of the Company, and each of this Agreement, the Note and the Service Agreements has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

               (c) The execution and delivery of this Agreement and the Note and the performance by the Company of its obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including without limitation Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of the Company pursuant to any of the provisions of the Certificate of Incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its assets is bound.

               (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company of its obligations under, this Agreement or the Note.

          4.6 Conduct of Business. Since their inception, the Company and each Subsidiary has conducted its business and operations in a manner consistent with that of a multi-unit food service establishment and has not engaged in any business other than the business of establishing, opening, and operating Stores.

          4.7 Absence of Material Liabilities. Neither the Company nor any Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obli-gations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, and (c) obligations under contracts and agreements entered into in the ordinary course of business.

  4.8 Tax Matters. The Company and its Subsidiaries have filed all federal, state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

  4.9 Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, (a) the Company or a Subsidiary shall be the lawful owner of such Collateral and have the right and authority to subject the same to the security interest of Boston Chicken, (b) none of the Collateral shall be subject to any lien or encumbrance other than that in favor of Boston Chicken, and (c) there shall be no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company or its Subsidiary, as the case may be, and all third parties and secures the payment of the Company's obligations hereunder and under the Note, and all other obligations of the Company to Boston Chicken, whether now existing or hereafter arising, and all filings and other actions necessary or desirable to create, preserve, or perfect such security interest have been duly taken. Notwithstanding the foregoing provisions of this Section 4.9, clause (b) and (c) and the immediately preceding sentence of this Section 4.9 shall not be inaccurate by reason of any purchase money security interest (including pursuant to a financing lease) in any equipment for the Company's Stores or by reason of the existence of any Permitted Encumbrances. The term "Permitted Encumbrances" shall mean: (i) liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of the Company or any of its Subsidiaries; (v) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party; (vi) any attachment or judgment lien (all such liens not to exceed in aggregate amount $50,000), unless the judgment it secures shall not within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 10 days after the expiration of any such stay; (vii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the present use, value or marketability of such real property, leases or leasehold estates; (viii) the encumbrances listed on that certain Commitment for Title Insurance issued by Nations Title Insurance of New York Inc., Commitment No. C-1938, with an Effective Date of February

13, 1995 at 8:00 A.M. (the "Brackman Title Commitment"), (ix) liens imposed by law, such as mechanics', materialmen's, landlord's, warehousemen's, and carriers' liens, and other similar liens securing obligations incurred in the ordinary course of business which are not past due for more than 30 days or which are being contested in good faith by appropriate proceeding and for which appropriate reserves have been established, and (x) liens listed on Schedule 4.9 hereto existing as of the date of this Agreement.

  4.10 Location of Offices, Records, and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles, and other obligations arising out of or in connection with the operation of its business or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Colorado, at the address of the Company set forth in
Section 9.4 hereof (as such address may be changed from time to time in accordance therewith). The federal tax identification number of the Company is 84-1294908. The name of the Company is "Progressive Bagel Concepts, Inc." and the Company and its Subsidiaries operate under no other names other than "Brackman Bros. Bagel Bakery", "Bagel & Bagel" and "Offerdahl's Bagel Gourmet".

  4.11 Location of Inventory, Fixtures, Machinery, and Equipment. (a) All Collateral consisting of inventory, fixtures, machinery, or equipment is located in the States of Utah, Kansas, Missouri, Florida, Illinois and Colorado and, except for inventory in-transit, at no other locations without the prior written consent of Boston Chicken.

  (b) If the Collateral described in clause (a) is kept at leased locations, if requested by Boston Chicken, the Company has used its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for the particular instance.

  (c) If the Collateral described in clause (a) is warehoused, the Company has sent appropriate warehousemen's notices, each reasonably satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

  4.12 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  4.13 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  4.14 Subsidiaries. Schedule 4.14 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law and where the failure to be so qualified would have a material adverse effect on such Subsidiary. Each Subsidiary of the Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, beneficially and of record, by the Company free and clear of any liens, except liens in favor of Boston Chicken.

                                   ARTICLE V

                             Affirmative Covenant
                             --------------------
  The Company covenants and agrees that so long as this Agreement remains in effect:

  5.1 Financial Statements. (a) The Company shall cause to be furnished to Boston Chicken and, at Boston Chicken's request, to the Agent: (i) as soon as practicable and in any event within 20 days after the end of each interim calendar quarter, statements of income and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the then current fiscal year to the end of such quarter and a balance sheet of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, certified as accurate by the chief financial officer or treasurer of the Company, subject to changes resulting from normal, recurring year-end adjustments; (ii) as soon as practicable and in any event within 60 days after the end of each fiscal year, statements of income and cash flows of the Company and its Subsidiaries for such year, and a balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, audited by independent certified public accountants selected by Boston Chicken and reasonably satisfactory to the Company; and (iii) as soon as practicable (but in any event not more than five business days after the president or chief financial officer of the Company obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder.

  (b) All financial statements delivered to Boston Chicken, and if applicable, the Agent pursuant to the requirements of Section 5.1(a) shall be prepared in accordance with generally accepted accounting principles consistently applied. Together with each delivery of financial statements required by Section 5.1(a), the Company shall deliver to Boston Chicken an officer's certificate stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take or has taken with respect thereto. Together with each delivery of financial statements required by Section 5.1(a)(ii) above, the Company shall deliver to Boston Chicken a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of

Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. The Company authorizes Boston Chicken to discuss the financial condition of the Company with the Company's independent public accountants and agrees that such discussion or communication shall be without liability to either Boston Chicken or the Company's independent public accountants.

  5.2 Inspection. Boston Chicken, or any person designated from time to time by Boston Chicken, shall have the right, from time to time hereafter, to call at the Company's or its Subsidiaries' place or places of business during ordinary business hours, and, without hindrance or delay, (a) to inspect, audit, check, and make copies of and extracts from the Company's and its Subsidiaries' books, records, journals, orders, receipts, and any correspondence and other data relating to the business of the Company or its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of the Company and its Subsidiaries with the officers of the Company and its Subsidiaries.

  5.3 Conduct of Business. (a) The Company shall, and shall cause each Subsidiary to (i) maintain its corporate existence and qualification to do business in good standing in each jurisdiction where the failure to be so qualified would have a material adverse effect on the financial condition of the Company or its Subsidiaries, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts, and other rights necessary to the conduct of its business, and (iii) comply with all applicable laws and regulations of any federal, state, or local governmental authority, including those relating to environmental matters, labor and employment laws and employee benefit matters.

  (b) The Company shall, and shall cause its Subsidiaries to, duly pay and discharge (i) all lawful claims, whether for labor, materials, supplies, services, or anything else, which might or could, if unpaid, become a lien or charge upon its property or assets, unless and to the extent only that the validity thereof is being contested in good faith and by such appropriate proceedings, (ii) all of its trade bills when due in accordance with their original terms, and (iii) all taxes.

  (c) The Company shall, and shall cause each Subsidiary to, conduct its business and operations in a manner consistent with that of a multi-unit food service establishment, and shall not permit any Subsidiary to, engage in any business other than the business of establishing, opening, and operating Stores.

  5.4 Insurance. (a) The Company shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, at their sole cost and expense, (i) insurance on their assets for at least 80% of the full replacement value thereof against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated; and (ii) public liability insurance relating to the Company's and its Subsidiaries' ownership and use of their assets.

  (b) All such policies of insurance shall be in such form and in such amounts as is customary in the case of other owners or users of like properties in similar businesses, with insurers as shall be reasonably satisfactory to Boston Chicken. Upon demand, the Company shall deliver to Boston Chicken the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement in form and substance acceptable to Boston Chicken, showing Boston Chicken as an additional insured. Such endorsement, or an independent instrument furnished to Boston Chicken, shall provide that all insurance companies will give Boston Chicken at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled. The Company and each Subsidiary hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder for claims in excess of the aggregate amount of $50,000 directly to Boston Chicken, and the Company irrevocably appoints Boston Chicken (and all officers, employees, or agents designated by Boston Chicken), as the Company's and the Subsidiaries' true and lawful agent (and attorney-in-fact) for the purpose of endorsing the name of the Company or such Subsidiary on any check, draft, instrument, or other item of payment for such proceeds. Any proceeds received by Boston Chicken shall be applied to the Company's obligations hereunder, and any overage shall be paid to the Company. The Company and each Subsidiary irrevocably appoints Boston Chicken, from and after a Default or an Event of Default, as the Company's and each Subsidiary's true and lawful agent (and attorney-in-fact) for the purpose of making, settling, and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event the Company or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Boston Chicken, without waiving or releasing any Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Boston Chicken deems advisable. All sums so disbursed by Boston Chicken, including reasonable attorneys' fees, court costs, expenses, and other charges relating thereto, shall be part of the Company's obligations hereunder, payable by the Company to Boston Chicken on demand.

  5.5 Notice of Suit or Adverse Change in Business. The Company shall, as soon as possible, and in any event within five business days after the Company learns of the following, give written notice to Boston Chicken of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, or local court or before any commission or other regulatory body (federal, state, or local), and (b) any material adverse change in the financial condition, results of operations, business, or assets of the Company or any Subsidiary.

  5.6 Use of Proceeds. Except as otherwise authorized in writing by Boston Chicken, the Company shall use the Loan proceeds solely to finance the purchase, design, construction, and equipment of Stores and for general working capital.

The Company will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.

   5.7 Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the Note or exercise of the Option, or both, such number of shares of its common stock as would be issuable upon the conversion of, or exercise of the Option for, $80,000,000. The initial Conversion Price (subject to adjustment as provided in the Note) is $1,436.14 per share. The Company covenants that if any shares of its common stock required to be reserved for issuance upon conversion of the Note or exercise of the Option require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion or exercise, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be. In addition, with respect to shares acquired upon conversion of the Note or exercise of the Option the Company will permit Boston Chicken to become a party to that certain Registration Rights Agreement of even date herewith.

   5.8 Rights Regarding Future Financings. Subject in all instances to the provisions of Section 6.5 hereof, if, at any time after the Closing Date through the later of the date on which the outstanding principal balance of the Loan and all accrued interest thereon is paid in full or the expiration of the term of the Option in accordance with the provisions of Section 1.8 hereof, advances of debt and purchases of equity by Boston Chicken under this Agreement aggregate at least $60,000,000, and the Company determines that it requires additional financing (whether debt or equity) (including, but not limited to, all capital-type transactions and sale/leaseback transactions), it agrees (a) to negotiate in good faith with Boston Chicken for a period of 45 days with regard to any portion or the entire amount (at the option of Boston Chicken) of such financing prior to negotiating with any other entity with regard thereto, (b) in the event the Company has engaged in good faith negotiations under clause (a) of this
Section 5.8 and such negotiations have been unsuccessful, to notify Boston Chicken of the existence of any other financing arrangement it proposes to consummate and the terms and conditions thereof and grant to Boston Chicken a right of first refusal with respect to such financing on the same terms and subject to the same conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), Boston Chicken shall have 20 days thereafter in which to agree to assume all of the financing on the same terms and conditions, and (c) with respect to any financing other than a pure debt financing in which the debt instrument to be offered has no equity-type features, to grant to Boston Chicken a preemptive right to participate therein on a fully diluted basis for a period of 45 days. As used herein the term "fully diluted basis" shall mean Boston Chicken's ability to maintain the same percentage equity interest in the Company (calculated by including as outstanding the shares of common stock of the Company subject to all outstanding options and warrants, including shares of common stock which Boston Chicken then has a right to purchase hereunder either through conversion pursuant to Section 1.7 or the exercise of its Option pursuant to Section 1.8 hereof) financing solely for purposes of comparison. The failure by Boston Chicken to exercise its rights under any provision of this Section 5.8 within the time period specified shall be deemed to constitute a waiver of its rights under such provision.

     5.9 BC Credit Line Compliance. The Company agrees that, at the time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will not incur any indebtedness or create any lien which would cause Boston Chicken to be in default of the BC Credit Line.

     5.10 BC Credit Line Representations. The Company agrees that, at the time that it becomes a "Subsidiary" (as defined in the BC Credit Line), if ever, it will conduct its business and take such action (or refrain from taking such action) as to cause to be true and correct at all relevant times the representations or warranties applicable to a "Subsidiary" contained in the BC Credit Line.

     5.11 Company Subsidiaries. Each corporation or other entity becoming a Subsidiary of the Company after the date hereof will be a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and will be duly qualified to do business in each additional jurisdiction where the failure to be so qualified would have a material adverse effect on such subsidiary. Each Subsidiary of the Company will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock or other units of ownership interest of each class of each Subsidiary of the Company will be validly issued and will be fully paid and nonassessable and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any liens.

     5.12 Place of Business. The Company will provide Boston Chicken with 60 days' prior written notice of any proposed change in the location of its chief executive office. The Company shall not change its name without the prior written consent of Boston Chicken.

     5.13 Location of Inventory, Fixtures, Machinery, and Equipment. (a) All Collateral consisting of inventory, fixtures, machinery, and equipment, other than inventory in-transit, shall at all times be located in the States of Utah, Kansas, Missouri, Florida, Illinois, and Colorado and, unless specifically permitted hereunder, at no other locations without the prior written consent of Boston Chicken.

            (b) If the Collateral described in clause (a) is at any time kept at leased locations, if requested by Boston Chicken the Company shall use its best efforts to obtain appropriate landlord lien waivers or subordination satisfactory to Boston Chicken, unless such has been waived in writing by Boston Chicken for a particular instance.

            (c) If the Collateral described in clause (a) is at any time warehoused, the Company shall send appropriate warehousemen's notices, each satisfactory to Boston Chicken, unless such has been waived by Boston Chicken for the particular instance.

     5.14 HSR Act Compliance. In the event Boston Chicken determines that any filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with any exercise of the conversion rights pursuant to Section 1.7 hereof or of the Option pursuant to
Section 1.8 hereof, the Company agrees to prepare and file with the Federal Trade Commission and the United States Department of Justice within 10 business days from the date of notice from Boston Chicken any notification required to be filed under the HSR Act or any rules or regulations promulgated thereunder. Boston Chicken shall pay any filing fees required under the HSR Act in connection with such filing. Any such filing shall be true and accurate in all material respects and responsive to the requirements of the HSR Act and any such rules and regulations. Each of the Company and Boston Chicken shall make available to the other party such information as may be required for the preparation of any such notification or related reports.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

     The Company covenants and agrees that, so long as this Agreement remains in effect (unless Boston Chicken shall give its prior written consent thereto):

     6.1 Guarantees; etc. The Company shall not, and shall not permit any Subsidiary to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies, or services, or by agreement to maintain net worth, working capital, or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any indebtedness or obligation of such other person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business and except as specifically provided in the Brackman Agreement.

     6.2 Disposal of Property. The Company shall not, and shall not permit any Subsidiary to, sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights (or agree to sell, lease, transfer, or otherwise dispose of any of its properties, assets, and rights) (including the Collateral) to any party except in the ordinary course of business and except as part of a financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof, provided, the Company shall have the right
(a) to trade in obsolete, redundant or unnecessary equipment in connection with the purchase of new equipment, and (b) to sell obsolete, redundant and unnecessary equipment.

     6.3 Compensation to Stockholders. Other than (a) reasonable salaries and other normal benefits (including options pursuant to the 1995 Employee Stock Option Plan) to be paid to employees of the Company, which salaries and benefits must be approved by Boston Chicken, and (b) amounts to be loaned to (i) the shareholders of Brackman pursuant to that certain Agreement to Contribute Shares by and among the shareholders of Brackman, the

Company and Brackman dated February 17, 1995 (the "Brackman Agreement"), and
(ii) OBG pursuant to that certain Agreement to Contribute Assets by and among the Company, OBG and the shareholders of OBG dated March , 1995 (the "OBG Agreement") (the loans to be made pursuant to the Brackman Agreement and the OBG Agreement shall be hereinafter referred to as the "Permitted Loans"), the Company shall not make any loans to, or pay any compensation, bonuses, fees, options, or other amounts to any stockholder or to any of the affiliates or immediate family members of any such stockholder. The Company shall not, without the prior written consent of Boston Chicken, amend its 1995 Employee Stock Option Plan or any employment arrangement or agreement previously approved by Boston Chicken.

     6.4 Dividends and Stock Redemptions. Other than as contemplated in the Brackman Agreement, the OBG Agreement and that certain Agreement to Contribute Assets by and among the Company, Bagel & Bagel, Inc. and Richard Lozoff dated March 2, 1995, the Company shall not, directly or indirectly, (a) redeem, purchase, or otherwise retire any of its shares of capital stock, (b) declare or pay any dividends in any fiscal year on any of its shares of capital stock or make any distributions of or with respect to its shares of capital stock or (c) return capital of the Company to its stockholders.

     6.5 Additional Indebtedness. Except as provided in Section 5.8 hereof, the Company shall not, and shall not permit any Subsidiary to, incur additional indebtedness in excess of $25,000 as to any one item and $125,000 in the aggregate without the consent of Boston Chicken.

     6.6 Mergers, Consolidations, Acquisitions, etc. The Company shall not, and shall not permit any Subsidiary (a) to be a party to any consolidation, reorganization, or merger; (b) except as provided in Section 5.8 hereof, effect any change in its capital structure or in any of its business objectives, purposes, and operations; (c) to acquire any capital in or equity ownership or the assets of another corporation, partnership, or other business organization, other than acquisitions, for cash but not for stock, of the assets or equity of any entity engaged in the sale of bagels and bagel related products, for the aggregate purchase price not to exceed $2,000,000; (d) to engage in any business other than the operation of Stores; (e) to make any loan or advance to or investments in any other person, corporation, partnership or other business organization other than loans and advances to its Subsidiaries and other than the Permitted Loans; or (f) to liquidate or dissolve or take any action with a view toward liquidation or dissolution.

     6.7 Certificate of Incorporation and Bylaws; Stockholder's Consent. The Company shall not make any changes in or amendments to its Certificate of Incorporation or bylaws as they are in effect as of the date hereof; except that the Company may amend its Certificate of Incorporation solely to increase the number of authorized shares of its common stock by the amount necessary to consummate any financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof. The Company shall not permit its stockholders to take any action by written consent in lieu of a meeting without the prior written consent of Boston Chicken.

     6.8 Issuance of Stock; Grant of Options. Except (a) for shares of common stock of the Company which may be issued upon (i) exercise of options granted under the Company's 1995 Employee Stock Option Plan pursuant to grants approved under clause (b) of this Section 6.8, (ii) exercise of the Option,
(iii) conversion of any portion of the outstanding principal balance of the Loan as provided in the Note, and (iv) consummation of any financing after advances of debt and purchases of equity by Boston Chicken under this Agreement aggregate at least $60,000,000 and as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.8 hereof, (b) for options granted under the Company's 1995 Employee Stock Option Plan which are approved by Boston Chicken, in its sole discretion, and (c) as contemplated in the OBG Agreement, the Company will not issue any additional shares of any class of its capital stock or grant any option, warrant, or similar right to acquire shares of any class of its capital stock.

     6.9 Liens. The Company shall not, and shall not permit any Subsidiary to, create, incur, or suffer to exist any lien on any of the assets, rights, revenues or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any Subsidiary, other than liens in favor of Boston Chicken and liens otherwise permitted under Section 4.9 hereof.

     6.10 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate (as defined in Section 9.2 hereof) except (a) in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking was an arms length transaction with a person other than an affiliate, and (b) loans to Subsidiaries permitted under Section 6.6 and Permitted Loans.

     6.11 Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise invest in any corporation, partnership, or other entity unless the Company or such Subsidiary owns directly 100% of the issued and outstanding equity interests therein (such 100% owned entity to be referred to herein as a "Subsidiary").

                                  ARTICLE VII

                             Conditions of Closing
                             ---------------------

     Boston Chicken's obligations hereunder shall be subject to (a) the performance by the Company prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of the Company's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction, prior to or on the Closing Date, of the following further conditions:

     7.1 Opinion of Counsel. Boston Chicken shall have received on the Closing Date from Rudnick & Wolfe an opinion, dated the Closing Date, in the form attached hereto as Exhibit E with all blanks appropriately completed.

          7.2 Proceedings and Documents. All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to Boston Chicken and its counsel, and Boston Chicken shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all corporate proceedings in connection with such transaction and compliance with the conditions set forth in this Article VII, in form and substance satisfactory to Boston Chicken and its counsel.

          7.3 Executed Documents. The Company and its Subsidiaries shall have each duly executed the following documents to which they are parties, and shall have delivered to Boston Chicken the following:

          (a)  this Agreement;

          (b)  the Note;

          (c) the Accounting and Administrative Services Agreement in substantially the form of Exhibit F-1 hereto, the Financial Services Agreement in substantially the form of Exhibit F-2 hereto, the Real Estate Services Agreement in substantially the form of Exhibit F-3 hereto and the Computer and Communications Systems Services Agreement in substantially the form of Exhibit F-4 hereto (such service agreements, and any other service agreements entered into between the Company and Boston Chicken are herein collectively called the "Service Agreements");

          (d) the Pledge Agreement, together with stock certificates in form suitable for transfer and stock powers executed in blank;

          (e)  the Subsidiary Security Agreement; and

          (f) such financing statements or other documents for filing with public officials with respect to the Security Instruments as Boston Chicken may reasonably request.

          7.4  No Defaults.  There shall exist no Event of Default or Default.

          7.5 Additional Deliveries. Boston Chicken shall have received, in form and substance satisfactory to it, copies of the following documents:

               (a) the Company's Certificate of Incorporation, certified as true and correct by the Secretary of State of Delaware, dated within ten days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

               (b) the Company's bylaws, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of the Company;

               (c) certificate of good standing and corporate existence of the Company from the Secretary of State of the States of Delaware, Utah, Missouri, Kansas and Colorado dated within ten days prior to the Closing Date;

               (d) authorizing resolutions of the board of directors and stockholders of the Company and evidence of other corporate action taken by the Company to authorize, among other things, the execution, delivery, and performance by the Company of this Agreement, the Note, the Service Agreements, and the Security Instruments and the consummation of the transactions contemplated hereby, including resolutions reserving shares of common stock for issuance upon the conversion of the Loan and the exercise of the Option, certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

               (e) the Certificate of Incorporation for each Subsidiary, certified as true and correct by the Secretary of State of its state of incorporation, dated within ten days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of each Subsidiary;

               (f) the bylaws of each Subsidiary, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of each Subsidiary;

               (g) certificate of good standing and corporate existence of each Subsidiary from the Secretary of State of Utah dated within ten days prior to the Closing Date;

               (h) authorizing resolutions of the board of directors of each Subsidiary and evidence of other corporate action taken by each Subsidiary to authorize, among other things, the execution, delivery, and performance by the Subsidiary of the Subsidiary Security Agreement and the consummation of the transactions contemplated hereby, certified as true and correct as of the Closing Date by a duly authorized officer of each Subsidiary.

          7.6 Opinion of Auditors. Boston Chicken shall have received on the Closing Date from Boston Chicken's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to Boston Chicken, to the effect that the Note and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

          7.7 Stockholders' Equity. Boston Chicken shall have received evidence, satisfactory to it, that the Company has, on the Closing Date, cash or cash equivalents of at least $20,000,000 and stockholders' equity of at least $20,000,000.

          7.8 Compliance with BC Credit Line. Boston Chicken shall (a) determine in good faith that this Agreement complies with applicable restrictions or limitations under the BC

Credit Line, (b) obtain a written waiver of noncompliance of the transactions contemplated hereby with the BC Credit Line, or (c) deliver to Agent from the Company such pledges, collateral, and other documentation as may be required to evidence compliance of the transactions contemplated hereby with the BC Credit Line.

                                 ARTICLE VIII

                DEFAULT, RIGHTS AND REMEDIES OF BOSTON CHICKEN
                ----------------------------------------------

          8.1 Default. The occurrence of any of the following events or acts shall constitute a default ("Default"):

               (a) Default in the payment when due of any portion of the principal on the Note and the continuance of such default for a period of three days;

               (b) Default in the payment when due of any portion of the interest on the outstanding principal of the Note and the continuance of such default for a period of 10 days;

               (c) any representation or warranty now or hereafter made in this Agreement, the Service Agreements, the Pledge Agreement, the Subsidiary Security Agreement the Note, any other Security Instrument, or any certificate hereunder or thereunder shall not be true in any material respect, or any certificate, statement, report, financial data, or notice furnished at any time by the Company to Boston Chicken shall be materially inaccurate;

               (d) any breach of, or failure to perform or observe, any covenant, condition, or agreement contained in the Pledge Agreement, the Subsidiary Security Agreement or in any other Security Instrument, which in each case shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgment, such breach may not be reasonably cured by the Company during such cure period;

               (e) the breach of, or failure to perform or observe, any covenant, condition, or agreement contained in Sections 5.6, 6.1, 6.2, 6.4, 6.6, 6.7, 6.8, 6.10, or 6.11 of this Agreement;

               (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement or the Note which shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken, provided that such grace period shall not apply, and the Company shall be in Default immediately upon such breach, if, in Boston Chicken's judgment, such breach may not reasonably be cured by the Company during such cure period;

               (g) the Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

               (h) intentionally omitted;

               (i) dissolution or liquidation of the Company;

               (j) there occurs a material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries taken as a whole;

               (k) the Company or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Company or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, or (c) default in the performance or observance of any obligations under leases of real property if the effect of such default is to permit the termination of such lease;

               (l) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate and not otherwise fully covered by insurance shall be rendered against the Company or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied, escorted, stayed, or bonded pending appeal;

               (m) the Pledge Agreement, the Subsidiary Security Agreement, any other Security Instrument, or the security interests created under this Agreement shall be terminated, invalidated, or set aside or be declared ineffective or inoperative or in any way cease to give or provide to Boston Chicken the benefits purported to be created thereby.

          8.2 Default: Remedies. (a) In the event a Default shall exist or occur Boston Chicken may:

               (i) terminate its obligations under this Agreement and cease to make any further advances under Section 1.1, and shall have the right to declare the Note due and payable in full, without demand, presentment, or notice of any kind;

               (ii) in its sole and absolute discretion, exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code with respect to the Collateral and any other applicable law upon default by a debtor;

               (iii) exercise its rights under the Pledge Agreement and/or the other Security Instruments;

               (iv) convert any portion of the outstanding principal balance of the Loan into shares of common stock in the Company as provided in the Note;

               (v)   exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 8. l(g) with respect to the Company or any Subsidiary, Boston Chicken's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by the Company hereunder and under the Note shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived.

               (b) In connection with the exercise of Boston Chicken's rights and remedies provided in Section 8.2(a)(ii), the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment and satisfaction of the Loan. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least five days prior to the date of sale, disposition, or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Loan. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Loan. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

               (c) All of Boston Chicken's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Note shall not affect Boston Chicken's rights and remedies with respect to any portion not so converted or exercised.

          8.3 No Waiver. Boston Chicken's failure, at any time or times hereafter, to require the Company's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of Boston Chicken thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by Boston Chicken of a Default or an Event of Default by the Company under this Agreement or the Note shall not suspend, waive, or affect any other Default or Event of Default by the Company under this Agreement or the Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of the Company contained in this Agreement or the Note and no Default or Event of Default by the Company under this Agreement or the Note shall be deemed to have been suspended or waived by Boston Chicken unless such suspension or waiver is in writing signed by an officer of Boston Chicken.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.1 No Oral Change. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          9.2 Assignment. The Company may not assign any of its rights or delegate any of its obligations under this Agreement without Boston Chicken's written consent. Boston Chicken may assign any of its rights or delegate any of its obligations under this Agreement (including assignment of this Agreement, the Note, the Pledge Agreement and the Security Instruments), (a) without notice to the Company, (i) to any Affiliate of Boston Chicken (except the Company) or
(ii) in connection with any pledge of its assets under the BC Credit Line or similar credit agreement and (b) with notice, but without any requirement of consent or approval, to any other person entity (except the Company); provided, however, that Boston Chicken shall not make any such assignment of its obligations unless at the time thereof Boston Chicken reasonably believes the assignee is able to perform such obligations. Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term Affiliate of a specified person shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

          9.3 Costs and Attorneys' Fees. (a) Except as provided in Section 2.4 hereof and subsection (b) or (c) of this Section 9.3, each of the parties hereto shall pay its own expenses (including accounting fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

               (b) The Company shall pay all reasonable attorneys' fees and any costs and charges relating to or arising out of (i) the negotiation and drafting of this Agreement and all related documents and (ii) the enforcement by Boston Chicken of its rights to collect any portion of the Loan.

               (c) In any action not founded solely on grounds covered by subsection (b) of this Section 9.3, the party to the action who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

          9.4 Communications and Notices. All communications and notices provided for in this Agreement or under the Note shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

               If to the Company:

                    Progressive Bagel Concepts, Inc.
                    1526 Cole Blvd.
                    Suite 200
                    Golden, CO 80401
                    Attention: Chief Executive Officer
                    Facsimile: (303) 202-3360

               with a copy to:

                    Rudnick & Wolfe
                    203 N. LaSalle Street
                    Suite 1800
                    Chicago, IL 60601
                    Attention: Michael G. Brennan, Esq.
                    Facsimile: (312) 984-2299

               If to Boston Chicken:

                    Boston Chicken, Inc.
                    14103 Denver West Parkway
                    Golden, Colorado 80401
                    Attention: General Counsel
                    Facsimile: (303) 384-5339

               with a copy to:

                    Bell, Boyd & Lloyd
                    70 West Madison Street, Suite 3300
                    Chicago, Illinois 60602
                    Attention: Paul A. Strasen, Esq.
                    Facsimile: (312) 372-2098

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

          9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          9.6 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          9.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby. and the provisions of this Agreement shall be severable in any such instance.

          9.8 Avoidance. To the extent that Boston Chicken receives any payment on account of the Company's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, the Company's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Boston Chicken.

          9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          9.10 Entire Agreement. This Agreement, the Note, the Pledge Agreement, the Security Instruments and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

          9.11 General Indemnity. In addition to the payments pursuant to
Section 9.3, the Company agrees to indemnify, pay, and hold Boston Chicken and any holder of the Note, and the officers, directors, employees, agents, and Affiliates of Boston Chicken and any such holder (collectively, the "Indemnities"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnities in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnities shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, the Security Instruments and the exhibits or any other agreements or document executed and delivered by the Company in connection therewith, the Company's use and operation of the Stores, including any damage to public or worker health and safety or the environment, Boston Chicken's agreement to make the Loan hereunder, or the use or intended use of the proceeds of the Loan (the "indemnified liabilities"), provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this
Section 9.11 shall survive satisfaction and payment of the Company's obligations hereunder and termination of this Agreement.

          9.12 Limitation on Damages. Notwithstanding anything to the contrary herein no party hereto shall be liable for consequential, indirect, incidental, special, speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory, provided that nothing herein shall limit or otherwise restrict the Company's obligation to pay fees under the Service Agreements.

          9.13 CONFIDENTIALITY. Boston Chicken will maintain as confidential any information obtained from the Company and/or its Subsidiaries other than information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of a disclosure directly or indirectly by Boston Chicken or its agents or representatives), (ii) is available to Boston Chicken on a non-confidential basis from a source other than the Company, provided that such source was not at the time bound by a confidentiality agreement with the Company or any of its Subsidiaries, or (iii) has been independently developed by Boston Chicken.

          9.14 UPDATE OF REPRESENTATIONS AND WARRANTIES. The Company shall have the right to update from time to time Schedule 4.14 and the information contained in Section 4.5(a) and 4.1l(a) hereof and for purposes of Sections 3.4 and 8.1(c) hereof the representations and warranties of the Company contained in Article IV shall be deemed made as so updated.

          9.15 Submission to Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, any Service Agreement or any Security Instrument or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at the address for the Company set forth in Section 9.4. Nothing in this paragraph shall affect the right of Boston Chicken to service process in any other manner permitted by law or limit the rights of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          9.16 Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Note, the Pledge Agreement, the Subsidiary Security Agreement, any Service Agreement, any Security Instrument, any related instrument, or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

          THE PROVISIONS OF THIS SECTION 9.16 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING lNTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.


                                        PROGRESSIVE BAGEL CONCEPTS, INC.


                                        By:
                                            ----------------------------------


                                        Title:
                                               -------------------------------




                                        BOSTON CHICKEN, INC.


                                        By:
                                            ----------------------------------


                                        Title:
                                               -------------------------------

                                   EXHIBIT A


                           CONVERTIBLE SECURED NOTE

                           CONVERTIBLE SECURED NOTE

$80,000,000                                                     Golden, Colorado
                                                                March __, 1995

     FOR VALUE RECEIVED, Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of eighty million dollars ($80,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Loan made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

     This Note evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, a Secured Loan Agreement dated of even date herewith between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated and for a description of the collateral and security securing this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

     Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

     Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the fifth Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the fifth Retail Period in Boston Chicken's fiscal year 2003, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

     This Note may be prepaid, without premium or penalty, at any time after April 1, 1996. All payments made hereunder shall be applied first to interest and then to outstanding principal.

     If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

     Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.


                                   ARTICLE I

                              Conversion of Note
                              ------------------

     1.1 The holder of this Note shall have the right, at such holder's option, at any time after the earlier of any acceleration of this Note or April 1, 1996 and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the eleventh Retail Period in Boston Chicken's fiscal year 2003 to convert, subject to the terms and provisions of this Article I, the outstanding principal balance of this Note or any portion thereof into shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), at the price of $1,429.16 per share, or, in the event an adjustment of such price has occurred pursuant to the provisions of Section 1.3, then at the price as last adjusted, or, in certain circumstances described in Section 1.10(b) of the Loan Agreement with respect to amount of any Funding Default, the price set forth in Section 1.10(b) of the Loan Agreement (referred to herein as the "Conversion Price"), upon surrender of this Note, the principal of which is so to be converted, to the Company at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into such shares of Common Stock in accordance with the provisions of this Article I, and specifying the name or names in which the certificate or certificates evidencing the shares of Common Stock issuable upon such conversion shall be registered, together with the addresses of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing. In the event this Note is to be converted in part only, the Company shall, upon surrender of this

Note, execute and deliver to the holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. In no event shall accrued interest be convertible into shares of Common Stock.

     1.2 As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver to or upon the written order of the holder of this Note a certificate or certificates representing the number of fully-paid and non-assessable shares of Common Stock of the Company into which this Note may be converted in accordance with the provisions of this Article I and a new Note for any unconverted portion of the principal amount hereof. Subject to the following provisions of this Section 1.2, such conversion shall be deemed to have been made immediately before the close of business on the date that this Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of this Note as a Noteholder shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on such next succeeding day. If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

     1.3 (a) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note, or in case of any consolidation or merger of the Company with or into any partnership, corporation, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of shares issuable upon conversion of this Note) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

     (b) The Conversion Price shall be adjusted in the event the Company shall at any time (i) make a subdivision of or combine shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in cash, in kind, or in securities of any kind (including, but not limited to, any stock split). In the event the Company makes a subdivision of shares of Common Stock or pays a dividend or makes a distribution in cash, in kind, or in securities of any kind, the

Conversion Price in effect immediately prior to such action shall be appropriately decreased, and in the event the Company shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 1.3(b) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto. Whenever the Conversion Price is adjusted, pursuant to this Section 1.3(b), the Company shall promptly cause a notice to be given to such holder of this Note which will state the adjusted Conversion Price.

     (c) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of the entire Maximum Principal Balance of the Loan. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

     (d) The Company covenants that if any shares of Common Stock to be issued upon conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

     (e) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     (f) Conversion of any portion of the principal balance of this Note shall not relieve the Company of its obligation to pay any accrued but unpaid interest as of the date of conversion on the portion of the principal balance of this Note so converted.

     (g) To the extent that any portion of this Note is not converted into shares of Common Stock, such portion shall remain a secured debt of the Company payable in accordance with the terms of the Loan Agreement.

                                  ARTICLE II

                                   ADVANCES
                                   --------

     2.1 Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all Advances, less the amounts of payment of principal made by the Company, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.


                                  ARTICLE III

                    DEFAULT, RIGHTS AND REMEDIES OF HOLDER
                    --------------------------------------

     3.1 The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

     3.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Colorado or any state in which any Collateral is situated.


                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     4.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     4.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note,
(v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

     4.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.


                                        PROGRESSIVE BAGEL CONCEPTS, INC.


                                        By:
                                            ----------------------------------


                                        Title:
                                               -------------------------------

                                   EXHIBIT B

                   FORM OF CERTIFICATE TO ACCOMPANY ADVANCES

                                   EXHIBIT B
                                   ---------
                                  CERTIFICATE



     The undersigned, the                   of Progressive Bagel Concepts, Inc.
(the "Company"), borrower under that certain Secured Loan Agreement dated
March   , 1995 (the "Loan Agreement") between the Company and Boston Chicken,
Inc. ("Boston Chicken"), hereby requests an Advance of Loan proceeds in the
amount of $                   .

     In support of this request, the Company hereby represents and warrants to Boston Chicken as follows:

     1. Such Loan amount is required and will be used by the Company for the purposes permitted under the Loan Agreement and for no other purpose.

     2. The representations and warranties contained in Article IV of the Loan Agreement and in the Security Instruments delivered in connection therewith are true and correct on and as of the date hereof, and will be true and correct on the date such Advance is made.

     4. No Default or Event of Default has occurred and is continuing.

     5. There has been no material adverse change in the financial conditions,
results of operations, assets or business of the Company since March   , 1995.

     6. The Company has     Stores open and conducting business as of the date
hereof.

     7. All of the conditions to Advances set forth in Article III of the Loan Agreement have been satisfied.

     Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.


                                    PROGRESSIVE BAGEL CONCEPTS, INC.



                                    By:
                                    Title:


Date:               , 199

                                 Schedule 4.14

                                 Subsidiaries
                                 ------------


Name                          Jurisdiction of Incorporation     Number of Shares
- ----                          -----------------------------     ----------------
1.  Brackman Brothers, Inc.               Utah                       23,200
    ("Brackman")

2.  Brackman Brothers of                  Utah
    Idaho, Inc. (a subsidiary
    of Brackman)

                                   EXHIBIT C

                       SUBSIDIARY STOCK PLEDGE AGREEMENT

                       SUBSIDIARY STOCK PLEDGE AGREEMENT

     This Subsidiary Stock Pledge Agreement ("Pledge Agreement"), dated March , 1995, is made and entered into by and between Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                   RECITALS
                                   --------

     1. The Company owns 100% of the issued and outstanding shares of capital stock of Brackman Brothers, Inc., a Utah corporation (the "Pledged Subsidiary").

     2. The Company has entered into a Secured Loan Agreement of even date herewith (the "Loan Agreement") with Boston Chicken pursuant to which Boston Chicken has agreed on the terms and subject to the conditions therein, to make a Loan (as defined in the Loan Agreement) to the Company, which Loan is evidenced by a promissory note of even date herewith from the Company to Boston Chicken (the "Note").

     3. As an inducement to Boston Chicken to enter into the Loan Agreement and as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to pledge to Boston Chicken, and grant a first-priority security interest to Boston Chicken, in and to, 100% of the issued and outstanding capital stock of the Pledged Subsidiary.

     NOW, THEREFORE, the Company and Boston Chicken have agreed as follows:

     1. Certain Definitions. The capitalised terms and phrases not otherwise defined herein, shall have the meanings given them in the Loan Agreement, and the following terms or phrases shall have the following meanings:

     "Affiliate" shall mean, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "Collateral" shall mean the Pledged Shares and any other property in which Boston Chicken acquires a security interest pursuant to this Pledge Agreement to secure any indebtedness or other obligation of the Company to Boston Chicken.

     "Default" shall have the meaning given it in Section 10 of this Pledge Agreement.

          "Pledged Shares" shall mean all the issued and outstanding shares of the capital stock of the Pledged Subsidiary owned by the Company, the certificates representing those shares and any stock powers executed by the Company in connection with those shares.

          "Secured Obligations" shall mean the obligations secured by this Pledge Agreement described in Section 3 of this Pledge Agreement.

     2. Grant of Security Interest. (a) The Company hereby grants to Boston Chicken a security interest in all of its right, title, and interest in and to the Pledged Shares. The Company further grants to Boston Chicken a security interest in any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities, or any other property to which the Company is or may hereafter become entitled to receive whether on account of the Pledged Shares or otherwise. If the Company receives additional property of such nature, it shall immediately deliver such property to Boston Chicken to be held by Boston Chicken in the same manner as the property held pursuant to this Pledge Agreement.

             (b) The Company grants a further security interest to Boston Chicken in the proceeds or products of any sale or other disposition of the Pledged Shares.

     3. Obligations Secured. The security interest created hereby secures payment and performance of (a) the indebtedness evidenced by the Note, and all obligations contained in the Note, (b) all of the other obligations, agreements, covenants, and representations of the Company under the Loan Agreement whether or not, either on the date of this Pledge Agreement or thereafter, evidenced by any note, instrument, or other writing, and (c) any and all other indebtedness, obligation, or liability of the Company to Boston Chicken, however evidenced, whether existing on the date of this Pledge Agreement or arising thereafter, direct or indirect, absolute or contingent, joint and/or several.

     4. Representations and Warranties. To induce Boston Chicken to enter into this Pledge Agreement, the Company represents and warrants as follows:

             (a) The Company has full right, power, and capacity to enter into and perform this Pledge Agreement; and this Pledge Agreement has been duly authorized, executed and delivered and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

             (b) The Company has good and marketable title to the Pledged Shares, and the Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim, or security interest other than the security interest created by this Pledge Agreement.

             (c) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding equity interest of the Pledged Subsidiary.

             (d)  The Pledged Shares are fully paid and nonassessable.

             (e) The Company has not entered into any stock restriction or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge, or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

     5. Duration of Security Interest. Boston Chicken, its successors and assigns, shall hold the Pledged Shares and security interest created hereby upon the terms of this Pledge Agreement, and this security interest shall continue until all the Secured Obligations have been paid in full

     6. Maintaining Freedom from Liens. The Company shall keep the Pledged Shares and other Collateral free and clear of liens and shall pay all amounts, including taxes, assessments, or charges, which might result in a lien against the Pledged Shares or other Collateral if left unpaid. If any such lien, assessment, claim, or charge shall nevertheless exist, and the Company fails to pay such amounts promptly, Boston Chicken may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. The Company shall promptly reimburse Boston Chicken for any such payments, and until reimbursement, such payments shall be a part of the Secured Obligations.

     7.  Certain Rights Respecting Pledged Shares.

              (a) The Company shall continue to be the owner of the Pledged Shares and other Collateral so long as no Default has occurred and is continuing and may collect and retain all cash dividends now or hereafter payable on or on account of the Pledged Shares and other Collateral which are permitted under the Loan Agreement, and, so long as no Default has occurred, may exercise voting rights with respect to the Pledged Shares and other Collateral.

             (b) The Company shall not sell, transfer, or attempt to sell or transfer the Pledged Shares or other Collateral, or any part thereof or interest therein, without the prior express written consent of Boston Chicken. Any such consent of Boston Chicken shall not constitute the release by Boston Chicken of its interest in the Pledged Shares or other Collateral, and any such sale or transfer consented to shall transfer the Pledged Shares or other Collateral subject to the security interest of Boston Chicken. Any such transfer shall be subject to the transferee stockholder's agreement to be bound by the terms and subject to the conditions of this Pledge Agreement, such agreement to be evidenced by the transferee stockholder's execution of this Pledge Agreement.

             (c) Boston Chicken, at its option upon any Default, may exercise all voting rights and privileges whatsoever with respect to the Pledged Shares and other Collateral, including, without limitation, the right to receive dividends, and to that end the Company hereby constitutes any officer of Boston Chicken as its proxy and attorney-in-fact for all purposes of voting the Pledged Shares and other Collateral after any Default at any annual regular or special meeting of the Company, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon any oral or written certification of Boston Chicken that it is entitled to vote the Pledged Shares and other Collateral hereunder. The Company shall execute and deliver to Boston Chicken any additional proxies and powers of attorney that Boston Chicken may desire in its own name in order to exercise the rights expressly granted to Boston Chicken under this Section 7(c). In addition to any other voting rights, Boston Chicken may, upon any Default, vote the Pledged Shares and other Collateral to remove the directors and officers of the Pledged Subsidiary, or any of them, and to elect new directors and officers of the Pledged Subsidiary, who may thereafter manage the affairs of the Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect thereto as it shall deem necessary and appropriate, and may also liquidate its business, and may authorize the borrowing of money in the name of the Pledged Subsidiary, and the pledge of its assets to secure such borrowing.

     8. Issuance or Acquisition of New Stock or Sale of Treasury Shares; Mergers, Sales and Other Disposition of Assets. The Company shall not permit the Pledged Subsidiary to (a) issue new shares of its capital stock, or any options, subscription rights, or warrants with respect thereto, (b) sell any treasury shares, (c) merge into or with or consolidate with any other entity,
(d) sell or otherwise transfer any part of its assets (except in the ordinary course of business) or (e) liquidate or dissolve or take any action with a view toward liquidation or dissolution, in each case without Boston Chicken's prior written consent.

     9. Delivery of Certificates and Stock Powers. Upon execution of this Pledge Agreement, the Company shall deliver to Boston Chicken the share certificates representing the Pledged Shares in form suitable for transfer together with executed blank stock powers. If for any reason the Company acquires any interest in any additional capital stock of the Pledged Subsidiary, the Company shall immediately deliver certificates representing that stock in form suitable for transfer and blank stock powers to Boston Chicken to be held by Boston Chicken in the same manner as the Pledged Shares, and such stock shall be pledged under this Pledge Agreement and constitute a part of the Collateral.

     10. Default. At the option of Boston Chicken, the occurrence of any Default (as defined in the Loan Agreement) under the Loan Agreement shall constitute a default under this Pledge Agreement.

     11. Remedies. (a) Upon the occurrence of any Default, Boston Chicken shall have all of the rights and remedies provided by law and/or by this Pledge Agreement, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby authorizes Boston Chicken to hold such Pledged Shares or to sell all or any part of the Pledged Shares at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by Boston Chicken) and then to the payment of the other Secured Obligations. Boston

Chicken may be the purchaser at any such sale. The Company expressly authorizes such sale or sales of the Pledged Shares in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to Boston Chicken. Boston Chicken shall be under no obligation to preserve rights against prior parties.

             (b) The Company agrees and acknowledges that because there may be no public market for the Pledged Shares and because of applicable securities laws, a public sale of the Pledged Shares may not be possible or advisable and sales at a private sale may be on terms less favorable than if such Pledged Shares were sold at a public sale and may be at a price less favorable than a public sale. The Company agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     12. Exercise of Remedies. The rights and remedies of Boston Chicken shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, Boston Chicken shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of
(a) the Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees, and expenses Boston Chicken is otherwise entitled to recover.

     13. Return of Collateral. Boston Chicken may at any time deliver the Pledged Shares or other Collateral, or any part thereof, to the Company. The receipt by the Company of the Pledged Shares or other Collateral, or any part thereof, shall be a complete and full discharge of Boston Chicken, and Boston Chicken shall be discharged from any liability or responsibility with respect thereto.

     14. Communications and Notices. (a) Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is given at least five business days before the time of sale, disposition, or other event or thing giving rise to the requirement of notice.

             (b) All communications and notices shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as set forth in Section 9.4 of the Loan Agreement. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivers service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

     15. Further Assurances. The Company shall sign any such other documents or instruments, and take such other action, as Boston Chicken may request to more fully create and maintain, or to verify, ratify or perfect the security interest intended to be created by this Pledge Agreement.

     16. Multiple Counterparts. This Pledge Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement or the terms thereof to produce or account for more than one such counterpart.

     17. Miscellaneous. (a) Failure by Boston Chicken to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of Boston Chicken shall continue in full force and effect until such right is specifically waived in writing signed by Boston Chicken.

             (b) If any provision of this Pledge Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of the Pledge Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Pledge Agreement shall be severable in any such instance.

             (c) The headings of the sections of this Pledge Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Pledge Agreement.

             (d) This Pledge Agreement shall benefit Boston Chicken, its successors and assigns, and all obligations of the Company shall bind their successors and assigns. The Company acknowledges that Boston Chicken may assign or otherwise transfer (in whole or in part) the Note, the Loan Agreement, or this Pledge Agreement to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Boston Chicken thereunder (including the benefits under this Pledge Agreement).

             (E) THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

             (f) This Pledge Agreement and the Loan Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior understandings with respect to the subject matter hereof. No change, modification, addition, or termination of this Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

             (g) The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in
Section 14 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     18. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 18 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto executed this Pledge Agreement to be effective as of the date and year first above written.


                              PROGRESSIVE BAGEL CONCEPTS, INC.


                              By:    ____________________________
                              Its:   ____________________________



                              BOSTON CHICKEN, INC.



                              By:    ____________________________
                              Title: ____________________________

                                   EXHIBIT D

                         SUBSIDIARY SECURITY AGREEMENT

                         SUBSIDIARY SECURITY AGREEMENT

  THIS SECURITY AGREEMENT, dated as of March   , 1995 (this "Security
Agreement"), is made by Brackman Brothers, Inc. a Utah corporation (the "Company"), in favor of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                  WITNESSETH:

  WHEREAS, Progressive Bagel Concepts, Inc., a Delaware corporation (the
"Borrower") has entered into a Secured Loan Agreement, dated as of March   ,
1995, (the "Loan Agreement"), with Boston Chicken and pursuant to which Boston Chicken has agreed on the terms and conditions therein, to make a Loan (as defined in the Loan Agreement) to the Borrower; and

  WHEREAS, the Company is a wholly-owned subsidiary of the Borrower;

  WHEREAS, as a condition to the effectiveness of Boston Chicken's obligations under the Loan Agreement, the Company has agreed, among other things, to grant to Boston Chicken a first-priority security interest in and to the Collateral hereinafter described;

  NOW, THEREFORE, to secure (a) the payment of the principal sum of Eighty Million Dollars ($80,000,000), together with interest thereon, in accordance
with the terms of a promissory note dated March   , 1995, issued by the Borrower
pursuant to the Loan Agreement (the "Note"), (b) the performance of the covenants herein contained and any monies expended by Boston Chicken in connection therewith, (c) the payment of all obligations and performance of all covenants of the Borrower under the Loan Agreement, the Pledge Agreement and all other Security Instruments (as defined in the Loan Agreement) and any other documents, agreements or instruments between the Borrower or the Company and Boston Chicken given in connection therewith, and (d) any and all other indebtedness, obligations and liabilities of any kind of the Borrower and/or the Company to Boston Chicken now or hereafter existing, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise (all of the aforesaid indebtedness, obligations and liabilities of the Borrower and/or the Company being herein called the "Secured Obligations", and all of the documents, agreements and instruments between the Company and Boston Chicken evidencing or securing the repayment of, or otherwise pertaining to the Secured Obligations being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, the Company hereby grants, assigns and transfers to Boston Chicken a security interest in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

  (a) all of the Company's real estate, accounts, equipment (including, but not limited to machinery, furniture, fixtures, tools, vehicles, and other tangible property), inventory, leasehold improvements, contract rights (including its rights as lessee under all leases of real property), general intangibles, deposit accounts, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title;

  (b) all insurance proceeds of or relating to any of the foregoing;

  (c) all of the Company's books, records, and computer programs and data relating to any of the foregoing; and

  (d) all accessories and additions to, and substitutions for, and replacements, products and proceeds of, any of the foregoing.

  1. Representations, Warranties, Covenants and Agreements. The Company further represents, warrants, covenants, and agrees with Boston Chicken as follows:

  (a) Ownership of Collateral; Security Interest Priority. At the time any Collateral becomes subject to a security interest of Boston Chicken hereunder, unless Boston Chicken shall otherwise consent, the Company shall be deemed to have represented and warranted that (i) the Company is the lawful owner of such Collateral and has the right and authority to subject the same to the security interest of Boston Chicken; (ii) none of the Collateral is subject to any lien other than that in favor of Boston Chicken and other than Permitted Encumbrances (as defined in the Loan Agreement) and there is no effective financing statement covering any of the Collateral on file in any public office, other than in favor of Boston Chicken. This Security Agreement creates in favor of Boston Chicken a valid and perfected first-priority security interest in the Collateral enforceable against the Company and all third parties and securing the payment of the Secured Obligations and all filings and other actions necessary or desirable to create, preserve or perfect such security interests have been duly taken.

  (b) Location of Offices, Records and Facilities. The Company's chief executive office and chief place of business and the office where the Company keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, are located in the State of Utah, County of Salt Lake at 3541 South 300 West, Salt Lake City, Utah. The Company will provide Boston Chicken with prior written notice of any proposed change in the location of its chief executive office and will not change the location of its chief executive office without the prior written consent of Boston Chicken. The federal tax identification number of the Company is 87-0464584. The name of the Company is Brackman

Brothers, Inc., and the Company operates under no other names except for "Brackman Bros. Bagel Bakery". The Company shall not change its name without the prior written consent of Boston Chicken.

  (c) Location of Inventory, Fixtures, Machinery and Equipment. All Collateral consisting of inventory, fixtures, machinery or equipment is, and will be, located within the States of Utah and Colorado, and at no other locations without the prior written consent of Boston Chicken. If the Collateral described in this paragraph l(c) is kept at leased locations or warehoused, the Company has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to Boston Chicken, unless waived by Boston Chicken.

  (d) Liens, Etc. The Company will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) hereof and in the Brackman Title Commitment and those consented to in writing by Boston Chicken. The Company will not, without the prior written consent of Boston Chicken, sell or lease, or permit or suffer to be sold or leased, any of the Collateral except in the ordinary course of the Company's business; provided, the Company shall have the right (i) to trade in obsolete, redundant or unnecessary equipment in connection with the purchase of new equipment, and (ii) to sell obsolete, redundant or unnecessary equipment. Boston Chicken or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located.

  (e) Insurance. The Company shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties and shall otherwise comply with the insurance provisions set forth in Section 5.4 of the Loan Agreement.

  (f) Taxes, Etc. The Company will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a lien, charge or encumbrance upon any of the Collateral. If the Company fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, Boston Chicken shall have the option to do so and the Company agrees to repay forthwith all amounts so expended by Boston Chicken with interest at the default rate set forth in the Loan Agreement.

  (g) Further Assurances. The Company will do all acts and things and will execute all financing statements and writings requested by Boston Chicken to establish, maintain and continue a perfected and valid security interest of Boston Chicken in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by Boston Chicken to establish and determine the validity and the priority of Boston Chicken's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     (h) Maintenance of Tangible Collateral. The Company will cause the tangible Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements made in connection therewith which are necessary or desirable to such end. The Company shall promptly furnish to Boston Chicken a statement respecting any loss or damage to any of the tangible Collateral.

     (i) Maintenance of Intangible Collateral. The Company shall preserve and maintain all rights of the Company and Boston Chicken in the intangible Collateral, including without limitation the payment of all maintenance fees and the taking of appropriate action at the Company's expense to halt the infringement of any of the intangible Collateral.

     (j) Special Rights Regarding Accounts Receivable. Boston Chicken or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security Agreement, verify directly with the Company's account debtors the accounts pledged hereunder in any manner. Boston Chicken or any of its agents may, at any time from time to time in its sole discretion, notify the Company's account debtors of the security interest of Boston Chicken in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral be made directly to Boston Chicken in Boston Chicken's name. If Boston Chicken or any of its agents shall collect such obligations directly from the Company's account debtors, Boston Chicken or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Company's account debtors in such manner and on such terms as Boston Chicken or any of its agents shall deem appropriate. The Company directs and authorizes any and all of its present and future account debtors to comply with requests for information from Boston Chicken, Boston Chicken's designees and agents and/or auditors, relating to any and all business transactions between the Company and the Company's account debtors. The Company further directs and authorizes all of its account debtors upon receiving a notice or request sent by Boston Chicken or Boston Chicken's agents or designees to pay directly to Boston Chicken any and all sums of money or proceeds now or hereafter owing by the Company's account debtors to the Company, and any such payment shall act as a discharge of any debt of such account debtor to the Company in the same manner as if such payment had been made directly to the Company. The Company agrees to take any and all action as Boston Chicken may request to assist Boston Chicken in exercising the rights described in this Section.

     2. Events of Default. The occurrence of any Event of Default specified in the Loan Agreement shall be deemed an event of default under this Security Agreement.

     3. Remedies. Upon the occurrence of any such event of default, Boston Chicken shall have and may exercise any one or more of the rights and remedies provided to it under this

Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and the Company hereby agrees to assemble the Collateral and make it available to Boston Chicken at a place to be designated by Boston Chicken which is reasonably convenient to both parties, authorizes Boston Chicken to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by Boston Chicken) and then to the payment of the indebtedness and satisfaction of other Secured Obligations. Any requirement of reasonable notice shall be met if Boston Chicken sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. Boston Chicken may be the purchaser at any such sale. The Company expressly authorises such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. Boston Chicken shall have no obligation to preserve rights against prior parties. The Company hereby waives as to Boston Chicken any right of subrogation or marshaling of such Collateral and any other collateral for the Secured Obligations. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which Boston Chicken may hold, or which may come to any of them or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which Boston Chicken or the Company does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Company shall be liable for any deficiency remaining after disposition of the Collateral.

     4. Remedies Cumulative. No right or remedy conferred upon or reserved to Boston Chicken under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of Boston Chicken under any Operative Document or under applicable law may be exercised from time to time and as is often as may be deemed expedient by Boston Chicken. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may effect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same, nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

     5. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by Boston Chicken and waiver of any default or forbearance on the part of Boston

Chicken in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

     6. Governing Law; Definitions. This Security Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Colorado applicable to contracts made and to be performed entirely within such State. Terms used but not defined herein shall have the respective meaning ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Colorado are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     7. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered and shall be effective in the manner specified in Section 9.4 of the Loan Agreement.

     8. Rights Not Construed as Duties. Boston Chicken neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which Boston Chicken has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, Boston Chicken may but is in no way obligated to itself perform, or cause performance of, such agreement, and the expenses of Boston Chicken incurred in connection therewith shall be payable by the Company under paragraph 11.

     9. Amendments. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

     10. Severability If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

     11. Expenses. The Company agrees to indemnify Boston Chicken from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Boston Chicken's gross negligence or willful misconduct.

     12. Successors and Assigns; Termination. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until full payment and performance of the Secured Obligations (b) be binding upon the Company, its successors and assigns and (c) inure, together with the rights and remedies of Boston Chicken hereunder, to the benefit of Boston Chicken and its successors, transferees and assigns. Upon the full payment and performance of the Secured Obligations the security interests granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, Boston Chicken will, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     13. Submission to Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid addressed to the Company at the address for notices as provided in Section 7 hereof. Nothing in this paragraph shall affect the right of Boston Chicken to serve process in any other manner permitted by law or limit the right of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     14. Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, any related instrument, or the dealings or the relationship between the parties. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, if at all, under the controlling law of the applicable jurisdiction, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Agreement. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

     THE PROVISIONS OF THIS SECTION 14 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed as of the day and year first set forth above.

                         [NAME OF COMPANY]

                         By:
                            --------------------------------
                         Its:
                            --------------------------------

                                   EXHIBIT E


                          FORM OF OPINION OF COUNSEL

                         [Form of Opinion of Counsel]
                                    [Date]

Boston Chicken, Inc.
14103 Denver West Parkway
Golden, CO 80401

                    Re:

Ladies and Gentlemen:

     We have acted as counsel for Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Brackman Bros., Inc. (the "Subsidiary"), in connection with the preparation, execution, and delivery of the Documents (as hereinafter defined). This opinion is furnished to you pursuant to Section
7.1 of the Agreement (as hereinafter defined). As used herein, the term "State" means the State of [opining jurisdiction] and the term "UCC" means the Uniform Commercial Code as in effect in the State on the date hereof. Other capitalized terms used herein and not otherwise defined herein have the meanings provided in the Agreement.

    The documents we have examined in rendering this opinion are the following:

     (i)  The following, collectively called the "Documents":

          (a) the Secured Loan Agreement (the "Agreement"), of even date herewith, between the Company and Boston Chicken, Inc. ("Boston Chicken");

          (b) the Convertible Secured Note of the Company, of even date herewith and delivered pursuant to the Agreement (the "Note"),

          (c) the Subsidiary Stock Pledge Agreement, dated of even date herewith, between the Company and Boston Chicken delivered pursuant to the Agreement (the "Subsidiary Pledge Agreement"),

          (d) the Subsidiary Security Agreement, dated of even date herewith between Brackman Bros., Inc. and Boston Chicken pursuant to the Agreement (the "Subsidiary Security Agreement"); and

          (e) [other documents as applicable]

     (ii) A certificate of the Secretary of the Company certifying as to (A) the Certificate of Incorporation and bylaws of the Company and (B) resolutions adopted on _______________ by the Board of Directors and shareholders of the Company;

         (iii) Copies of those indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and orders, writs, judgments, awards, injunctions and decrees, which have been certified by the Secretary of the Company as those documents which affect or purport to affect the Company's right to borrow money under, or right to undertake and perform its obligations under, the Documents (collectively, the "Other Agreements and Court Orders"), a copy of which certificate is attached hereto as Exhibit A, and

         (iv) A certificate of the Secretary of State of the State of
                      , dated                  , attesting to the continued
    corporate existence and good standing of the Company in that state.

    We have also examined such other corporate documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon all of the foregoing, upon the factual representations made by the Company in Article IV of the Agreement, upon certificates of the officers of the Company and of public officials, and upon public records.

    Based upon and subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Agreement and to issue the Note and incur the indebtedness to be evidenced thereby.

         2. The Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, with corporate power and authority to enter into the Documents to which it is a party.

         3. Each of the Documents to which the Company is a party has been duly authorized by all required corporate action on the part of the Company, and each of them has been duly executed and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. Each of the Documents to which the Subsidiary is a party has been duly authorized by all required corporate action on the part of the Subsidiary, and each of them has been duly executed and delivered by the Subsidiary, and constitutes the legal, valid, and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

          5. The execution and delivery of the Documents and the performance by the Company of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the properties of the Company pursuant to the provisions of (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or (c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

          6. The execution and delivery of the Documents and the performance by the Subsidiary of its obligations thereunder, will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in-the creation or imposition of any lien or encumbrance upon any of the properties of the Subsidiary pursuant to the provisions of
     (a) its Certificate of Incorporation or bylaws, (b) any of the Other Agreements and Court Orders, or (c) any law, rule, or regulation including without limitation Regulation G, T, U or X of the Board of Governors of the Federal Reserve.

          7. To the best of our knowledge, no consent, authorization, appraisal, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company or the Subsidiary of their respective obligations under, each of the Documents.

          8. Under applicable law, the Company's Certificate of Incorporation and bylaws, and all contracts, agreements, or restrictions known by us to bind the Company, the vote of the holders of a majority of the shares of common stock of the Company is sufficient to elect the directors of the Company, approve the merger, consolidation, or sale of substantially all of the assets of the Company, or take any other action whatsoever.

          9. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          10. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          11. The Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Company's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined)./1/ We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached hereto (the "Filing Offices") with respect to the security interests granted to Boston Chicken pursuant to the Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Agreement with respect to the location of the Code Collateral and the chief executive office of the Company are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and
    (b) the security interests granted to you pursuant to such Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

         12. The Subsidiary Security Agreement creates a valid security interest in your favor as security for the payment of the obligations of the Company under the Agreement and the Note in all of the Subsidiary's right, title, and interest in and to all personal property (the "Code Collateral") included within the definition of the term Collateral (as defined in the Agreement) in which a security interest can be granted under the UCC and Non-[opining jurisdiction] Codes (as such term is hereinafter defined)./2/ We have examined the financing statements (the "Financing Statements") to be filed in the filing offices listed on Annex I attached hereto (the "Filing Offices") with respect to the security interests granted to Boston Chicken pursuant to the Subsidiary Security Agreement, and upon the filing of such Financing Statements in the Filing Offices, and assuming that the representations made in the Subsidiary Security Agreement with respect to the location of the Code Collateral and the chief executive office of the Subsidiary are and remain true and correct: (a) all filings, registrations and recordings necessary to perfect the security interest granted to you under such Subsidiary Security Agreement in respect of all Code Collateral in which a security interest may be perfected by filing a financing statement in the Filing Offices will have been accomplished; and (b) the security interests granted to you pursuant to such Subsidiary Security Agreement in and to such Code Collateral will be perfected to the extent that such security interests may be perfected by filing financing statements in the Filing Offices under the UCC and the Non-[opining jurisdiction] Codes.

         13. The Pledge Agreement creates a valid security interest in your favor as security for payment of the Secured Obligations in the Collateral (as such terms are defined in the Pledge Agreement). Assuming the continuous possession at all times hereafter by you of the Pledged Shares (as defined in the Pledge Agreement) which are evidenced by instruments or certificates, the security interests created in your favor under

1* Opinion with respect to the perfection of security interests in Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

2* Opinion with respect to the perfection of security interests in Non-Opining Jurisdictions is only required when the Company has code Collateral or its chief executive office outside of the Non-Opining Jurisdiction.

    the Pledge Agreement with respect to such Pledged Shares constitute perfected security interests in such Pledged Shares.

  In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

  (a) For the purposes of this opinion, we have assumed that the Code Collateral exists and the Company and the Subsidiary have rights or title to each item thereof, that all natural persons have legal capacity, that all items submitted to us as originals are authentic and all signatures thereon are genuine, that all items submitted to us as copies conform to the originals and each such original or copy is complete and has been duly executed and delivered by each party (other than the Company and the Subsidiary) pursuant to due authorization as such party's legal, valid, and binding obligation, enforceable against such party in accordance with its respective terms.

  (b) Our opinion with respect to the legality, validity, binding effect, and enforceability of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).

  (c) We call your attention to the following matters (as well as those matters set out in paragraph (d) below) as to which we express no opinion:

         (i) the Company's agreement in the Agreement to indemnify you against costs, expenses, or liability notwithstanding your acts of gross negligence or willful misconduct;

         (ii) the Company's agreements in the Agreement for payment or reimbursement of costs, fees, and expenses or indemnification for claims, losses, or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty, or to be contrary to public policy;

         (iii) any of the waivers or remedies contained in the Documents, whether or not any Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined (1) not to be commercially reasonable within the meaning of the UCC, (2) to conflict with mandatory provisions under the UCC or other applicable law, or (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in-fact;

         (iv) certain other provisions contained in the Documents which may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then-existing circumstances, but such laws and judicial decisions do not, in our opinion, render the Documents invalid as a whole or leave you without remedies; or

          (v) the priority or continued perfection of any security interest or lien granted by the Company to you under any of the Documents.

     (d) Our opinions set forth in paragraph 8 above are subject to the following further qualifications, exclusions and assumptions:

     (i) Our opinions are qualified by and subject to:

          (A) in the case of proceeds, continuation of perfection of your security interest therein is limited to the extent set forth in Section 9-306 of the UCC;

          (B) in the case of property which becomes collateral after the date hereof, Section 547 of the United States Bankruptcy Code (the "Bankruptcy Code") provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property which is security for other than a contemporaneous advance may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by Section 547;

          (C) Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of the case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

          (D) Section 364 of the Bankruptcy Code provides that the extension of secured credit after the commencement of a case under the Bankruptcy Code requires court approval.

     (ii) We express no opinion as to:

          (A) the creation or perfection of any security interest in any fixtures or property excluded from the provisions of the UCC pursuant to 9-104; and

          (B) the perfection of any security interest in accounts that are an obligation of the Federal government or any agency or political subdivision thereof to the extent that any applicable laws require any actions in addition to filing of the Financing Statements.

     (iii) We have assumed with your permission that:

          (A) the Company has right, title, and interest in and to the collateral pledged by it;

          (B) all items of collateral (including, without limitation, money, shares of capital stock, or additional instruments) pledged under the Pledge Agreement, of which possession must be obtained and retained by a secured party in order to perfect its security interest pursuant to Section 9-103 and 9-304 of the UCC, are in your actual or constructive possession and not in the possession of the Company or any of its subsidiaries, affiliates, or agents;

          (C) all items of collateral constitute items which are mobile IN NATURE and, if installed on any property, do not constitute fixtures; and

          (D) none of the collateral consists of consumer goods, farm products, crops, timber, minerals, or the like (including oil and gas), or accounts resulting from the sale thereof, receivables due from any government or agency or department thereof, beneficial interests in a trust or a decedent's estate, letters of credit, inventory which is subject of any negotiable documents of title, such as a negotiable bill of lading or warehouse receipt held by anyone other than you or on your behalf, or items which are subject to a requirement of any jurisdiction, including the State, which provides for a registration or certificate of title or a filing other than under the UCC.

  Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular [firm name] attorneys who have represented the Company in connection with the Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

  Our opinions expressed herein are limited to the laws of the State of [opining jurisdiction], [the general corporation law of the state of the Company's and Subsidiary's incorporation if different than the opining jurisdiction] and the federal laws of the United States, and we do not express any opinion herein concerning any other law except as expressly set forth in paragraph 8 above. With respect to our opinions in paragraph 8, to the extent our opinions are not governed by federal or [opining jurisdiction] law, our opinions are based solely and exclusively on a review of Subsections 9-103(3), 9-203(1) and (2), 9-302(1), 9-303, 9-401(1) and 9-402(1) and (3) of the Uniform Commercial Codes as reported by [Commerce Clearing House, Inc. in the Secured Transactions Guide for the states listed on Annex I] (collectively, the states listed on Annex I are sometimes referred to herein as the "Non-[opining jurisdiction] Jurisdictions" and the Uniform Commercial Codes as adopted and in effect in such Non-[opining jurisdiction] Jurisdictions are sometimes called the "Non-[opining jurisdiction] Codes"). We have not reviewed, and we express no opinion on, local custom with respect to, and any other sections of, the Non-[opining jurisdiction] Codes, including any provisions that are referred to in the sections that we have reviewed which are noted above, nor have we reviewed any other statutes of the Non-[opining jurisdiction] Jurisdictions or judicial decisions construing or interpreting the laws of the Non-[opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes. By rendering the opinions set forth in paragraph 8 we do not intend to indicate that we are experts on, or qualified to render opinions on, the laws of the Non-[opining jurisdiction] Jurisdictions. Accordingly, we caution you that the opinions in paragraph 8 could be materially affected by local custom, other provisions of the Non-[opining jurisdiction] Codes, other statutes, laws, or regulations of the Non-[opining jurisdiction] Jurisdictions or judicial decisions of courts construing or interpreting the laws of the Non- [opining jurisdiction] Jurisdictions, including the Non-[opining jurisdiction] Codes.

  This opinion is furnished to you solely in connection with the transactions described above and may not be relied upon by you (and to the extent indicated in the previous sentence, your counsel) for any other purpose or by any other person in any manner or for any purpose.

                                     Very truly yours,

                                    Annex I

UCC-l Financing Statement filings to perfect a security interest in collateral not constituting fixtures:

State                     Filing Office                  Reporting Publication
- -----                     -------------                  ---------------------

                                                                       Exhibit A
                                                                       ---------

                                  CERTIFICATE
                                  -----------

The undersigned hereby certifies that he is the duly elected Secretary of Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), and further certifies that the following documents are the only documents to which the Company is a party that affect or purport to affect the Company's right to borrow money under, or the Company's right to undertake and perform its obligations under, the Documents (as defined in the Secured Loan Agreement,
dated            , between the Company and Boston Chicken, Inc.)



Date: _____________________

                                             ___________________________________
                                             Secretary

                                  EXHIBIT F-1

               ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

                                                                  Draft 03/13/95

                       PROGRESSIVE BAGEL CONCEPTS, INC.
                              BOSTON CHICKEN INC.

               ACCOUNTING AND ADMINISTRATION SERVICES AGREEMENT
               ------------------------------------------------

     This Accounting and Administration Services Agreement ("Agreement") is
made as of the    day of March, 1995, by and between Progressive Bagel Concepts,
Inc., a Delaware corporation ("PBCI"), and Boston Chicken, Inc., a Delaware corporation ("BCI").

                                   Recitals
                                   --------

     1. PBCI desires that BCI assist it, its subsidiaries, and its and their franchisees in maintaining certain accounting records, performing certain accounting activities, preparing certain financial reports required for financial reporting purposes, handling certain option administration functions, and employee benefit, human resources, insurance, and recordkeeping services, and providing certain other administrative support services.

     2. BCI has agreed to enter into an agreement pursuant to which BCI would perform such services for PBCI upon the terms and subject to the conditions hereinafter provided.

                                  Agreements
                                  ----------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Accounting Services.
       --------------------

     1.1 Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to PBCI for each retail bagel store location owned, operated, or franchised by PBCI or any subsidiary of PBCI (each a "Unit"), to PBCI as an entity, and to each franchise or subsidiary of PBCI as an entity (each an "Entity"), the following accounting services (the "Services"):

          (a) per-Unit and per-entity calculation of revenue and expenses by accounting category per BCI's standard chart of accounts;

          (b) administration and maintenance of corporate payroll, and administration of the processing of payroll and calculation of applicable tax and other withholdings relating to the Units or Entities through BCI's designated payroll service bureau;

          (c) administration of accounts payable (including check generation) for each Entity;

          (d) administration of recurring cash transfers between PBCI's applicable Unit and Entity bank accounts;

          (e) administration and maintenance of a general ledger trial balance, balance sheet, income statement and certain other Entity and Unit reports by accounting category per BCI's standard chart of accounts and consistent with periodic reports BCI customarily prepares in the normal course of business to manage its financial affairs, and periodic distribution of such reports using BCI's Report Distribution System;

          (f) maintenance of all accounting records supporting PBCI's and each other Entity's financial statements (consistent with BCI's record retention program) in reasonable fashion separate and discrete from the accounting records of BCI; and

          (g) preparation of period end reconciliations and associated period end journal entries for all balance sheet accounts.

     1.2 The Services shall not include any of the following, each of which is the sole responsibility of PBCI or such other Entity:

          (a) selection of accounting policies to be applied to PBCI's or such other Entity's books and records; however, BCI will consistently apply the appropriate policies selected by PBCI or such other Entity;

          (b) negotiation of terms and conditions between PBCI or such other Entity and suppliers, vendors, and others, such as remittance due dates and discounts;

          (c) quarterly review and edit of PBCI's or such other Entity's vendor masterfile for current and accurate data; however, BCI will appropriately apply updates to the vendor masterfile as directed by PBCI or such other Entity;

                  (d) signature and final release of trade accounts payable disbursement checks in excess of $200,000;

                  (e)  final review and approval of annual financial statements;

                  (f) cash investment activities; however, BCI will initiate and manage repetitive and/or fixed cash management activities as directed in writing by PBCI or such other Entity;

                  (g) approval and coding of invoices for disbursement;

                  (h) preparation of budgets (except that BCI will develop a budget process and calendar to facilitate the preparation of annual budgets by PBCI and each other Entity); and

                  (i) preparation, filing, or signing of any tax returns required to be filed by PBCI or such other Entity, with the exception of sales and use tax returns which will be prepared, but not, however, filed or signed by BCI.

          1.3 PBCI agrees to effectively apply locally the policies and procedures defined in BCI's Accounting Manual (and in particular Accounting Policy and Procedures Bulletin 93-13), as the same may be modified and updated from time to time, on a timely basis and to cause each other Entity and Unit to do the same, which actions and compliance shall be a condition to BCI's obligations hereunder.

          1.4 PBCI agrees to utilize BCI's designated auditors and tax consultants for annual audit and tax return preparation activities and to cause each other Entity and Unit to do the same.

          1.5 PBCI agrees to utilize BCI's designated bankers (except for Unit bank accounts) and credit card processor for all corporate cash management activities and to cause each other Entity and Unit to do the same.

          1.6 PBCI agrees to supply BCI all information, materials, data, and documents necessary or advisable to properly perform the Services in such form, format, or media as BCI may reasonably request, to make available the officers of PBCI to answer any inquiries in connection therewith, and to cooperate with BCI in the performance of its duties and to cause each other Entity and Unit to do the same.

     2.   Administrative Services.
          ------------------------

          2.1 Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to PBCI, each other Entity and Unit the following administrative services (the "Admin. Items").

               (a) Bid, negotiate, establish, and administer health, dental, disability, life, and 401K benefit programs and accounts on behalf of PBCI and each other Entity for each covered employee thereof.

               (b) Bid, negotiate, establish, and administer a Directors and Officers Liability Insurance program annually on behalf of PBCI and each other Entity.

               (c) Bid, negotiate, establish, and administer property, liability, umbrella, and related insurance programs annually on behalf of PBCI and each other Entity.

               (d) Bid, negotiate, establish, and administer a Workers Compensation insurance program annually on behalf of PBCI and each other Entity.

               (e) Perform claims administration for each of the above insurance programs.

               (f) Perform claims reduction programs for each of the above insurance programs.

               (g) Set up and administer option accounts, including option grant summaries, vesting, and option exercise bookkeeping and administration for optionees of PBCI.

               (h) Set up and maintain human resources compliance files for PBCI.

               (i)  Set up and maintain equipment and facilities listings.

          2.2 PBCI agrees to supply BCI all information, materials, data, and documents necessary or advisable to properly perform the Admin. Items in such form, format, or media as BCI may reasonably request, to make available the officers of PBCI to answer any inquiries in connection therewith, and to cooperate with BCI in the performance of its duties and to cause each other Entity and Unit to do the same.

      3.  Fees for Services, Admin. Items, and Expense Reimbursement.
          -----------------------------------------------------------

          3.1 In consideration of the Services and Admin. Items, PBCI agrees to pay to BCI accounting and administrative fees, as follows:

               (a) a base fee for services to PBCI payable by PBCI for each four-week accounting period of BCI ("Accounting Period") of $30,000 (the "Base Fee") (provided, however, that the Base Fee shall be $10,000 per Accounting Period until the end of BCI's 1995 second quarter and shall be $20,000 per Accounting Period for each Accounting Period in BCI's 1995 third quarter) and a supplemental base fee for services to each other Entity payable by PBCI for each Accounting Period of $4,500 per such entity, which fees may be increased cumulatively not more than 10% per fiscal year at the sole discretion of BCI effective upon written notice thereof;

               (b) a unit fee for each Unit open and operating during all or any portion of such Accounting Period, which unit fee shall depend on the number of Units directly owned by a single Entity, and shall be equal to $850 per Accounting Period for each such directly owned Unit open and operating during all or any portion of such Accounting Period, until the Entity directly owning such Unit opens and operates twelve or more Units;

               (c) after the Entity directly owning such Units opens its twelfth Unit and prior to the opening of the thirtieth Unit directly owned by such Entity, the fee payable by PBCI for each Accounting Period shall be the Base Fee plus $750 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

               (d) after the Entity directly owning such Units opens its thirtieth Unit and prior to the opening of the fiftieth Unit directly owned by such Entity, the fee payable by PBCI for each Accounting Period shall be the Base Fee plus $650 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

               (e) after the Entity directly owning such Units opens its fiftieth Unit and prior to the opening of the hundredth Unit directly owned by such Entity, the fee payable by PBCI for each Accounting Period shall be the Base Fee plus $550 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

               (f) after the Entity directly owning such Units opens its hundredth Unit and prior to the opening of the two hundredth Unit directly owned by such Entity, the fee payable by PBCI for each Accounting Period shall be the Base Fee plus $450 for each such directly owned Unit open and operating during all or any portion of such Accounting Period; and

               (g) after the Entity directly owning such Units opens its two hundredth Unit and for all Units opened thereafter directly owned by such Entity, the fee payable by PBCI for each Accounting Period shall be the Base Fee plus $350 for each such directly owned Unit open and operating during all or any portion of such Accounting Period.

In the event that the Units and the Entity directly owning such Units meet certain reporting requirements, administrative procedure compliance requirements, and timeliness deadlines as BCI may establish and announce from time to time in its sole discretion, the unit fees set forth in (b) through (g), above shall be reduced for such complying Entity to $700, $600, $500, $400, $300, and $250, respectively.

          3.2 In addition to the payment of fees as specified in Section 3.1 of this Agreement, PBCI shall reimburse BCI for all non-ordinary, out-of-pocket expenses incurred by BCI or its affiliates in connection with the Services and Admin. Items rendered by BCI hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc. All non-ordinary, out-of-pocket expenses in excess of $50,000, however, must be approved by PBCI prior to incurring such expense. Expenses payable under this Section 3.2 shall be paid promptly in the manner specified for vendor payments in the ordinary course of business pursuant to this Agreement.

     4.   Term of Services.
          -----------------

          4.1 The term of this Agreement shall be for three years from the effective date hereof unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon 180 days' prior written notice to the other party; and provided further that BCI may terminate this Agreement without notice and cease rendering the Services and Admin. Items hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such non-payment is cured within such 15 day period.

          4.2 Termination of this Agreement shall terminate BCI's obligations to provide the Services and Admin. Items. Upon termination of this Agreement, PBCI shall pay to BCI the fees due BCI in accordance with Section 3.1 hereof for the Services and Admin. Items rendered by BCI through the date of termination and reimburse BCI in accordance with Section 3.2 hereof for expenses incurred by BCI in connection with the Services and Admin. Items rendered by BCI through the date of termination. Upon termination of this Agreement, BCI will reasonably cooperate with PBCI in the archiving and retrieval of records and transition of services at PBCI's expense.

     5.   Payment of Amounts due Hereunder; Liability

          5.1 BCI will calculate and PBCI hereby authorizes BCI to collect through electronic funds transfer, at the end of each Accounting Period, the total dollar amount of all fees and expenses due to BCI hereunder.

          5.2 BCI shall not be liable for any cost, damage, expense, or loss of PBCI, its franchisees, or their owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of BCI to perform any of the Services or Admin. Items for PBCI, the other Entities, the Units, or employees of any of them, hereunder or the misperformance of any such Services or Admin. Items, except to the extent such failure to perform or such misperformance is the result of BCI's willful misconduct or gross negligence, in which event Company's liability shall not exceed its fee for such Services or Admin. Items hereunder for the Accounting Period in question (plus, in the case of employee theft or embezzlement, the limits of BCI's insurance applicable thereto), or (ii) reliance by PBCI, the other Entities, the Units, or employees of any of them on any data or advice BCI may provide pursuant to this Agreement. In no event will BCI be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).

          5.3 BCI MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES OR ADMIN. ITEMS PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

     6.   Miscellaneous.
          -------------

          6.1 In performing the Services and Admin. Items set forth in this Agreement, BCI will have neither express nor implied power to execute agreements on behalf of PBCI, the other Entities, or their employees, or in any manner bind PBCI, the other Entities, or their employees, as to any matter not within the scope of this Agreement.

          6.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                       If to PBCI:

                       Progressive Bagel Concepts, Inc.
                       1526 Cole Blvd.
                       Suite 200
                       Golden, CO 80401

                       If to BCI:

                       Boston Chicken, Inc.
                       14103 Denver West Parkway
                       Golden, CO 80401
                       Attention: Vice President - Accounting & Administration
                       Facsimile: (303) 384-5340

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

          6.3 THIS AGREEMENT SHALL BE CONSTRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          6.4 A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

          6.5 This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto.

          6.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

          6.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

          6.8 This Agreement may not be assigned by PBCI without the prior written consent of BCI. This Agreement may not be assigned by BCI without the prior written consent of PBCI, which will not be unreasonably withheld; provided, that BCI may assign this agreement to any affiliate of BCI without the prior written consent of PBCI.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       PROGRESSIVE BAGEL CONCEPTS, INC.

                                       By:    _________________________
                                       Title: _________________________

                                       BOSTON CHICKEN, INC.

                                       By:    _________________________
                                       Title: _________________________
                                                   Vice President

                                  EXHIBIT F-2
                         FINANCIAL SERVICES AGREEMENT

                                                                   DRAFT 3/13/95

                       PROGRESSIVE BAGEL CONCEPTS, INC.
                             BOSTON CHICKEN, INC.

                         FINANCIAL SERVICES AGREEMENT
                         ----------------------------


     This Financial Services Agreement ("Agreement") is made as of the    day
of March, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), and Boston Chicken, Inc., a Delaware corporation ("BCI").

                                   Recitals
                                   --------

     1. PBCI desires that BCI assist it and its subsidiaries and its and their franchisees in conducting certain financial related activities, including advice regarding access to capital markets, financial analysis of proposed transactions, budget and forecast preparation, consultation with respect to presentations to and discussions with financial analysts, consultation with respect to likely third party reaction to alternative transaction structures and financial transactions and disclosures, consultation with respect to crisis control, and other financial matters.

     2. BCI is willing to enter into an agreement pursuant to which BCI would perform the desired financial services for PBCI and its subsidiaries and its and their franchisees upon the terms and subject to the conditions hereinafter provided.

                                  Agreements
                                  ----------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.     Financial Services.
            ------------------

     1.1 Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to PBCI and its subsidiaries and its and their franchisees the following financial services (the "Finance Services"):

            (a) identification, delineation, and analysis of potential financial transactions, including, but not limited to, proposed issuances of debt or equity, bank credit relationships, and proposed mergers, consolidations, sales or purchases of assets, acquisitions, divestures, dividends, stock splits and reclassifications, and similar transactions ("Transactions");

            (b) financial advice relating to PBCI and its subsidiaries and its or their franchisees or any Transaction;

            (c) advice relating to negotiations, alternative structuring, and strategy for proposed Transactions;

            (d)  assistance in budget and forecast preparation;

            (e) consultations and advice as to presentations, discussions, and disclosures to financial analysts and financial press;

            (f) consultation and advice as to potential investor, shareholder, and financial press perceptions and reaction to Transactions and proposed disclosures; and

            (g)  advice concerning crisis management and control.

     1.2 The Finance Services shall not include any of the following, each of which is the sole responsibility of PBCI or its respective subsidiaries or its or their franchisees:

            (a) acting as an underwriter, broker, dealer, salesman, or agent with respect to any issuance of securities;

            (b) acting as an "investment advisor" as defined by the Investment Advisors Act;

            (c)  legal advice;

            (d)  tax or accounting advice;

            (e) performing bookkeeping, accounting, or auditing functions or services; and

            (f)  drafting of securities disclosure materials.

     1.3 PBCI agrees to consider, and to cause each of its subsidiaries and its or their franchisees to consider, BCI's recommendation of investment bankers, public relations consultants, press agents, and legal advisors for financial services.

     1.4 PBCI agrees to supply BCI all information, materials, data, and documents necessary or advisable to properly perform the Finance Services in such form, format, or media as BCI may reasonably request, to make available the officers of PBCI to answer any inquiries in connection therewith, and to cooperate with BCI in the performance of its duties and to cause each of its subsidiaries and its or their franchisees to do the same.

     2.     Fees for Finance Services.
            -------------------------

            2.1 In consideration of the Finance Services, PBCI agrees to pay financial services fees of $500,000, payable in four quarterly installments on the last day of each of BCI's 1995 fiscal quarters.

            2.2    In addition to the payment of fees as specified in
Section 2.1 of this Agreement, PBCI shall reimburse BCI for all non-ordinary, out-of-pocket expenses incurred by BCI or its affiliates in connection with the Finance Services rendered by them hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc. All non-ordinary, out-of-pocket expenses in excess of $50,000, however, must be approved by PBCI prior to incurring such expense. Expenses payable under this Section 2.2 shall be paid promptly in the manner specified for vendor payments in the ordinary course of business.

     3.     Term of Services.
            ----------------

            3.1 The term of this Agreement shall be for three years from the effective date hereof unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon 180 days' prior written notice to the other party, and provided further that BCI may terminate this Agreement without notice and cease rendering the Finance Services hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such non-payment is cured within such 15 day period.

            3.2 Termination of this Agreement shall terminate BCI's obligations to provide the Finance Services. Upon termination of this Agreement, PBCI shall pay to BCI the fees due BCI in accordance with Section 2.1 hereof for the Finance Services rendered by BCI through the date of termination and reimburse BCI in accordance with Section 2.2 hereof for expenses incurred by BCI in connection with the Finance Services rendered by BCI through the date of termination. Upon termination of this Agreement, BCI will reasonably cooperate with PBCI in the archiving and retrieval of records and transition of services at PBCI's expense.

     4.     Payment of Amounts Due Hereunder; Liability.
            -------------------------------------------

            4.1 BCI will calculate and PBCI hereby authorizes BCI to collect through electronic funds transfer, at the end of any four-week accounting period of BCI ("Accounting Period"), the total dollar amount of all fees and expenses due to BCI hereunder not yet paid.

            4.2 BCI shall not be liable for any cost, damage, expense, or loss of PBCI, its franchisees, or their owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of BCI to perform any of the Finance Services for PBCI or its subsidiaries, its or their franchisees, Units, or employees, hereunder or the misperformance of any such Finance Services, except to the extent such failure to perform or such misperformance is the result of

BCI's willful misconduct or gross negligence, in which event BCI's liability shall not exceed its proportionate fee for such Finance Services hereunder for the Accounting Period in question, or (ii) reliance by PBCI or its subsidiaries, its or their franchisees, Units, or employees on any data or advice BCI may provide to PBCI or its subsidiaries, its or their franchisees, Units, or employees pursuant to this Agreement. PBCI represents that it will make all material financial decisions concerning itself, its subsidiaries, its and their franchisees, disclosures, crisis response, and Transactions through the exercise of independent business judgment of its directors, officers, and employees and that BCI and its owners, directors, officers, employees, and agents have no responsibility or liability therefor. In no event will BCI be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).

          4.3 BCI MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE FINANCE SERVICES PROVIDED HEREUNDER,
INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

     5.     Miscellaneous.
            --------------

          5.1 In performing the Finance Services set forth in this Agreement, BCI will have neither express nor implied power to execute agreements on behalf of PBCI, its subsidiaries, its or their franchisees, or their employees, or in any manner bind PBCI, its subsidiaries, its or their franchisees, or their employees, as to any matter not within the scope of this Agreement.

          5.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

            If to PBCI:

            Progressive Bagel Concepts, Inc.
            1526 Cole Boulevard, Suite 200
            Golden, CO 80401
            Attention: Chief Financial Officer
            Facsimile: 303-202-3360

            If to BCI:

            Boston Chicken, Inc.
            14103 Denver West Parkway
            Golden, CO 80401
            Attention: Chief Financial Officer
            Facsimile: (303) 384-5512

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

     5.3 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

     5.4 A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

     5.5 This Agreement may be amended or modified only by a written instrument signed BY each of the parties hereto.

     5.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

     5.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

     5.8 This Agreement may not be assigned by PBCI without the prior written consent of BCI. This Agreement may not be assigned by BCI without the prior written consent of PBCI, which will not be unreasonably withheld; provided, that BCI may assign this agreement to any affiliate of BCI without the prior written consent of PBCI.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             PROGRESSIVE BAGEL CONCEPTS, INC.

                                             By:
                                                -----------------------------
                                             Title:
                                                   --------------------------

                                             BOSTON CHICKEN, INC.

                                             By:
                                                -----------------------------
                                             Title:    Vice President

                                  EXHIBIT F-3
                        REAL ESTATE SERVICES AGREEMENT

                                                                   DRAFT 3/13/95

                       PROGRESSIVE BAGEL CONCEPTS, INC.
                             BOSTON CHICKEN, INC.

                        REAL ESTATE SERVICES AGREEMENT
                        ------------------------------

     This Real Estate Services Agreement ("Agreement") is made as of the    day
of March, 1995, by and between Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), and Boston Chicken, Inc., a Delaware corporation ("BCI").

                                   Recitals
                                   --------

     1. PBCI desires that BCI assist it and its subsidiaries and its and their franchisees in conducting certain real estate related activities, including site analysis, lease negotiations, purchase negotiations, zoning and regulatory approval assistance, and lease maintenance.

     2. PBCI and BCI have entered into that certain Computer and Communication Systems Services Agreement of even date herewith relating to, among other things, Real Estate Programs which are designed to assist PBCI and its subsidiaries and its and their franchisees in conducting real estate activities.

     3. BCI has agreed to enter into an additional agreement pursuant to which BCI would perform certain real estate services for PBCI and its subsidiaries and its and their franchisees upon the terms and subject to the conditions hereinafter provided.

                                  Agreements
                                  ----------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.     Real Estate Services.
            ---------------------

     1.1 Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to PBCI for each retail bagel store location proposed to be owned, operated, leased, or franchised by PBCI or any subsidiary of PBCI (each a "Unit") the following real estate services (the "RE Services"):

            (a) advisory services regarding demographic analysis and cannibalization studies for trade areas relating to proposed and established Units;

            (b) advisory services regarding other real estate matters; and

            (c) maintenance of lease files and compliance with reporting obligations thereunder.

     1.2 The RE Services shall not include any of the following, each of which is the sole responsibility of PBCI or its respective subsidiaries or its or their franchisees:

            (a) preparation of ADI maps defining trade areas;

            (b) initial site selection and screening;

            (c) analysis of proposed sites for Units and the demographic, location, traffic, regulatory, visibility, accessibility, and other relevant characteristics thereof;

             (d) business determinations relating to lease and/or purchase negotiations;

             (e) lease and/or purchase negotiations for proposed Unit Sites;

             (f) environmental reports relating to proposed Unit sites;

             (g) legal advice; and

             (h) deposit and payment coding and compliance.

     1.3 PBCI agrees to consider, and to cause each of its subsidiaries and its or their franchisees to consider, BCI's recommended real estate brokers, regulatory compliance expediters, and legal advisors for real estate services.

     1.4 PBCI agrees to supply BCI all information, materials, data, and documents necessary or advisable to properly perform the RE Services in such form, format, or media as BCI may reasonably request, to make available the officers of PBCI to answer any inquiries in connection therewith, and to cooperate with BCI in the performance of its duties and to cause each of its subsidiaries and its or their franchisees to do the same.

     2.     Fees for RE Services.
            --------------------

     2.1 In consideration of the RE Services, PBCI agrees to pay a general real estate advisory fee of $5,000 per Unit, which fee may be increased cumulatively not more than 10% per fiscal year at the sole discretion of BCI effective upon written notice thereof. PBCI and its subsidiaries and its and their franchisees shall also pay BCI's then applicable regular fees for customer area trade studies, market development plans, and demographic and census reports, charts, and maps. BCI's current charges for such services are attached hereto as Exhibit A and are subject to change from time to time in BCI's sole discretion.

     2.2 In addition to the payment of fees as specified in Section 2.1 of this Agreement, PBCI shall reimburse BCI for all non-ordinary, out-of-pocket expenses incurred by BCI or its affiliates in connection with the RE Services rendered by them hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc. All non-ordinary, out-of-pocket expenses in excess of $50,000, however, must be approved by PBCI prior to incurring such expense. Expenses payable under this
Section 2.2 shall be paid promptly in the manner specified for vendor payments in the ordinary course of business.

     3.     Term of Services.
            ----------------

     3.1 The term of this Agreement shall be for three years from the effective date hereof unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon 180 days' prior written notice to the other party; and provided further that BCI may terminate this Agreement without notice and cease rendering the RE Services hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such nonpayment is cured within such 15 day period.

     3.2 Termination of this Agreement shall terminate BCI's obligations to provide the RE Services. Upon termination of this Agreement, PBCI shall pay to BCI the fees due BCI in accordance with Section 2.1 hereof for the RE Services rendered by BCI through the date of termination and reimburse BCI in accordance with Section 2.2 hereof for expenses incurred by BCI in connection with the RE Services rendered by BCI through the date of termination. Upon termination of this Agreement, BCI will reasonably cooperate with PBCI in the archiving and retrieval of records and transition of services at PBCI's expense.

     4.     Payment of Amounts Due Hereunder; Liability.

     4.1 BCI will calculate and PBCI hereby authorizes BCI to collect through electronic funds transfer, at the end of each of BCI's regular four-week accounting periods ("Accounting Period"), the total dollar amount of all fees and expenses due to BCI hereunder.

     4.2 BCI shall not be liable for any cost, damage, expense, or loss of PBCI, its franchisees, or their owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of BCI to perform any of the RE Services for PBCI or its subsidiaries, its or their franchisees, Units, or employees, hereunder or the misperformance of any such RE Services, except to the extent such failure to perform or such misperformance is the result of BCI's willful misconduct or gross negligence, in which event Company's liability shall not exceed its fee for such RE Services hereunder for the Accounting Period in question, or (ii) reliance by PBCI or its subsidiaries, its or their franchisees, Units, or employees on any data or advice BCI may provide to PBCI or its subsidiaries, its or their franchisees, Units, or employees pursuant to this Agreement. In no event will BCI be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).

        4.3 BCI MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE RE SERVICES PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

     5. Miscellaneous.
        --------------

        5.1 In performing the RE Services set forth in this Agreement, BCI will have neither express nor implied power to execute agreements on behalf of PBCI, its subsidiaries, its or their franchisees, or their employees, or in any manner bind PBCI, its subsidiaries, its or their franchisees, or their employees, as to any matter not within the scope of this Agreement.

        5.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

               If to PBCI:

               Progressive Bagel Concepts, Inc.
               1526 Cole Blvd.
               Suite 200
               Golden, CO 80401

               If to BCI:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               Golden, CO 80401
               Attention: Senior Vice President - Real Estate
               Facsimile: (303) 384-5340

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

        5.3 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

        5.4 A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

        5.5 This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto.

        5.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either or oral or written, with respect thereto.

        5.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

        5.8 This Agreement may not be assigned by PBCI without the prior written consent of BCI. This Agreement may not be assigned by BCI without the prior written consent of PBCI, which will not be unreasonably withheld; provided, that BCI may assign this agreement to any affiliate of BCI without the prior written consent of PBCI.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PROGRESSIVE BAGEL CONCEPTS, INC.

                                   By:    ____________________________________
                                   Title: ____________________________________

                                   BOSTON CHICKEN, INC.


                                   By:    ____________________________________
                                   Title:             Vice President

                                  EXHIBIT F-4
            COMPUTERS AND COMMUNICATION SYSTEMS SERVICES AGREEMENT

                       PROGRESSIVE BAGEL CONCEPTS, INC.
                             BOSTON CHICKEN, INC.

            COMPUTER AND COMMUNICATIONS SYSTEMS SERVICES AGREEMENT
            ------------------------------------------------------

  THIS AGREEMENT is made and entered into this _____ day of March, 1995, by and between PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation ("PBCI") and BOSTON CHICKEN, INC., a Delaware corporation (hereinafter referred to as "BCI").

                                   Recitals
                                   --------

   WHEREAS, PBCI is in the business of owning, operating, and, directly or indirectly, franchising retail units ("PBCI Units") involved in the sale of bagels, pastries, coffees, juices, jams, spreads, and related items, and

   WHEREAS, BCI has developed specifications and standards for computer hardware and software and communications systems useful in the operation of PBCI, PBCI Units, and PBCI subsidiaries and direct and indirect franchisees.

                                   Covenants
                                   ---------

   NOW, THEREFORE, it is agreed as follows.

1. DEFINITIONS.
   ------------

   For purposes of this Agreement, the terms listed below have the meanings that follow them.

   "Affiliate" - An "affiliate" of a person/entity is another person/entity that directly or indirectly controls, is controlled by, or is under common control with, such person/entity. For purposes of this definition, "control" means the power to direct or cause the direction of the management and policies of an entity by contract or voting power.

   "Computer System" - Those brands, types, makes, and/or models of communications and computer systems or hardware specified or required from time to time by BCI during the term of this Agreement for use by PBCI, PBCI's subsidiaries, and its or their franchisees, and by, between, or among PBCI Units, including, but not limited to:

          (1) back office and point of sale systems, data, audio, video, and voice storage, retrieval, and transmission systems for use at PBCI, PBCI's subsidiaries, and its or their franchisees, and at PBCI Units, between or among PBCI Units, and between and among PBCI Units and BCI and/or PBCI or its subsidiaries and its or their franchisees;

          (2)  printers; and

          (3)  archival and back-up systems.

  "Data Center and Network Services" - Day-to-day operations and management of the data center resources (including hardware, human resources, utilities, and administrative overhead) necessary to run the Infrastructure Programs (as defined below) and Support/Control Programs (as defined below) at the BCI Support Center.

  "Infrastructure Programs" - The computer software programs developed by or for the Company to collect, interface, validate, store, maintain, and/or report data to and from PCBI, PCBI's subsidiaries, its or their franchisees, and/or PCBI units. This may include general utilities to monitor and maintain PCBI's user and computing environment, including voice and data networks.

  "Licensed Program" - The retail store-level computer software programs (other than the Support/Control Programs (as defined below)) developed by or for BCI and designated during the term of this Agreement by BCI from time to time as specified or required in connection with utilization of the Computer System, which may include, without limitation, BCI's required point-of-sale, bookkeeping, inventory, training, marketing, employee selection, operations and financial information, collection and retrieval systems (including BCI's required standard chart of accounts prescribed by BCI from time to time) for use in connection with the operation of PBCI Units or the businesses of PBCI, its subsidiaries, and its or their franchisees, including any updates, supplements, modifications, or enhancements thereto made from time to time, all related documentation, the tangible media upon which such programs are recorded, and the database file structure thereof, but excluding any data or databases owned or compiled by BCI or its Affiliates for use with the Licensed Program or otherwise or any data generated by the use of the Licensed Program. The Licensed Program includes, but is not limited to, store-level programs utilized by the Units for POS and Cash Management, Customer Feedback Kiosks, Inventory Management, Order Processing, Employee Feedback, Production Scheduling, Labor Scheduling, Ideal Food Cost, Store Operations, and Smart Form Reporting.

  "Specified Software" - Such software (other than the Licensed Program and Support/Control Programs), programming, and services which BCI from time to time specifies or requires for use by PBCI, its subsidiaries, its or their franchisees, or PBCI Units in connection with utilization of the Computer System, the Licensed Program and the Support/Control Programs.

  "Support/Control Programs" - The computer software programs developed by or for BCI and designated during the term of this Agreement by BCI from time to time as specified or required in connection with real estate services and other real estate functions performed by BCI pursuant to that certain Real Estate Services Contract with PBCI of even date herewith or in connection with support, supervision, reporting, or control of the Units by PBCI, its subsidiaries, and its and their franchisees, and in connection with analysis, tracking, maintenance, feedback, and communication functions related thereto or to the employees thereof, including, but not limited to, Notes Databases, Structured Reporting, and related software.

2. COMPUTER SYSTEM AND SPECIFIED SOFTWARE.

     2.A. ACQUISITION OF COMPUTER SYSTEM AND SPECIFIED SOFTWARE.

  Within one hundred twenty (120) days after the date of this Agreement, PBCI shall, and shall cause each of its subsidiaries and its and their franchisees (promptly upon becoming such) to, (i) acquire the Computer System and acquire the right to use, for the remainder of the term of this Agreement, the Specified Software in the manner specified by BCI; (ii) obtain any and all peripheral equipment and accessories and arrange for any and all support services that may be necessary to enable the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software to operate as specified by BCI, and (iii) take all other actions (including but not limited to installation of electrical wiring and cabling, and temperature and humidity controls) that may be necessary to prepare the location of the Computer System so as to enable the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software to operate as specified by BCI, and (iv) commence using the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software in the manner specified by BCI. PBCI shall be responsible for all costs associated with the foregoing, including but not limited to transportation; installation; sales, use, excise and similar taxes; and site preparation, and BCI shall have no liability to PBCI or to any other party in connection with any of the foregoing. Notwithstanding the foregoing provisions of this Section 2.A., in the event any subsidiary, franchisee, or PBCI Unit is acquired from one or more third parties as an operating business and utilizes at the time of acquisition a computer system, POS terminals, or other components of a computer and communications system other than the Computer System, compliance with this Section 2.A. shall not be required prior to the sixth month anniversary of such acquisition.

    2.B. COVENANT TO USE ONLY SPECIFIED SOFTWARE, LICENSED PROGRAM, AND THE
         SUPPORT/CONTROL PROGRAMS.

  PBCI acknowledges that operating non-Specified Software on the Computer System with the Specified Software and/or the Licensed Program and Support/Control Programs may cause errors or other interruptions to or problems with the Specified Software and/or Licensed Program. Therefore, PBCI hereby agrees to operate, and to cause its subsidiaries and its and their franchisees to operate, only Specified Software, the Licensed Program, and the Support/Control Programs on the Computer System.

    2.C. MODIFICATION, ENHANCEMENTS AND REPLACEMENT OF COMPUTER SYSTEM AND
         SPECIFIED SOFTWARE.

  PBCI acknowledges that BCI may, during the term of this Agreement, require PBCI, its subsidiaries, and its and their franchisees to modify, enhance and/or replace all or any part of the

Computer System and/or the Specified Software at their expense, and agrees, within one hundred twenty (120) days of receipt of notice from BCI, to acquire, or acquire the right to use for the remainder of the term of this Agreement, and to cause its subsidiaries and its of their franchisees to so acquire, the modified, enhanced, or replacement version of the Computer System and/or Specified Software specified by BCI and to take any and all other actions as may be necessary to enable the modified, enhanced, or replacement Computer System and/or Specified Software, as well as the Licensed Program and the Support/Control Programs to operate as specified by BCI. Any such modifications, enhancements, and replacements may require PBCI and its subsidiaries and its or their franchisees to incur costs to purchase, lease, and/or license new or modified computer hardware and/or software or other equipment and to obtain different and/or additional service and support services during the term of this Agreement. PBCI acknowledges that BCI cannot estimate the costs of future enhancements, modifications, and replacements to the Computer System or the Specified Software and that the cost to PBCI and its subsidiaries and its or their franchisees of obtaining the enhancements, modifications, and replacements to the Computer System, Licensed Program, Support/Control Programs, or Specified Software may not be fully amortizable over the remaining term of this Agreement. Nonetheless, PBCI agrees to incur, and to cause its subsidiaries and its or their franchisees to incur, such costs in connection with the Computer System, the Licensed Program, the Support/Control Programs, and the Specified Software and any enhancements or modifications thereto and any replacements therefor. Within one hundred twenty (120) days after PBCI receives notice from BCI, PBCI and its subsidiaries and its or their franchisees shall obtain and implement any such modifications, enhancements, or replacements which BCI designates and requires. BCI agrees to discuss modifications, enhancements, or replacements hereunder which would require material expenditures by PBCI (outside of the normal course of business) with PBCI so as to enable PBCI to assess the need therefor and opportunity to make alternative suggestions or seek renegotiation of this Agreement, provided that this sentence shall not prevent any modification, enhancement, or replacement which BCI shall determine is not frivolous and shall not delay any such modification, enhancement, or replacement more than 30 days from the date otherwise required by this Section 2.C. PBCI agrees that any modification, enhancement, or replacement which is substantially similar to that being required by BCI of its own area developers, subsidiaries, franchisees, or Boston Chicken/Boston Market stores is not frivolous.

3. LICENSED PROGRAM AND SUPPORT/CONTROL PROGRAMS.

    3.A. GRANT OF LICENSE.

  BCI hereby grants to PBCI and to any of PBCI's subsidiaries or its or their franchisees similarly agreeing to be bound by the terms and conditions of this Agreement a nonexclusive, nontransferable, nonassignable license to use the Licensed Program and the Support/Control Programs subject to the following terms and conditions:

  (1) The Licensed Program and the Support/Control Programs shall be installed and tested on the Computer System by BCI or its designee. If PBCI, its subsidiaries, or its or their franchisees do not purchase the Computer System from BCI, such entity must pay BCI a reasonable installation and testing fee upon completion of

       BCI's installation and testing of the operation of the Licensed Program and the Support/Control Programs with the Computer System. PBCI acknowledges and agrees the current installation and testing fee of $3,500.00 per Computer System is reasonable.

  (2) Except with the prior written consent of BCI, the Licensed Program and the Support/Control Programs shall not be operated by persons other than PBCI, its subsidiaries, or its or their franchisees and their respective employees, shall not be operated on equipment other than the Computer System, shall not be used in conjunction with any other computer applications program, and shall not be operated at locations other than PBCI Units and the principal office of PBCI, its subsidiaries, and its or their franchisees, provided, however, that with prior notice to BCI, the Licensed Program and the Support/Control Programs may be operated on equipment other than the Computer System and at a location other than as required above to the extent required due to malfunction of the Computer System or other cause beyond the reasonable control of PBCI, its subsidiaries, and its or their franchisees, but not for any period longer than seven (7) consecutive days unless otherwise agreed in writing by BCI.

  (3) The Licensed Program and the Support/Control Programs shall be used in connection with operation of PBCI, its subsidiaries, its and their franchisees, and the PBCI Units and shall not be used for any other purpose.

  (4) Without limiting the foregoing, PBCI shall not, and shall not allow its subsidiaries, its or their franchisees, or their respective employees or agents to: (a) sell, assign, lease, sublicense, pledge, grant a security interest with respect to, market, or commercially exploit, in any way, the Licensed Program or Support/Control Programs or any component thereof, or any data generated by the use of the Licensed Program or Support/Control Programs or any component thereof, (b) disclose or grant access to the Licensed Program or Support/Control Programs, or any data generated by the use of the Licensed Program or Support/Control Programs or any component thereof, to any third party other than one to whom BCI has consented in writing and who has agreed in writing with BCI to keep the Licensed Program or Support/Control Programs confidential; (c) copy or reproduce the Licensed Program or Support/Control Programs, or any data generated by the use thereof or any component of the Licensed Program or Support/Control Programs, in any manner, except to the extent necessary for normal back-up and operating thereof; or (d) alter, modify, or adapt the Licensed Program or Support/Control Programs, any documentation relating thereto, or any component of the Licensed Program or Support/Control Programs, including, but not limited to, translating, decompiling, reverse engineering, or disassembling the Licensed Program or Support/Control Programs.

  (5) PBCI acknowledges and agrees that the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and

       Support/Control Programs is the valuable, proprietary property and trade secret of BCI and/or its Affiliates, and PBCI agrees to use, and to cause its subsidiaries and its or their franchisees and their respective employees or agents to use, the utmost care to safeguard the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control programs and to maintain the copyright protection and the secrecy and confidentiality thereof. PBCI shall not, and shall cause its subsidiaries and its or their franchisees to not, undertake to patent, copyright, or otherwise assert proprietary rights to the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs or any portion thereof. PBCI recognizes that all or part of the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs may be copyrighted and agrees that this shall not be construed as causing the copyrighted material to be public information. PBCI will ensure, and cause its subsidiaries and its and their franchisees to ensure, that all copies of the Licensed Program and Support/Control Programs and any data generated by the use of the Licensed Program and Support/Control Programs or any components of the Licensed Program and Support/Control Programs in its possession contain an appropriate copyright notice under the Universal Copyright Convention or other notice of proprietary rights specified by BCI.

  (6) PBCI shall promptly disclose, and cause its subsidiaries and its and their franchisees to disclose, to BCI all ideas and suggestions for modifications or enhancements of the Licensed Program and Support/Control Programs conceived or developed by any of them, and BCI and its Affiliates shall have the right to use and license such ideas and suggestions. All modifications and enhancements made to the Licensed Program and Support/Control Programs together with the copyright therein shall be the property of BCI, without regard to the source of the modification or enhancement, and PBCI hereby assigns, and shall cause each of its subsidiaries and its or their franchisees to assign, all of its right, title, and interest in any ideas, modifications, and enhancements to BCI. PBCI agrees to execute, and to cause each of its subsidiaries and its or their franchisees to execute, any document, in recordable form, which BCI determines is necessary to reflect such ownership.

  (7) BCI shall have the right at all times to access the Licensed Program and Support/Control Programs and to retrieve, analyze, and use all data in the files for the Licensed Program and Support/Control Programs.

  (8) BCI shall provide to PBCI and all of its subsidiaries and its or their franchisees all upgrades, modifications, improvements, enhancements, extensions, and other changes to the Licensed Program and Support/Control Programs approved by BCI for use in connection with the operation of PBCI Units, and PBCI and all of its subsidiaries and its or their franchisees shall promptly implement their use. BCI may charge fees in addition to those set forth in Section 3.B hereof.

  (9) Upon expiration or termination of this Agreement, PBCI shall allow BCI's employees or agents to remove the Licensed Program and Support/Control Programs from the Computer System, shall immediately return the Licensed Program and Support/Control Programs, each component thereof, and any data generated by the use of the Licensed Program and Support/Control Programs to BCI, and shall immediately destroy any and all back-up or other copies of the Licensed Program and Support/Control Programs or parts thereof, documentation for the Licensed Program and Support/Control Programs, and any data generated by the use of the Licensed Program and Support/Control Programs, and other materials or information which relate to or reveal the Licensed Program and Support/Control Programs and its operation and any data generated by the use of the Licensed Program and Support/Control Programs and shall cause each of its subsidiaries and its or the franchisees to do the same.

  3.B. LICENSED PROGRAM AND SUPPORT/CONTROL PROGRAMS FEES.
       ---------------------------------------------------

  PBCI agrees to pay, and to cause each of its subsidiaries and its or their franchisees to pay, to BCI upon installation of the Licensed Program on its Computer System or the Computer System of any PBCI Unit, a Licensed Program fee (the "Licensed Program Fee") in the amount of Fifteen Thousand Dollars ($15,000.00). The Licensed Program Fee shall be fully earned by BCI upon installation of the Licensed Program on the Computer System and is non-refundable in whole or in part.

  PBCI agrees to pay, and to cause each of its subsidiaries and its or their franchisees to pay, to BCI upon installation of the Real Estate Programs and annually thereafter software licensing fees as follows:

  (a) an annual fee of $78,000 for that portion of the Support/Control Programs comprised of the Real Estate Workbench and ancillary reporting software ("REW Software"), Property Administration software (Property Administration Software"), Real Estate Log ("REL Software"), and Site Pack and other real estate software ("SPO Software").

  (b) an annual fee of $78,000 for the following Lotus Notes Database templates:

      -   Mail
      -   Project Office
      -   Competitive Analysis
      -   Customer Response
      -   Purchase Order
      -   S.E.T. Request
      -   Report Distribution System
      -   Accounting Manual
      -   People Directory
      -   Store Directory

                 - Personnel
                 - QSC History
                 - Employee Feedback

     (c) an annual fee of $78,000 for Structured Report Software for Monitoring and Distributions, Summary Financial, Customer Feedback, Employee Feedback, and Product Information.

Such licensing fee shall be fully earned by BCI upon payment and is non-refundable in whole or in part.

3.C. DATA CENTER AND NETWORK SERVICE FEES.

     PBCI agrees to pay to BCI 1% of the system-wide revenue of PBCI, its subsidiaries, and its and their franchisees for ongoing Data Center and Network Service Operations and support of the Infrastructure Programs through the end of BCI's 1997 fiscal year, .8% of such system-wide revenue in BCI's 1998 fiscal year, and .7% of such system-wide revenue in BCI's 1999 fiscal year.

3.D. SOFTWARE SUPPORT SERVICE.

     During the term of this Agreement and, provided that PBCI and each of its subsidiaries and its and their franchisees is in compliance with the terms of this Agreement, BCI shall provide such support services as BCI deems reasonably necessary to cause the Licensed Program and Support/Control Programs to perform on the Computer System in accordance with the standards for the Licensed Program and Support/Control Programs as specified from time to time by BCI. Such support services shall not extend to (i) error corrections, operational support, and assistance resulting from impermissibly operating non-Specified Software on the Computer System in breach of this Agreement, (ii) software training, or (iii) hardware maintenance. Such support service shall include non-procedural Help Desk calls. All procedural Help Desk calls will be handled by BCI for a $25 per call fee.

3.E. SOFTWARE SUPPORT SERVICE FEES.

     For the software support service provided by BCI, PBCI agrees to pay, and shall cause each of its subsidiaries and its or their franchisees to pay, to BCI a software support service fee ("Licensed Program Support Fee") in the amount of Three Hundred and Twenty Three Dollars ($323.00) for each of BCI's four-week Accounting Periods ("Accounting Period") for each installed copy of the Licensed Program, whether at its principal office, the offices of its subsidiaries or its or their franchisees or at PBCI Units owned directly by it. This support and this fee shall not include modifications, enhancements, and replacements within the meaning of Section 3.F hereof.

     For the software support service relating to the Support/Control Programs provided by BCI, no additional fee will be charged. In the event PCBI, its subsidiaries, or its or their franchisees request, and BCI, in its sole discretion, determines to perform, other support services (e.g. software training, hardware maintenance) not provided for in Sections 3.C, 3.D, or 3.F hereof, BCI will charge the requesting entity $75 per hour, plus expenses, for such support services.

     PBCI and its subsidiaries and its and their franchisees shall also pay BCI's then applicable regular fees for customer area trade studies, market development plans, and demographic and census reports, charts, and maps. All such fees referenced herein shall be payable in advance for each period on or before the eighth (8th) day prior to commencement of such period commencing on the installation of the Licensed Program or the Support/Control Programs or relevant portion thereof on the Computer System. The Licensed Program Support Fee and Support/Control Fees may be increased by BCI from time to time, at its sole option, upon written notice to PBCI, subject to any limitation set forth in this Agreement.


      3.F.    MODIFICATION, ENHANCEMENT, AND REPLACEMENT OF LICENSED PROGRAM
              --------------------------------------------------------------
              AND SUPPORT/CONTROL PROGRAMS.
              -----------------------------

     PBCI acknowledges that BCI may, during the term of this Agreement, require PBCI and its subsidiaries and its or their franchisees to modify, enhance and/or replace all or any part of the Licensed Program and Support/Control Programs at their expense, and shall, and shall cause each of its subsidiaries and its or their franchisees, within one hundred twenty (120) days of receipt of notice from BCI, to acquire, or acquire the right to use for the remainder of the term of this Agreement, the modified, enhanced or replacement version of the Licensed Program and Support/Control Programs specified by BCI and to take any and all other actions as may be necessary to enable the modified, enhanced, or replacement Licensed Program and Support/Control Programs to operate as specified by BCI. Any such modifications, enhancements, and replacements may require additional costs to purchase, lease, and/or license new or modified computer hardware and/or software or other equipment and to obtain different and/or additional service and support services during the term of this Agreement. PBCI acknowledges that BCI cannot estimate the costs of future enhancements, modifications, and replacements to the Licensed Program and Support/Control Programs, and that the cost of obtaining the enhancements, modifications, and replacements to the Licensed Program and Support/Control Programs may not be fully amortizable over the remaining term of the Agreement. Nonetheless, PBCI agrees to incur, and to cause its subsidiaries and its or their franchisees to incur, such costs in connection with the Licensed Program and Support/Control Programs and any enhancements or modifications thereto and any replacements therefor. Within one hundred twenty (120) days after PBCI receives notice from BCI, PBCI shall obtain and implement, and cause its subsidiaries and its or their franchisees, to obtain and implement, any such modifications, enhancements, or replacements which BCI designates and requires. In addition to such modifications and enhancements to the Licensed Program and Support/Control Programs as BCI may determine from time to time to require, PBCI and its subsidiaries and its and their franchisees may request BCI to perform additional modifications and enhancements. In the event that BCI agrees to perform or supply such optional requested modifications or enhancements, the requesting entity agrees to pay BCI such sum as may be agreed or, in the event no such payment agreement is reached, BCI's aggregate costs (including allocation of overhead, plus 30%, with an annual maintenance fee of 5% of such amount, and to otherwise abide by this Agreement as if such modification or enhancement were part of the software licensed hereby. Any such enhancement or modification shall be the property of BCI.

     3.G.    WARRANTIES AND LIMITATION OF LIABILITY.
             --------------------------------------

     BCI represents and warrants to PBCI that: (1) BCI has all rights, titles, licenses, and authorizations to license the Licensed Program and Support/Control Programs to PBCI, subject only to nonexclusive licenses granted to others, and
(2) the Licensed Program and Support/Control Programs do not, and as a result of any enhancements, improvements, or modifications provided by BCI will not, to the best of BCI's knowledge, infringe upon any United States patent, copyright, or other proprietary right of any third party. In the event use of the Licensed Program or Support/Control Programs or any portion thereof as provided by BCI is enjoined as a result of a claim by a third party of patent or copyright infringement or violation of proprietary rights, BCI shall, in its sole discretion, either (i) procure for PBCI and its subsidiaries and its and their franchisees utilizing such allegedly infringing software the right to continue use of the Licensed Program or Support/Control Programs or any portion thereof as contemplated hereunder, or (ii) replace the Licensed Program or Support/ Control Programs or any portion thereof or modify it such that there is no infringement of the third party's rights; and such action by BCI shall be the sole and exclusive remedy against BCI in such event by PBCI and its subsidiaries and its and their franchisees.

     BCI does not represent or warrant, and expressly disclaims any warranty that the Licensed Program or Support/Control Programs or Data Center and Network Services (or Infrastructure Programs) or any portion thereof is error-free or that the operation and use of the Licensed Program or Support/Control Programs or Data Center and Network Services (or Infrastructure Programs) or any portion thereof will be uninterrupted or error-free. BCI shall have no obligation or liability for any expense or loss incurred arising from use of the Licensed Program or Support/Control Programs or Data Center and Network Services (or Infrastructure Programs) or any portion thereof in conjunction with any other computer program.

     EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES, BCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED PROGRAM, SUPPORT/CONTROL PROGRAMS, DATA CENTER AND NETWORK SERVICES (OR INFRASTRUCTURE PROGRAMS), SUPPORT SERVICES, PROGRAM DOCUMENTATION THEREFOR, OR ANY OTHER MATERIAL FURNISHED HEREUNDER, OR ANY COMPONENT THEREOF AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT THERETO.

4.   AGREEMENT TO BE BOUND BY THE TERMS OF SUBCOMPONENT LICENSES AND
     ---------------------------------------------------------------
     THIRD-PARTY LICENSES.
     --------------------

     PBCI acknowledges that the Licensed Program and Support/Control Programs contain third-party sub-components which BCI has the authority to license to PBCI, its subsidiaries, and its and their franchisees as part of the Licensed Program and Support/Control Programs pursuant to and in accordance with software license agreements with such third-party vendors (collectively, the "Subcomponent Licenses"). In addition, PBCI acknowledges that acquisitions by PBCI, its subsidiaries, and its and their franchisees of all or portions of the Computer System and the Specified Software from or through BCI are governed by license or other agreements by and between third-party vendors and BCI, which agreements specifically permit BCI to so sell and/or sublicense all or portions of the Computer System and the Specified Software to PBCI, its subsidiaries, and its or their franchisees or specifically require PBCI, its subsidiaries, and its and their franchisees to agree to be bound by the terms thereof (either type of license hereinafter referred to as the "Third Party Licenses"). PBCI therefore hereby agrees, and agrees to cause its subsidiaries and its and their franchisees, to be bound by the terms of each Subcomponent License and, to the extent PBCI, its subsidiaries, and its and their franchisees purchases all or portions of the Specified Software or the Computer System from or through BCI, each relevant Third Party License, in each case as if PBCI, its subsidiaries, and its and their franchisees was a party thereto, and agrees that the vendors and licensors of all or portions of the Specified Software and the Computer System and the licensors of all or portions of the Licensed Program and Support/Control Programs (collectively, the "Vendors") are third-party beneficiaries of this Agreement with full rights to enforce this Agreement as it pertains to the purchased items and the Licensed Program and Support/Control Programs. PBCI further agrees to indemnify and hold harmless BCI and each of the Vendors from and against all costs, expenses, and damages arising out of or based upon any breach or claim of a breach of this Agreement, the Third Party Licenses, or Subcomponent Licenses by PBCI, its subsidiaries, and its and their franchisees, or their respective directors, officers, employees, agents and owners.

5.   COPYRIGHTS.
     -----------

     5.A.    OWNERSHIP OF COPYRIGHTS.
             -----------------------

     PBCI and BCI acknowledge and agree that (1) BCI may hereby authorize PBCI, its subsidiaries, and its and their franchisees to use certain copyrighted or copyrightable works (the "Copyrighted Works"), including the Licensed Program and Support/Control Programs, (2) the Copyrighted Works are the valuable property of BCI or its Affiliates, and (3) the rights of PBCI, its subsidiaries, and its and their franchisees to use the Copyrighted Works are granted solely on the condition that PBCI, its subsidiaries, and its and their franchisees comply with the terms of this Section 5. PBCI acknowledges and agrees that BCI owns or is the licensee of the owner of the Copyrighted Works and will further create, acquire, or obtain licenses for certain copyrights in various works of authorship used in connection with the operation of the Licensed Program and Support/Control Programs, including, but not limited to, all categories of works eligible for protection under the United States copyright law, all of which shall be deemed to be Copyrighted Works under this Agreement. Such Copyrighted Works include, but are not limited to, the manuals and other materials and information provided by BCI for use in the operation of the Licensed Program and Support/Control Programs. BCI intends that all works of authorship related to the Licensed Program and Support/Control Programs which are created in the future will be owned by it or its Affiliates.

     5.B.  LIMITATION ON USE OF COPYRIGHTS.
           -------------------------------

     PBCI acknowledges that the right to use the Copyrighted Works pursuant to this Agreement is limited to the use of such Copyrighted Works during the term of this Agreement pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by BCI from time to time during the term of this Agreement, and is derived solely from this Agreement. PBCI shall ensure, and shall cause its subsidiaries and its and their franchisees to ensure, that all copies of Copyrighted Works used hereunder shall bear an appropriate copyright notice under the Universal Copyright Convention or other copyright laws prescribed by BCI specifying that BCI or an Affiliate of BCI is the owner of the copyright. Any unauthorized use, adaptation, publication, reproduction, preparation of derivative works, distribution of copies (whether by sale or other transfer of ownership, or by rental, lease, or lending), public performance of such works, or attempts to recreate all or a portion of such Copyrighted Works shall constitute a breach of this Agreement and an infringement of the rights of BCI in and to the Copyrighted Works. PBCI acknowledges that this Agreement does not confer any interest in the Copyrighted Works upon PBCI or its subsidiaries or its or their franchisees, other than the right to use the Copyrighted Works in compliance with this Agreement. If BCI authorizes PBCI or its subsidiaries or its or their franchisees to prepare any adaptation, translation, or work derived from the Copyrighted Works, or if PBCI or its subsidiaries or its or their franchisees prepares any Copyrighted Work such as menus, advertisements, posters, or promotional material, PBCI hereby agrees that such adaptation, translation, derivative work, or Copyrighted Work shall be the property of BCI and PBCI hereby assigns, and shall cause its subsidiaries and its and their franchisees to assign, all its right, title, and interest therein to BCI. PBCI agrees to execute, and to cause its subsidiaries and its and their franchisees to execute, any documents, in recordable form, which BCI determines are necessary to reflect such ownership. All such adaptations, translations, derivative works, and Copyrighted Works to BCI for approval prior to use.

     5.C.    NOTIFICATION OF INFRINGEMENTS AND CLAIMS.
             ----------------------------------------

     PBCI shall immediately notify BCI of any actual or apparent infringement of or challenge to any of the Copyrighted Works, or claim by any person of any rights in the Copyrighted Works. PBCI shall not communicate, and shall cause each of its subsidiaries and its and their franchisees not to communicate, with any person other than BCI and its counsel in connection with any such infringement, challenge, or claims. BCI shall have the sole discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively any settlement, litigation, arbitration, or administrative proceeding arising out of any such alleged infringement, challenge, or claim or otherwise relating to the Copyrighted Works. PBCI agrees to execute, and to cause each of its subsidiaries and its and their franchisees to execute, any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of BCI's counsel, be necessary or advisable to protect and maintain the interests of BCI in any litigation or other proceeding or to otherwise protect and maintain the interests of BCI in the Copyrighted Works. BCI will reimburse PBCI for the reasonable out-of-pocket expenses incurred and paid by PBCI in complying with the requirements imposed by this Section 5.C.

     5.D.    DISCONTINUANCE OF USE.
             ---------------------

     If it becomes advisable at any time in BCI's sole judgment for PBCI and/or its subsidiaries and its and their franchisees to modify or discontinue use of any of the Copyrighted Works and/or for PBCI and/or its subsidiaries and its and their franchisees to use one or more additional or substitute copyrighted or copyrightable items, PBCI agrees to immediately comply, and to cause its subsidiaries and its and their franchisees to immediately comply, with BCI's directions to modify or otherwise discontinue the use of the copyrighted materials and/or to use any substitute materials specified by BCI. Neither BCI nor its Affiliates shall have any obligation to reimburse PBCI and/or its subsidiaries and its and their franchisees for any expenditures made by PBCI and/or its subsidiaries and its and their franchisees to modify or discontinue the use of any Copyrighted Work or to adopt additional or substitute copyrighted or copyrightable items.

6.   CONFIDENTIALITY.
     ---------------

     PBCI acknowledges and agrees that the Licensed Program, Support/Control Programs, and Infrastructure Programs and all additions, modifications, and enhancements thereof and thereto, and all data generated from use thereof, including but not limited to the logic, structure, and operation of the data base file structures containing such data, and all additions, modifications, and enhancements thereof and thereto shall be deemed to be "Confidential Information" as defined in the Confidentiality Agreement executed by it of even date herewith and is therefore governed by and subject to all of the terms, conditions, and restrictions of such Confidentiality Agreement. PBCI will cause each of its subsidiaries and its and their franchisees to execute BCI's then currently applicable form of Confidentiality Agreement no later than installation of the Licensed Program or any Support/Control Program at any office or PBCI Unit owned, operated, or managed by such entity.

7.   TERM.
     ----

     The term of this Agreement shall be for five years from the execution hereof unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon one year's prior written notice to the other party; and provided further that BCI may terminate this Agreement without notice and cease rendering the services hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such non-payment is cured within such 15 day period.

     Termination of this Agreement shall terminate licenses granted hereby and BCI's obligations to provide services hereunder. Upon termination of this Agreement, PBCI shall pay to

BCI the fees due BCI through the date of termination and reimburse BCI for expenses incurred by BCI in connection with the services rendered by BCI through the date of termination.

8.   TERMINATION; BREACH.
     --------------------

     In addition to termination of this Agreement as provided in Section 7 hereof, BCI may terminate this Agreement, effective upon delivery of notice of termination to PBCI, if (1) PBCI or any of its subsidiaries or its or their franchisees breaches any provision of this Agreement; or (2) BCI has the right to terminate its Secured Loan Agreement with PBCI pursuant to the terms thereof Upon termination of this Agreement, BCI will reasonably cooperate with PBCI in archiving and retrieval of records and transition of services at PBCI's expense, provided that this sentence shall not require BCI to license PBCI any software.

     In addition, in the event that BCI terminates this Agreement, BCI will also have the right to terminate the Real Estate Services, Financial Services, and Accounting and Administrative Services Agreement and any similar service agreements with PBCI and its subsidiaries and its or their franchisees, in accordance with the terms and provisions thereof.

9.   ASSIGNMENT.
     ----------

     This Agreement and the rights and obligations arising hereunder may not be assigned by PBCI except that its subsidiaries and its and their franchisees may utilize the Licensed Program and Support/Control Programs upon agreeing to be bound by the terms hereof applicable to PBCI, provided PBCI remains primarily liable for their performance and that subsidiaries and franchisees may not themselves avail themselves of this exception for their subsidiaries or subfranchisees. This Agreement is fully assignable by BCI and shall inure to the benefit of any assignee or other successor to the interests of BCI therein.

10.  SEVERABILITY.
     -------------

     If any provision of this Agreement is declared or made invalid or unenforceable by judicial action, legislation, or other government action, BCI may, if it believes in its sole discretion that the continuation of this Agreement would not be in its best interests, terminate this Agreement effective upon sixty (60) days' written notice to PBCI. If BCI does not elect to terminate this Agreement as aforesaid, all provisions of this Agreement shall be deemed severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of this Agreement or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard, or operating procedure prescribed by BCI is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and BCI shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard, or operating procedure to the extent required to be valid and enforceable.

Such modifications to this Agreement shall be effective only in such jurisdiction and this Agreement shall be enforced as originally made and entered into in all other jurisdictions.

11.  NO WAIVER OF DEFAULT.
     --------------------

     Either party's failure at any time to require strict performance by the other party of any of the provisions hereof shall not waive or diminish the right thereafter to demand strict compliance therewith or with any other provision. Waiver of any specific default shall not waive any other default.

12.  INJUNCTIVE RELIEF.
     -----------------

     PBCI acknowledges that BCI will be irreparably harmed by any breach hereof, that monetary damages would be inadequate, and that BCI shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. PBCI agrees that BCI will not be required to post a bond to obtain any injunctive relief and that the only remedy if an injunction is entered against PBCI will be the dissolution of that injunction, if warranted, upon due hearing (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby). PBCI agrees that BCI shall also be entitled to any and all other relief available under law or equity for such breach.

13.  RIGHTS OF PARTIES ARE CUMULATIVE.
     --------------------------------

     The rights of BCI and PBCI hereunder are cumulative and no exercise or enforcement of any right or remedy hereunder shall preclude the exercise or enforcement of any other right or remedy hereunder or to which BCI or PBCI is entitled by law.

14.  COSTS AND LEGAL FEES.
     --------------------

     PBCI agrees to pay for costs and legal fees incurred by BCI in connection with this Agreement and enforcement thereof.

15.  RELATIONSHIP OF PARTIES.
     -----------------------

     This Agreement does not create a fiduciary relationship between the parties hereto. BCI and PBCI are and shall be independent contractors, and nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose.

16.  GOVERNING LAW.
     -------------

     This agreement and the relationship between the parties hereto will be governed by and construed in accordance with the internal laws of the State of Colorado, except that such state's choice of law and conflicts of law rules shall not apply and any franchise registration, disclosure, relationship, or similar statute which may be adopted by the State of Colorado shall not apply unless its jurisdictional requirements are met independently without reference to this Section 16.

17.  JURISDICTION.
     ------------

     PBCI SHALL (AND SHALL CAUSE EACH OF ITS SUBSIDIARIES AND ITS AND THEIR FRANCHISEES TO), AND BCI MAY, AT ITS OPTION, INSTITUTE ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE COURT OF GENERAL JURISDICTION IN JEFFERSON COUNTY, COLORADO, OR THE UNITED STATES FEDERAL DISTRICT COURT FOR THE DISTRICT OF COLORADO, OR THE STATE COURT OF GENERAL JURISDICTION OR UNITED STATES FEDERAL DISTRICT COURT NEAREST TO BCI'S EXECUTIVE OFFICE AT THE TIME SUCH ACTION IS FILED. PBCI IRREVOCABLY SUBMITS (AND SHALL CAUSE EACH OF ITS SUBSIDIARIES AND ITS AND THEIR FRANCHISEES TO IRREVOCABLY SUBMIT) TO THE JURISDICTION OF ANY SUCH COURT AND WAIVES ANY OBJECTION IT MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF ANY SUCH COURT.

18.  LIMITATION OF LIABILITY.
     -----------------------

     IN NO EVENT SHALL BCI BE LIABLE FOR, NOR SHALL PBCI SEEK (OR ALLOW ANY OF ITS SUBSIDIARIES OR ITS OR THEIR FRANCHISEES TO SEEK), SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES EVEN IF BCI HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, OR FOR ANY LOST PROFITS OR ANY CLAIM AGAINST PBCI BY ANY OTHER PARTY. BCI'S LLABILITY HEREUNDER FOR DAMAGES SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT PAID BY PBCI FOR LICENSED PROGRAM AND REAL ESTATE SUPPORT FEES DURING THE THREE ACCOUNTING PERIODS PRECEDING THE EVENT GIVING RISE TO THE CLAIM FOR DAMAGES. BCI SHALL NOT BE LIABLE FOR ANY FAILURE TO PROVIDE ANY SERVICES REQUIRED HEREUNDER IF SUCH FAILURE IS DUE TO ANY CAUSE BEYOND ITS REASONABLE CONTROL.

19.  WAIVER OF JURY TRIAL.
     --------------------

     BCI AND PBCI HEREBY IRREVOCABLY WAIVE TRIAL BY JURY ON ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF THEM.

20.  BINDING EFFECT.
     --------------

     This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest, and shall not be modified, except by written agreement signed by both PBCI and BCI.

21.  CONSTRUCTION.
     ------------

     This Agreement constitutes a separate license to use the Licensed Program and Real Estate Programs and all obligations hereunder are in addition to and cumulative with the obligations of PBCI under all other contractual relations with BCI. Except as otherwise provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit, or construe the contents of such sections or paragraphs. Terms used in this Agreement may be applicable to one or more persons or entities as the case may be, and the singular usage includes the plural and the masculine and neuter usages include each other and the feminine. If two or more persons are at any time obligated to BCI hereunder, whether or not as partners or joint venturers, their obligations and liabilities to BCI shall be joint and several.

22.  NOTICES.
     -------

     All notices permitted or required to be delivered by the provisions of this Agreement shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by facsimile with proof of receipt, one (1) business day after being placed in the hands of a commercial courier service for overnight delivery, or three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to BCI at 14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401, to the attention of the President, or at its most current principal business address of which PBCI has been notified, or to PBCI at its most current principal business address of which BCI has been notified, as applicable. All payments required by this Agreement shall be directed to BCI at the above address, or to such other persons and places as BCI may direct from time to time. Any required payment not actually received by BCI during regular business hours on the date due shall be deemed delinquent.

BOSTON CHICKEN, INC.                    PROGRESSIVE BAGEL CONCEPTS, INC.


By:    _______________________________  By:    ________________________________
Name:  _______________________________  Name:  ________________________________
Title: _______________________________  Title: ________________________________

                                Exhibit 8.B(a)




                                            ________ __, 1995


Progressive Bagel Concepts, Inc.
1526 Cole Boulevard
Suite 200
Golden, Colorado 80401

Attention: Mr. Kyle T. Craig

           Re: Transfer of Assets of Offerdahl's Bagel Gourmet, Inc.
               -----------------------------------------------------

Dear Sirs:

     We have served as counsel for Offerdahl's Bagel Gourmet, Inc., a Florida corporation (the "Company'), and John A. Offerdahl and Lynnora Offerdahl, the owners of all of the issued and outstanding shares of voting common stock of the Company (the "Majority Shareholders"), in connection with the proposed transfer by the Company of substantially all the assets of the Company to Progressive Bagel Concepts, Inc., a Delaware corporation ("Purchaser"), in accordance with that certain Agreement to Contribute Assets (the "AGREEMENT"), dated March ___, 1995, by and among the Company, certain shareholders of the Company and Purchaser. We have also served as special counsel to Sarah Flatley ("Flatley") and Mark Adelhelm ("Adelhelm" and, together with Flatley and the Majority Shareholders, the "Shareholders") solely for the purpose of rendering certain opinions set forth herein with respect to such persons. We have been requested by the Company and

Progressive Bagel Concepts, Inc.
March  , 1995
Page 2

the Shareholders to render our opinion to you pursuant to the Agreement and in connection with the closing of the transactions contemplated thereunder. Any capitalized terms used but not defined in this opinion have the meanings assigned to such terms in the Agreement.

  We have acted as counsel to the Company in connection with the negotiation, execution and delivery of the Agreement and the consummation of the agreements and transactions contemplated thereby. We were first engaged by the Company in November 1994, and had no relationship with or knowledge of or regarding the Company, the Shareholders or the Company's business, properties or assets prior to such time.

  As the basis for the opinions expressed herein, we have examined, considered and relied upon the following:

  1. The Agreement;

  2. The following additional agreements and instruments entered into in connection with the Agreement and the transactions contemplated thereby:

     (a) the Employment Agreement dated     , 1995 between John A. Offerdahl and
         Purchaser; the Employment Agreement dated       , 1995 between Flatley
         and Purchaser; the Employment Agreement dated      , 1995 between
         Adelhelm and Purchaser; and the Consulting Agreement dated      , 1995
         between Lynnora Offerdahl and Purchaser (collectively, the "Employment Agreements"); and

     (b) the Tax Loan Note, the PBCI Stock Note and the Equity Funding Note (collectively, the "Notes"); and

     (c) the Additional Equity Funding Units Pledge Agreement, the Additional Transferee Shares Pledge Agreement and the Tax Loan Pledge Agreement (collectively, the "Pledge Agreements"); and

     (d) the Assignment of Trademarks dated     , 1995 between John A. Offerdahl
         and Purchaser (the "Assignment").

  3. The Articles of Incorporation, By-Laws and corporate minute book of the Company, as such are in effect on the date hereof;

Progressive Bagel Concepts, Inc.
March  , 1995
Page 3

  4. A certificate or other evidence of good standing of the Company issued as of recent date by the Secretary of State of the State of Florida;

  5. The contracts listed on Exhibit "A" hereto to which the Company is a party, which the President of the Company has represented constitute all material agreements to which the Company is a party;

  6. Various representations certified to us by or on behalf of the Company and the Shareholders with respect to the Company, the Contributed Assets, the transactions contemplated by the Agreement and related and other matters; and

  7. Such other matters of law, and such other documents and certificates, as we have considered necessary or appropriate for the expression of the opinions set forth herein.

  For purposes of this opinion, (i) the Agreement, the Employment Agreements, the Assignment, the Notes and the Pledge Agreements are sometimes collectively referred to herein as the "Transaction Agreements" and (ii) the documents, instruments and information referred to immediately above (in clauses 1 through 7) are herein collectively referred to as the "Documents".

  In rendering the opinions set forth below, and in examining the Documents, we have assumed, without investigation, the genuineness of all signatures and the authenticity of all Documents submitted to us as originals; the conformity to authentic original documents of all Documents submitted to us as copies; the due authorization, and valid execution and delivery of such Documents by the parties thereto (other than our clients); and the veracity of all Documents. As to the Agreement, the Assignment and the Employment Agreements, we have assumed the requisite power and capacity of each person party thereto, and that each agreement has been entered into at arms'-length, without fraud, duress or coercion and for adequate consideration. As to questions of fact material to the opinions hereinafter expressed, we have relied, without independent investigation, upon (a) the representations and warranties of the Company and the Shareholders made in the Transaction Agreements, (b) certificates or statements of public officials and (c) certain representations certified to us by or on behalf of the Company and the Shareholders with respect to the Company, the Contributed Assets, the transactions contemplated by the Transaction Agreements and related matters, as set forth in a certificate (the "Certificate") which is being provided to you concurrently herewith. We have made no examination or investigation regarding the accuracy or completeness of any accounting, financial or statistical information referenced in or provided pursuant to any Transaction Agreement, and express no opinion with respect

Progressive Bagel Concepts, Inc.
March  , 1995
Page 4

thereto. We have also assumed for purposes of the opinions expressed herein that
(x) each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the parties thereto (other than our clients), and each is a valid and binding obligation of such other parties and (y) each such other party is in compliance with any federal law, rule or regulation applicable because of the nature of its business or assets and that none of the transactions contemplated by the Transaction Agreements or any other Document will contravene or violate any such law, rule or regulation applicable to such other parties. We have also assumed due performance by the parties (other than our clients) of its obligations under each Transaction Agreement, the Documents and the agreements and instruments referred to therein.

  Based upon our examination and consideration of the Documents, and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to enter into and perform the Agreement, the Notes and the Pledge Agreements and consummate the transactions contemplated thereby.

  2. The execution, delivery and performance of the Agreement, the Notes and the Pledge Agreements and the consummation of the transactions contemplated thereby by the Company have been duly authorized by all necessary corporate action, and the Agreement, each Note and each Pledge Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

  3. The Shareholders, who are individuals, are of legal age and, to our knowledge, otherwise have full legal capacity to enter into and perform the Transaction Agreements to which they are parties and consummate the transactions contemplated thereby.

  4. The Agreement and each Employment Agreement is a legal, valid and binding agreement of each Shareholder who is a party thereto, enforceable in accordance with its terms.

  5. The Assignment is a legal, valid and binding agreement of John A. Offerdahl, enforceable in accordance with its terms.

  6. The Company is authorized to issue (i) 15,000,000 shares of voting common stock par value $.001 per share (the "Voting Shares"), (ii) 5,000,000 shares of non-voting common stock, par value $.001 per share (the "Non-Voting Shares"), and (iii) 1,000,000

Progressive Bagel Concepts, Inc.
March  , 1995
Page 5

shares of preferred stock, par value $.001 per share (the "Preferred Shares"). Based solely upon a review of the Company's stock books as in effect on the date hereof, all of the issued and outstanding Voting Shares are owned of record by John A. Offerdahl and Lynnora Offerdahl, and all of the Non-Voting Shares are owned of record by John A. Offerdahl, Lynnora Offerdahl Arnold N. Offerdahl, Irene E. Offerdahl, William A. Achterberg, Vivian J. Achterberg, John A. Offerdahl, as Trustee of the John A. Offerdahl Grantor Retained Annuity Trust dated December 30, 1994, Lynnora Offerdahl, as Trustee of the Lynnora Offerdahl Grantor Retained Annuity Trust dated December 30, 1994, Arnold N. Offerdahl, as Trustee of the Andrew William Offerdahl Trust dated December 30, 1994, Arnold N. Offerdahl, as Trustee of the Alexandra Ruth Offerdahl Trust dated December 30, 1994, Flatley and Adelhelm. No Preferred Shares have been issued.

  7. Based solely upon our review of the Documents, except as disclosed in the Agreement or the Schedules thereto, (i) neither the Company nor the Shareholders are subject to any restriction, agreement, law, order, writ, injunction, judgment or decree which would prohibit or be violated by the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby, (ii) no consent or approval is required to be obtained by the Company or the Shareholders from any third party or governmental agency with respect to the Agreement or the consummation of the transactions contemplated thereby, except as disclosed in the Agreement or the Schedules thereto, (iii) neither the Agreement nor the consummation of the transactions contemplated thereby conflicts with or violates the terms and conditions of the Articles of Incorporation or Bylaws of the Company, and (iv) neither the execution, delivery nor performance of the transactions contemplated by the Agreement, nor compliance with the terms and provisions thereof by the Company or the Shareholders will conflict with, violate, constitute a default under (or an event which upon notice or lapse of time or both will constitute a default under) or result in any breach of any contract listed on Exhibit "A" hereto, except as disclosed in the Agreement or the Schedules thereto.

  8. Based upon (a) our review of the dockets of the Florida state court and the federal district court located in Broward County, Florida and (b) the Certificate, and except as otherwise disclosed in the Agreement or the Schedules thereto, and to our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company at law or equity before any court, which reasonably could be expected to result in a material adverse change in the business or assets of the Company or which reasonably could be expected to materially and adversely affect the transactions contemplated by the Agreement.

  9. Based upon (a) a review of UCC-1 Financing Statements filed with the State of Florida and Broward County, Florida, (b) a review of Federal and state tax liens as filed

Progressive Bagel Concepts, Inc.
March  , 1995
Page 6

with the State of Florida and Broward County, Florida, and (c) the Certificate and except as otherwise disclosed in the Agreement or the Schedules thereto, and to our knowledge, the Contributed Assets are free and clear of any claim, lien, encumbrance or security interest. [subject to final review of tax lien search to be completed 3/24/95]

  10. Based solely upon our review of the Documents and the Certificate, except for the Agreement, there is no option, right or other agreement or commitment obligating the Company to sell the Contributed Assets.

  The opinions expressed above are based upon and subject to the following additional assumptions, qualifications and limitations:

     (a) we are licensed to practice law only in the State of Florida and do not hold ourselves out to be experts on the laws of any jurisdiction other than the State of Florida and the United States of America. Accordingly, the opinions expressed herein are specifically limited solely to the laws of the State of Florida and the federal laws of the United States of America (based upon a review of the latest publicly available compilations thereof).

     (b) No opinion is expressed as to the enforceability of Section 5.H. of the Agreement, the "Covenant Restricting Competition" contained in each Employment Agreement, and no opinion is expressed as to the agreements or obligations of the Company or any Shareholder under the Transaction Agreements to the extent the rights, obligations, agreements or remedies implicated thereby are subject to, affected or limited by: (1) rights of the United States of America under the Federal Tax Lien Act of 1966; (2) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium reorganization or similar debtor or creditor relief laws from time to time in effect under state or Federal law; (3) general principles of equity (whether considered in a proceeding in equity or at law); (4) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief; (5) public policy and other limitations on indemnification and contribution arising under Federal or state securities law; and (6) the provisions of any document, agreement or instrument which (i) purport to confer, waive or consent to the jurisdiction of any court or (ii) purport to waive any right granted by common or statutory law.

     (c) As used in the opinions expressed herein, the phrase "to our knowledge" refers only to the actual knowledge of those attorneys who have given substantive attention to the Company in connection with the negotiation, execution and consummation of

Progressive Bagel Concepts, Inc.
March  , 1995
Page 7

    the transactions contemplated by the Transaction Agreements. Furthermore, "to our knowledge" as used herein does not mean, imply or include (1) constructive notice of matters or information, or (2) except for our specific inquiries of the Company's President and the Shareholders, as confirmed in certificates delivered to us, and our review of the Documents, that we have undertaken any independent investigation (except as otherwise specifically noted herein) (i) with any persons outside of our firm, or
    (ii) as to the accuracy or completeness of any factual representation, information or other matter made or furnished in connection with the negotiation, execution or consummation of the transactions contemplated by the Transaction Agreements.

    (d) We have assumed that (1) the parties to the Transaction Agreements (other than our clients) and all documents to be delivered thereunder or in connection therewith are not subject to any statute, rule or regulation or any impediment that requires them or our clients to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Transaction Agreements, and (2) all terms, provisions and conditions relating to the transactions referred to in this opinion letter are correctly and completely reflected in the appropriate Transaction Agreement and all documents to be delivered thereunder or in connection therewith.

    (e) In rendering our opinion in paragraph 1 above regarding the good standing of the Company, we have relied upon a certificate of good standing
    dated          , 1995 issued by the Secretary of State of Florida, which
    we have assumed to be accurate as of the date hereof.

    (f) We have made no examinations of, and we express no opinion as to, the description of or perfected title to any of the properties or assets described or included in any Transaction Agreement.

    (g) The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

    (h) This opinion is limited to the matters specifically stated herein and no opinions may be implied or inferred beyond such matters. This opinion has been issued solely for the benefit of Purchaser, and no other party or entity shall be entitled to rely on this opinion, or any portion hereof, without the express written consent of this firm. Without our prior written consent, this opinion may not be

Progressive Bagel Concepts, Inc.
March  , 1995
Page 8

     quoted in whole or in part or otherwise referred to in any document, filing or report and may not be furnished to any other person or entity.


                                    Very truly yours,

                                    GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN &
                                    QUENTEL, P.A.




                                    ------------------------------------

                                  EXHIBIT "A"

                                  AGREEMENTS
                                  ----------

I. CORPORATE OFFICE/PRODUCTION FACILITY LEASE

      1. Lease, dated February 28, 1993, by and between Broward Lakes Business Park Venture and Bagel Gourmet Production, Inc. (Sunrise)

II. EXISTING STORE LEASES:

      1. Lease, dated May 18, 1990, by and between Arvida/JMB Partners and Bagel Gourmet, Inc. (Weston - Ft. Lauderdale)

      2. Lease, dated May 20, 1991, by and between Sheridan Plaza, L.P. and Bagel Gourmet (Sheridan), Inc. (Hollywood)

      3. Lease, dated February 24, 1992, by and between Trustees under the Will and Estate of James Campbell, Deceased and Bagel Gourmet (Pembroke), Inc. (Pembroke Pines)

      4. Lease, dated April 19, 1993, by and between Boynton Partnership Limited and Bagel Gourmet Boynton, Inc., as amended (Boynton Beach)

      5. Lease, dated July 1, 1993, by and between Promenade Investors and Bagel Gourmet Promenade, Inc., as amended (Bay Colony - Ft. Lauderdale)

      6. Lease, dated July 21, 1992, by and between Commercial Funding Corp. and Boston Chicken, Inc., as amended (Boca Raton)

      7. Lease, dated April 1, 1994, by and between 17th Street Square and Bagel Gourmet, Inc. (Ft. Lauderdale)

III. LEASES OF STORES CURRENTLY UNDER CONSTRUCTION:

      1. Lease, dated November 7, 1995 (signed December 6, 1994), by and between Marc A. Neuerman and Jerome Kahn, Jr., Co-Trustees of the VHP Grandchildren Trust, Dated September 20, 1993 and Bagel Gourmet, Incorporated (Silver Lakes - Pembroke Pines)

    2. Lease, dated November 29, 1994, by and between PCT Biscayne Boulevard Partnership and Bagel Gourmet, Inc. (Aventura)

    3. Lease, executed January 31, 1995, by and between 1500 Alton Road Corporation and Offerdahl's Bagel Gourmet, Inc. (Miami Beach)

    Construction, equipment and architect contracts for the three sites under construction.

          A. Agreement, dated March 15, 1995 (unsigned), by and between Shawe-Ager Construction, Inc. and Transferor, and related invoices and bills relating to Alton Road Store.

          B. Agreement, dated February 14, 1995, by and between Shawe-Ager Construction, Inc. and Transferor, and related invoices and bills relating to Silverlakes Store.

          C. Agreement, dated February 23, 1995, by and between Shawe-Ager Construction, Inc. and Transferor, and related invoices and bills relating to Loehmans Store.

IV. OTHER LEASES AND AGREEMENTS

    1. Truck Lease Service Agreement, dated as of June 16, 1993, by and between Gator Leasing, Inc. and Offerdahl's Bagel Gourmet, Inc. ("OBG") (2 trucks leased)

V.  PROMISSORY NOTES AND OTHER OBLIGATIONS

    1. Demand Promissory Notes, dated December 22, 1994, between Bagel Gourmet, Inc. and John Offerdahl, for $50,000, and between Bagel Gourmet (Production), Inc. and John Offerdahl for $200,000.

    2.  Demand Promissory Notes, dated March 10, 1995, between
        Offerdahl's Bagel Gourmet, Inc. and John Offerdahl, for $100,000.

    3. Requirement to reimburse SunBank for any draw down on the Letter of Credit, issued January 6, 1995 by SunBank, pursuant to Section 2 of the General Rider to the lease dated, November 29, 1994, by and between PCT Biscayne Boulevard Partnership and Bagel Gourmet, Inc.

VI. CORPORATE DOCUMENTS AND OTHER AGREEMENTS:

     1.  Letter Agreement, dated July 17, 1990 by and between Big Apple
         Bagel Too, Inc. and Bagel Gourmet, Inc. (check has not been canceled).

     2. Shareholders' Agreement, dated December 31, 1994, by and among OBG and the shareholders of OBG.

     3. Subscription Agreement (excludes stock from certain call provisions), dated January 23, 1995, by and between OBG and Sarah Flatley.

     4.  1995 Stock Option Plan

                                                            EXHIBIT 8.B(14)



                           ASSIGNMENT OF TRADEMARKS
                           ------------------------



          WHEREAS, John Offerdahl, a United States citizen, residing at 2340 Columbia, Fort Lauderdale, Florida 33326, United States of America ("Assignor"), is the sole and exclusive owner of the trademark registrations and application described on Schedule A attached hereto and made a part hereof (hereinafter the "Marks"); and

          WHEREAS, Progressive Bagel Concepts, Inc., a Delaware corporation having a principal place of business in Golden, Colorado, United States of America ("Assignee"), desires to acquire the entire right, title and interest in, to and under said Marks;

          NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), to it in hand paid by said Assignee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, said Assignor sells, assigns, transfers and sets over to said Assignee, all of its right, title and interest in, to and under the business symbolized by the Marks, together with the goodwill of the business symbolized by the Marks, together with all rights and privileges granted and secured thereby, including the right to sue and recover for any past infringement, said rights to be held and enjoyed by said assignee, for its own use and benefit and for the use and benefit of its successors, assigns or other legal representatives as fully and entirely as the same would have been held and enjoyed by said Assignor if this Assignment and sale had not been made.

          AND, said Assignor hereby covenants that it owns the Marks and has the full right to convey the entire interest herein assigned.

          IN TESTIMONY WHEREOF, Assignor has executed this assignment this day of March, 1995.


     JOHN OFFERDAHL

     By:
         ---------------------------
         John Offerdahl

                             NOTARIAL CERTIFICATE
                             --------------------


STATE OF ____________     )     SS
COUNTY OF ___________     )




     Subcribed and Sworn to before me by John Offerdahl, this     day of March,
     1995.



                                       _____________________________________
                                       Notary Public














                                   8.B(14)-2

                                  SCHEDULE A

Mark                           Registration Number        Issued
- ----                           -------------------        ------
OFFERDAHL'S BAGEL GOURMET      1,675,585             February 11, 1992

OFFERDAHL'S BAGEL GOURMET      1,684,164               April 21, 1992

BAGEL GOURMET                  1,726,712              October 20, 1992

BAGEL GOURMET                  1,732,196              November 10, 1992



Mark                           Application Number          Filed
- ----                           ------------------          -----
OFFERDAHL'S BAGEL GOURMET
     And Design                74/532892                 June 3, 1994




                                   8.B(14)-3

                                    [DRAFT]





                               Exhibit 8.C.(6)(a)
                               ------------------


                                           , 1995

                                                            (312) 368-4000

    Offerdahl's Bagel Gourmet, Inc.
    929 Shotgun Road
    Sunrise, Florida 33326

    Attention: John Offerdahl, President

         Re: Transfer of shares of common stock of Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company") and Boston Chicken, Inc., a Delaware corporation ("BCI")

    Dear Mr. Offerdahl:

         We have served as counsel for the Company in connection with the transfer of certain shares of common stock of the Company (the "Exchange Shares") and certain shares of common stock of BCI (the "BCI Shares") and have been requested by the Company to render our opinion to you in regard to certain matters related to said transaction. Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in that certain Agreement to Contribute Assets by and among Offerdahl's Bagel Gourmet, Inc., the shareholders of Offerdahl's Bagel Gourmet, Inc. ("Shareholder") and the Company of even date herewith together with the schedules and exhibits attached thereto (the "Agreement").

         For purposes of this letter, the term "Memoranda" shall mean: (i) that certain Confidential Private Placement Memorandum dated February 28, l995;
    (ii) that certain Offering Letter dated March 2, l995 delivered to Offerdahl's Bagel Gourmet, Inc. ("OBG"); and (iii) that certain Supplement to Confidential Private Placement Memorandum dated March 22, 1995.

         We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion:

             (1) The Articles of Incorporation, Bylaws, minute book and stock transfer ledger of the Company; and

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 2

         (ii)   The Agreement and all Exhibits thereto.

     The opinions set forth herein are qualified as stated therein and are qualified further by the following:

           (a) This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

           (b) We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America upon the transactions described herein.

           (c) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and (ii) upon representations and warranties of the Company contained in the Agreement and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

           (d) We have assumed the competency of the signatories to the Agreement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

           (e) We have assumed that (i) the Agreement has been duly authorized, executed and delivered by the parties thereto (other than our client), are their legal, valid and binding obligations and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the parties to the Agreement (other than our client), and a11 documents to be delivered thereunder or in connection therewith are not subject to any statute, rule or regulation or any impediment that requires them to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Agreement, and (iii) all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Agreement and all documents to be delivered thereunder or in connection therewith.

           (f) The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 3

     or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; and (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

           (g) In rendering our opinion in paragraph 1 below regarding the good standing of the Company, we have relied upon a certificate of good standing, dated March 16, 1995 issued by the Secretary of State of Delaware, which we have assumed to be accurate as of the date hereof.

           (h) In rendering our opinions in Paragraphs 7, 8, 9 and 10 below regarding the BCI Shares, we have relied solely upon an opinion rendered by Donald J. Bingle, Esq., Vice President and General Counsel of BCI, of even date herewith (a copy of which is attached hereto as Exhibit A) without having conducted an investigation to determine or verify the accuracy of the opinion expressed by counsel for BCI.

           (i) Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company or any other matter.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

           1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into and perform under the Agreement and the Stock Purchase

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 4



     Agreement, the Registration Rights Agreement, the Employment Agreements, the Consulting Agreement, the Secured Loan Agreement, the Services Agreements contemplated by the Secured Loan Agreement and the Registration Rights Agreement between BCI and the Company respecting the BCI Shares (all of the foregoing agreements being referred to herein as the "Transaction Documents") and consummate the transactions contemplated by the Transaction Documents. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company have been duly authorized by all necessary corporate action and the Transaction Documents are valid and binding agreements of the Company, enforceable in accordance with its terms.

           2. To our knowledge, the Company is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, and no consent or approval is required to be obtained by the Company from any third party or governmental agency with respect to the Agreement or the consummation of the transactions contemplated thereby.

           3. To our knowledge, there are no actions, suits or proceedings pending or threatened against the Company.

           4. (a) The Company is authorized to issue 1,000,000 shares of common stock (par value $.01 per share) and 200,000 shares of preferred stock; (b) prior to delivery and issuance of the Exchange Shares, there were no issued and outstanding shares of the capital stock of the Company, other than the shares issued in connection with the Investor Offering and the Simultaneous Contributions; and (c) except as disclosed in the Transaction Documents and the Memoranda, there are no other issued and outstanding shares of capital stock in the Company and no options, warrants or rights to obtain shares of capital stock in the Company, other than pursuant to the 1995 Employee Stock Option Plan.

           5. Upon issuance and the delivery thereof to OBG pursuant to the terms of the Agreement, the Exchange Shares (a) will be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive right; and (b) except as described in the Transaction Documents and the Memoranda, will be free and clear of any lien, encumbrance or security interest and, except as described in the Transaction Documents and the Memoranda, and to our knowledge, will be free and clear of any claims.

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 5



           6. Except as described in the Transaction Documents or the Memoranda and except as may be granted pursuant to the 1995 Employee Stock Option Plan, there is no option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of the Exchange Shares.

           7. BCI's authorized capital consists of 100,000,000 shares of Common Stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, $0.01 par value per share. The BCI Shares have been duly and validly authorized and are fully paid and nonassessable, free and clear of any security interest, lien, encumbrance, right or restriction whatsoever arising from BCI (except restrictions on resale under state or Federal securities laws), and there are no outstanding options, warrants, conversion privileges, commitments or demands of any character relating to the BCI Shares arising from BCI.

           8. BCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BCI has full corporate power and authority to enter into the Stock Purchase Agreement in accordance with its terms and such Stock Purchase Agreement and all transactions required thereunder have been duly authorized and approved by all necessary corporate action of BCI.

           9. Each of the Stock Purchase Agreement and the Registration
     Rights Agreement is the legal, valid and binding obligation of BCI, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

           10. Neither the execution and delivery of the Stock Purchase Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or bylaws, as, amended, of BCI; (ii) violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, any mortgage, deed of trust, note, loan, lease or agreement to which it or any of its properties or assets may be bound; or (iii) violate any order, ruling, decree, judgment, arbitration award or stipulation to which the BCI is subject.

     We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 6



          This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressee hereof and not by any other party.


                                        Very truly yours,

                                        RUDNICK & WOLFE





                                        By: _______________________________

cc: Joel M. Alam

                              Exhibit 8.C.(6)(b)
                              ------------------




                                March __, 1995




                                                                (312) 368-4000



Progressive Bagel Concepts, Inc.                Offerdahl's Bagel Gourmet, Inc.
14103 Denver West Parkway                       929 Shotgun Road
Golden, Colorado  80401                         Sunrise, Florida  33326

     Re: Offering of 3607.34 Shares of Common Stock, $.01 Par Value Per Share,
         of Progressive Bagel Concepts, Inc. to Offerdahl's Bagel Gourmet, Inc.
         ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have served as special counsel to Progressive Bagel Concepts, Inc., a Delaware corporation (the "Company"), in connection with the offering of 3607.34 shares of common stock (the "PBC Shares") in the Company (the "OBG Acquisition") to Offerdahl's Bagel Gourmet, Inc. ("OBG").

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion: (i) the Confidential Private Placement Memorandum dated February 28, 1995, describing certain terms and conditions of the OBG Acquisition (the "Memorandum"), (ii) the Offering Letter, dated March 2, 1995 (the "Offering Letter"), (iii) the Supplement, dated March 22, 1995, to Confidential Private Placement Memorandum, dated February 17, 1995, February 21, 1995, and February 28, 1995, Offering Letter, dated February 23, 1995, and the Offering Letter, dated March 2, 1995 (the "Supplement"), (iv) executed copies of the Confirmation of Investment (the "Confirmation") that was delivered to the investors with the Supplement, (v) an executed copy of that certain Agreement to Contribute Assets by and among OBG, the current shareholders of OBG and the Company, dated March 23, 1995 (the "OBG Contribution Agreement"), (vi) an executed copy of that certain Agreement to Contribute Shares by and among the shareholders of Brackman Brothers, Inc., the Company, and Brackman Brothers, Inc., dated February 17, 1995 (the "Brackman Contribution Agreement"), (vii) an executed copy of that certain Agreement to Contribute Assets by and among the Company, Bagel & Bagel, Inc. and Richard Lozoff, dated March 2, 1995 (the "B&B Contribution Agreement"), (viii) executed copies of the

Progressive Bagel Concepts, Inc.
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 2

Stock Subscription Agreement for the Investor Offering, dated March __, 1995 (the "Subscription Agreement") and (ix) an executed copy of the Company's Articles of Incorporation as filed with the Secretary of State of the State of Delaware on February 28, 1995.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Memorandum, the Supplement, the Confirmation and/or the OBG Contribution Agreement, as the case may be. The Memorandum, Offering Letter, Supplement, Confirmation, OBG Contribution Agreement, Brackman Contribution Agreement, B&B Contribution Agreement and Stock Subscription Agreement shall be referred to hereinafter sometimes, collectively, as the "Offering Documents."

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies, and the genuineness of signatures. We have relied upon certificates of public officials with respect to certain factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently the facts set forth on such certificate.

     We have assumed for purposes of this opinion, and the Company has represented to us, that (i) the issuance of the PBC Shares to OBG pursuant to the OBG Acquisition and the closing of the Investor Offering, the Brackman Acquisition and the B&B Acquisition will occur contemporaneously, although not on the same day, but in any case all of such closings will occur within a period of thirty days; (ii) the offer and sale of the PBC Shares have been made in strict compliance with the terms of the Offering Documents; and (iii) the factual statements and representations contained in this opinion, and in the documents examined for purposes hereof that are referenced above, are true and accurate. Nothing contrary to any of these assumptions has come to our attention in the course of our consideration of these matters.

     Whenever our opinion with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company on any other matter.

     Our opinion is limited specifically to those matters expressly set forth herein, and no opinions should be inferred as to any other matters. We are members of the Bar of the State of Illinois and, for purposes of this opinion, we do not hold ourselves out as experts on, nor are

Progressive Bagel Concepts, Inc.
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 3

we, in rendering our opinions herein, passing on, the laws of any jurisdiction other than the laws of the United States and the States of Illinois upon the transactions described herein.

     Notwithstanding anything contained herein to the contrary, we express no opinion whatsoever as to the tax consequences arising from the Tax Loans or the OBG Loans (as defined in the Supplement) which the Company has agreed to make to OBG as described in the OBG Contribution Agreement.

     You should be aware that the opinions in this letter are based upon the statutes, regulations, judicial decisions and administrative interpretations as in effect on the date hereof and as they currently apply. Such items are subject to change, in some cases with retroactive effect. Any material change after the date hereof in any of the legal grounds for our opinions could affect the opinions set forth in this letter. No assurance can be given that such changes will not occur.

      Based upon and subject to the matters discussed in this letter, we are of the opinion that:

          (1) The contribution by OBG of its assets to the Company in exchange for the PBC Shares and the BCI Shares pursuant to the OBG Acquisition will be treated for federal income tax purposes as part of a transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), thereby resulting in no gain or loss to OBG, except to the extent that (i) OBG receives money or "other property" in the OBG Acquisition (see paragraph (2) below regarding receipt of BCI Shares) as described in Code Section 351(b) and (ii) the liabilities of OBG assumed by the Company pursuant to the OBG Acquisition exceed the total adjusted basis for federal income tax purposes of the assets of OBG to be contributed to the Company pursuant to the OBG Acquisition, as described in Code Section 357(c).

          (2) The BCI Shares received by OBG pursuant to the OBG Acquisition will represent "other property" received under Code Section 351(b) and, therefore any realized gain of OBG arising from its contribution of assets to the Company will be recognized for federal income tax purposes, but, with respect to the receipt of the BCI Shares, such gain will not be in excess of the fair market value of the BCI Shares on the date such BCI Shares are received by OBG.

     Please note that while the opinions expressed herein are based upon our best interpretations of existing sources of law and express what we believe a court could properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they became the subject of judicial or administrative proceedings.

Progressive Bagel Concepts, Inc.
Offerdahl's Bagel Gourmet, Inc.
[Date]
Page 4



    We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly-discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressees hereof and not by any other party.

                                                  Very truly yours,

                                                  RUDNICK & WOLFE



                                                  ----------------------------
                                                  A Partner

                              Exhibit 8.C.(6)(c)
                              ------------------

                                    [DATE]


                                                                  (312) 368-4000

Offerdahl's Bagel Gourmet, Inc.
929 Shotgun Road
Sunrise, Florida 33326

Attention:  John Offerdahl, Chairman

Dear Mr. Offerdahl:

     We have served as counsel for Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), in connection with the offer and sale of common stock of Boston Chicken, Inc., a Delaware corporation ("BCI") ("BCI Shares") having a fair market value of $5,600,000 and 2,550 shares of common stock of PBCI ("PBCI Shares") pursuant to that certain Agreement to Contribute Assets by and among PBCI, Offerdahl's Bagel Gourmet, Inc. ("OBG") and the Shareholders of OBG (the "Agreement"), dated March 23, 1995. Collectively, the BCI Shares and PBCI Shares are referred to herein as the "Shares". Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in the Agreement.

     We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records and upon such matters of law as we have deemed necessary for the purposes of this opinion as follows:

         (a)  the Agreement;

         (b) the Stock Purchase Agreement by and between BCI and PBCI (the "Stock Purchase Agreement");

         (c) the Offering Memorandum dated February 28, 1995, as supplemented in a written supplement delivered to OBG prior to the Closing Date (the "Memorandum"); and

         (d) the opinion of Donald J. Bingle, Esq. dated as of the date hereof and attached hereto as Exhibit A.

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
March _, 1995
Page 2



    The opinions set forth herein are qualified as stated herein and are qualified further by the following:


         (a) This opinion is based upon existing federal securities laws, regulations and interpretations in effect as of the date hereof and as they presently apply.

         (b) We express no opinion as to the effect of the laws of any state or jurisdiction other than the laws of the United States of America upon the transactions described herein.

         (c) In rendering the opinions set forth below, we have relied, to the extent we believe appropriate (i) upon certificates or statements of the officers of BCI and PBCI and (ii) upon the representations and warranties contained in the Agreement and the Stock Purchase Agreement and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

         (d) We have assumed the competency of the signatories to the Agreement and Stock Purchase Agreement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

         (e) We have assumed that the execution and delivery of the Agreement by all parties thereto (other than PBCI) and the Stock Purchase Agreement by all parties thereto are within their respective powers, and are their legal, valid and binding obligation(s) and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective business, and the parties (other than PBCI) are not subject to any statute, rule or regulation or any impediment that requires them to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Agreement, and all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Stock Purchase Agreement, the Agreement and the Memorandum.

         (f) We have assumed the certificates evidencing the Shares bear restrictive legends, and appropriate stop-transfer instructions will be noted in BCI's stock transfer books.

Mr. John Offerdahl
Offerdahl's Bagel Gourmet, Inc.
March ____, 1995
Page 3




          (g) We have assumed, based solely upon the representations set forth in the Agreement, that OBG is an "accredited investor" as defined in Regulation D promulgated under the federal Securities Act of 1933, as amended (the "1933 Act"), and that the offer and sale of the BCI Shares to Offerdahl's does not constitute an offer or sale of the BCI Shares to the shareholders of Offerdahl's by virtue of Rule 145 promulgated under the 1933 Act.

          (h) We have assumed that Form D will be filed with the Securities and Exchange Commission by BCI as required under Regulation D as promulgated under the 1933 Act.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that the offering, issuance, sale and delivery of the Shares under the circumstances contemplated by the Agreement and the Memorandum are exempt from the registration requirements of Section 5 of the 1933 Act.

     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressee hereof and not by any other party.

                                                  Very truly yours,

                                                  RUDNICK & WOLFE



                                                  By:
                                                     -------------------------
                                                       A Partner

                                   Exhibit A
                                   ---------

                                    [DATE]



                                                                (303) 384-5476


Progressive Bagel Concepts, Inc.
1526 Cole Boulevard
Suite 200
Golden, Colorado  80401

Dear Sirs:

     As general counsel for Boston Chicken, Inc., Delaware corporation ("BCI"), I and attorneys under my supervision have represented BCI in connection with the offer and sale of shares of BCI common stock ("BCI Shares") having a fair market value of $5,600,000 pursuant to that certain Stock Purchase Agreement by and between BCI and Progressive Bagel Concepts, Inc. ("PBCI") ("Stock Purchase Agreement"). Any initially capitalized terms used but not defined in this opinion shall have the meanings assigned to such terms in the Stock Purchase Agreement.

     I have examined and relied and base my opinion on originals or copies, certified or otherwise identified to my satisfaction, of the following documents and records and upon such matters of law as I have deemed necessary for the purposes of this opinion as follows:

          (a)  the Stock Purchase Agreement;

          (b) the Offering Memorandum dated February 28, 1995, as supplemented in a written supplement delivered to Offerdahl's Bagel Gourmet, Inc. ("OBG") prior to the Closing Date (the "Memorandum"); and

          (c) the Agreement to Contribute Assets by and among PBCI, Offerdahl's Bagel Gourmet, Inc. and the Shareholders of OBG (the "Agreement").

     The opinions set forth herein are qualified as stated herein and are qualified further by the following:

Progressive Bagel Concepts, Inc.
March __, 1995
Page 2





          (a) This opinion is based upon existing federal securities, laws, regulations, and interpretations in effect as of the date hereof and as they currently apply.

          (b) I express no opinion as to the effect of the laws of any state or jurisdiction other than the laws of the United States of America upon the transactions described herein.

          (c) In rendering the opinions set forth below, I have relied, to the extent I believe appropriate (i) upon certificates or statements of the officers of BCI and (ii) upon the representations and warranties contained in the Stock Purchase Agreement and the Agreement and I have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstances of which I have no actual knowledge.

          (d) I have assumed the competency of the signatories to the Agreement and Stock Purchase Agreement, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the accuracy and completeness of all records made available to me.

          (e) I have assumed that the execution and delivery of the Agreement by all parties hereto and of the Stock Purchase Agreement by all parties thereto (other than BCI) are within their respective powers, and are their legal, valid and binding obligations(s) and that they are in compliance with all applicable law, rules and regulations governing the conduct of their respective businesses, and the parties (other than BCI) are not subject to any statute, rule or regulation or any impediment that requires them to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Agreement, and all terms, provisions and conditions relating to the transaction referred to in this opinion letter are correctly and completely reflected in the Stock Purchase Agreement, the Agreement and the Memorandum.

          (f) I have assumed the certificates evidencing the BCI Shares bear restrictive legends, and appropriate stop-transfer instructions will be noted in BCI's stock transfer book.

          (g) I have assumed, based solely upon the representations set forth in the Stock Purchase Agreement, that PBCI is an "accredited investor" as set forth in

Progressive Bagel Concepts, Inc.
March   , 1995
Page 3



     Regulation D promulgated under the federal Securities Act of 1933, as amended (the "1933 Act").

          (h) I have assumed that Form D will be filed with the Securities and Exchange Commission as required under Regulation D as promulgated under the 1933 Act.

          (i) I have assumed that PBCI will dispose of BCI shares in accordance with the Agreement in a transaction which is exempt from registration requirements under federal securities laws and that, based solely upon the representation set forth in the Agreement, Offerdahl's is an "accredited investor" as defined in Regulation D under the 1933 Act.

     Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, I am of the opinion that the offering, issuance, sale and delivery of the BCI Shares under the circumstances contemplated by the Stock Purchase Agreement is exempt from the registration requirements of Section 5 of the 1933 Act.

     This opinion is limited to the matters stated herein. I disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressee hereof and its counsel, Rudnick & Wolfe, and not by any other party.

                                         Very truly yours,

                                         BOSTON CHICKEN, INC.



                                         Donald J. Bingle, Esq.,
                                         Vice President and General Counsel


MGB1686